Exhibit 99.1

THE TORO COMPANY

INVESTMENT, SAVINGS AND

EMPLOYEE STOCK OWNERSHIP PLAN

(2016 Restatement)

Prepared by Timothy R. Quinn

(612) 607-7581

Fox Rothschild LLP

i

Investment Option Date	9
Investment Option Period	10
Matching Contributions	10
Matching Contributions Account	10
Non-Contributing Participant	10
Normal Retirement Date	10
One-Year Break in Service	10
Participant	10
Participating Employer	10
Plan	10
Plan Year	10
Predecessor Employer	10
Predecessor Plan	10
Prior Plan	10
Qualified Domestic Relations Order	11
Qualified Employee	12
Qualified Matching Contributions Account	13
Qualified Nonelective Contributions Account	13
Regulations	13
Related Employer	13
Rollover Contributions	13
Rollover Contributions Account	13
Roth 401(k) Contributions	14
Roth 401(k) Contributions Account	14
Shareholder	14
Social Security Taxable Wage Base	14
Termination of Employment	14
Termination of Service	14
Toro	14
Toro Common Stock	14
Toro Common Stock Value	14
Toro Investment Fund Contributions	14
Trust	15
Trust Agreement	15
Trustee	15
Trust Fund	15
Trust Fund Share	15
Valuation Date	15
Valuation Period	16
Vested	16
Vested Share	16
Vesting and Withdrawal Limitations	16
Vesting Service	16
Voluntary Contributions Account	16

Section 1.2. Gender and Number	16
Section 1.3. Applicable Law, Statute of Limitations	16
Section 1.4. Merger and Consolidation	17
Section 1.5. Rule of Construction	17

v

THE TORO COMPANY
INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

The Toro Company, a Delaware corporation, pursuant to the power of amendment reserved to it in Section 11.1 of The Toro Company Investment, Savings and Employee Stock Ownership Plan, which was last restated effective as of January 1, 2012, and delegated to its Chief Executive Officer or such officer’s delegate, hereby amends and restates that Plan, effective as of January 1, 2016, except that certain provisions may be effective on other dates as specified in the particular provision.  The effective dates of the various changes to the Plan that were made pursuant to prior versions of the Plan shall be as specified in those versions.  The trust agreement for the Plan is found in a separate document.

The Plan is a single plan that consists of two parts, including a profit sharing part and a stock bonus part.  The stock bonus part is an employee stock ownership plan within the meaning of Section 4975 of the Code.  The assets of the stock bonus part are reflected in the ESOP Accounts.  Those assets are held under the Trust, which is designed to invest them primarily in Toro Common Stock.

ARTICLE I.
Definitions and Interpretation

Section 1.1.  Definitions.  The terms defined in this section when used in the Plan with initial capital letters have the following meanings unless the context indicates that other meanings are intended.

401(k) Contribution Agreement.  “401(k) Contribution Agreement” means an agreement on a form provided by the Administrator or Administrator’s delegate or information provided by another method made available by the Administrator pursuant to which a Covered Employee may elect to have the compensation payable to the Covered Employee by the Covered Employee’s Participating Employer reduced and paid as 401(k) Contributions to the Plan by such Participating Employer.

401(k) Contributions.  A Contributing Participant’s “401(k) Contributions” are contributions described in Section 4.3.  Roth 401(k) Contributions are treated as 401(k) Contributions to the extent provided in Section 4.16.

401(k) Contributions Account.  “401(k) Contributions Account” means an Account described in Section 6.1(a)(2).

Account.  “Account” means an account maintained for a Participant pursuant to Section 6.1.

Administrator.  The “Administrator” shall be Toro unless the Chief Executive Officer of Toro designates another person or persons to be the Administrator pursuant to the provisions of Section 8.2.  Toro shall also be considered the Administrator if the person or persons so designated cease to be the Administrator.  The Administrator shall be a named fiduciary for purposes of ERISA and this Plan.

After-Tax Contributions.  “After-Tax Contributions” means contributions made prior to 2012 and described in Section 4.4.

After-Tax Contributions Account.  “After-Tax Contributions Account” means an Account described in Section 6.1(a)(3).

Alternate Payee.  The term “Alternate Payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annuity Starting Date.  The “Annuity Starting Date” is the first day of the first period for which an amount is paid as an annuity or any other form.

Beneficiary.  The terms “Beneficiary” or “Beneficiaries” mean any person or persons who, upon the death of a Participant, are entitled to receive the distribution of all or a part of such Participant’s Vested Share.  Under reasonable rules to be developed by the Administrator, a Participant may designate a person or persons, natural or artificial (such as an estate, trust or tax exempt entity), as a Beneficiary or Beneficiaries.  Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.  Further, any designation by the Participant of the Participant’s spouse as Beneficiary that is not accompanied by such a description or statement of relationship shall become void upon dissolution of the Participant’s marriage with that spouse.  A Beneficiary shall receive only such portion of a Participant’s Vested Share as the Participant shall designate.  In the event no person is designated as a Beneficiary or in the event all such persons predecease the Participant, then the Participant’s Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(1)           The Participant’s spouse.

(2)           The Participant’s children, except that if any of the Participant’s children predecease the Participant but leave issue surviving the Participant, such issue shall take, by right of representation, the share their parent would have taken if living.

(3)           The Participant’s parents.

(4)           The Participant’s brothers and sisters.

(5)           The Participant’s estate.

The Participant may change Beneficiaries from time to time in the manner set forth in rules adopted by the Administrator.  No Beneficiary shall have any rights under the Plan and Trust until benefits actually become payable under the Plan to such Beneficiary.

Board of Directors.  The term “Board of Directors” shall mean the Board of Directors of the corporation referred to but when used with reference to a partnership or sole proprietorship, it shall mean, respectively, the managing partner or partners (the persons with authority to make decisions for the partnership) or the sole proprietor, or when used with respect to a limited liability corporation or partnership, it shall mean that entity’s managing body.

Break in Service.  A “Break in Service” is an Eligibility Computation Period after an Employee’s initial Eligibility Computation Period during which the Employee has completed no more than 500 Hours of Service for a Participating Employer or Related Employer.

Catch-up Contributions.  “Catch-up Contributions” means the contributions made by a Participating Employer pursuant to Section 4.15.

Catch-up Contributions Account.  “Catch-up Contributions Account” means the Account described in Section 6.l(a)(9).

Claims Reviewer.  The “Claims Reviewer” shall be such person who or organizational unit that customarily handles employee benefit matters relating to the Plan as the Administrator shall designate.

Code.  “Code” means the Internal Revenue Code of 1986, as it is amended from time to time.

Compensation.

(1)           “Compensation” means all wages of an Employee received from an Employer that are subject to federal income tax withholding, determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.  Compensation includes remuneration of an Employee received from a Participating Employer while the Employee is a non-resident alien even if that remuneration is not considered earned income (within the meaning of Section 911(d)(2) of the Code) that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).  However, in no event shall Compensation include any amount subject to federal income tax withholding on account of the grant or exercise of an option to purchase stock of a Participating Employer, on account of the grant or exercise of rights relating to equity interests in a Participating Employer or because restricted stock of a Participating Employer or other equity relating to a Participating Employer either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.  Similarly, Compensation will not include any amount of remuneration of such a non-resident alien due to such a grant or exercise of an option.  Also, Compensation shall not include amounts paid to an Employee by the Employee’s Participating Employer when the Employee is in a unit of Employees of such Employer that is described in Section 3.1(b).  Further, Compensation shall not include any amounts contributed by a Participating Employer to any plan which meets the requirements of Section 401(a) or 404(a)(2) of the Code and, after 2006, shall not include moving expenses, reimbursements or other expense allowances, fringe benefits (cash or non-cash), and any distributions under a nonqualified deferred compensation plan or agreement.  In addition, Compensation shall not include any amounts received by an Employee prior to the date the Employee becomes a Covered Employee or while the Employee is not otherwise a Covered Employee.  Further, after 2006, Compensation shall not include financial counseling and tax preparation payments to Highly Compensated Employees.  However, Compensation shall include any salary reductions made by the Employee’s Participating Employer that are not includible in the gross income of the Employee under Sections 125 or 402(e)(3) of the Code.  Compensation shall also include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

(2)           The maximum amount of Compensation for each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code ($265,000 in 2016).  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which the Compensation is determined beginning in such calendar year.

(3)           Notwithstanding the preceding provisions of this definition, in the case of a short Plan Year, due to a change in the Plan Year, the limitation described in paragraph (2) above shall be proportionately reduced by a fraction, the numerator of which shall be the number of days in the short Plan Year and the denominator of which shall be three hundred sixty-five (365).

Certain payments described above made within 2½ months after a severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) will not fail to be included in Compensation.  This includes payments of regular compensation to a Participant for services during regular hours, compensation for services outside the Participant’s regular working hours (such as overtime and shift differential), commissions, bonuses, or other similar compensation.  Payments for accrued bona fide sick, vacation, or other leave will also be included, but only if the Participant would have been able to use the leave if employment had continued.  Other payments within such a period, such as severance pay, unfunded nonqualified deferred compensation, or parachute payments within the meaning of Section 280G(b)(2) of the Code are not included in Compensation.

Contributing Participant.  A “Contributing Participant” is a person who has met the requirements of Sections 3.2 and 3.3 and has not ceased to be a Contributing Participant under Sections 3.4 or 3.7 or any other section of the Plan.  A person who has ceased to be a Contributing Participant shall again become a Contributing Participant as provided in Section 3.5 or Section 3.8.

Covered Employee.  A “Covered Employee” is a person who at one time met the requirements of Sections 3.1 and 3.2 and who has not thereafter died or ceased to be a Covered Employee as provided in Section 3.6.  A person who has ceased to be a Covered Employee shall again become a Covered Employee as provided in Section 3.8.

Disability.  “Disability” means that an individual is (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expect to result in death or can be expected to last for a continuous period of not less than 12 months; (2) receiving income replacement benefits for a period of not less than 3 months under an accident or health plan of a Participating Employer or Related Employer because of any medically determinable physical or mental impairment that can be expect to result in death or can be expected to last for a continuous period of not less than 12 months; (3) determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; or (4) determined to be disabled in accordance with a Participating Employer’s or Related Employer’s long term disability plan.

Domestic Relations Order.  The term “Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which:

(1)           relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

(2)           is made pursuant to a State domestic relations law (including a community property law).

Effective Date of the Prior Plan.  The “Effective Date of the Prior Plan” is the date on which a Prior Plan is effective.  The Toro Company Profit-Sharing Plan for Office Employees was effective on August 31, 1952.  The Toro Company Profit-Sharing Plan for Windom Factory Employees was effective on August 1, 1959.  The Toro Company Matching Stock Plan was effective on August 1, 1988.  The Toro Company Profit-Sharing Plan for Minneapolis Factory Employees was effective on September 1, 1952.  The Toro Company Profit-Sharing Plan for Hourly Employees was effective on August 1, 1968.  Each of the plans described in the prior sentences were merged as of August 1, 1995 to be The Toro Company Investment and Savings Plan.  The Toro Company Employee Stock Ownership Plan was effective on August 1, 1985.  The Toro Company Investment and Savings Plan and The Toro Company Employee Stock Ownership Plan were merged as of January 1, 2002 to become this Plan.

Effective Date of this Restatement.  The “Effective Date of this Restatement” is January 1, 2016, except that certain provisions may be effective on other dates as specified in the particular provision.

Eligibility Computation Period.  An Employee’s initial “Eligibility Computation Period” shall be the twelve consecutive month period commencing with the date such Employee first performs an Hour of Service for a Participating Employer or Related Employer.  The Employee’s subsequent “Eligibility Computation Periods” shall be the twelve consecutive month periods commencing on the anniversaries of such date.  However, if such Employee incurs a Break in Service before such Employee completes the one year of Eligibility Service required by Section 3.1, then for purposes of this definition the date the Employee first performs an Hour of Service for a Participating or Related Employer after such break shall be deemed to be the date the Employee first performs an Hour of Service for a Participating or Related Employer.

Eligibility Service.

(1)           General Rule.  An Employee shall be deemed to have completed a year of “Eligibility Service” for each Eligibility Computation Period during which the Employee is credited with at least 1,000 Hours of Service for a Participating or Related Employer.

(2)           Exception:  Predecessor Employer.  In determining Eligibility Service, service (as an Employee or self-employed person) with a Predecessor Employer shall be treated as employment with a Participating Employer; however, if an Employer has been designated as a Predecessor Employer as provided in Section 3.1(b)(2), then no more service than specified pursuant to Section 3.1(b)(2) shall be treated in that manner.

Employee.  An “Employee” is a natural person employed in the service of an Employer as a common law employee, including such a natural person who is an officer or director of that Employer.

Employer.  “Employer” means the employer of the Employee with respect to whom the term is used.

Employer Contribution Account.  “Employer Contribution Account” means the Account described in Section 6.1(a)(1).  The Account includes those Accounts formerly known as the “Toro Investment Fund Contribution Account” and the “Diversification Account”.

Encumbered Toro Common Stock.  “Encumbered Toro Common Stock” means Toro Common Stock held in the ESOP Toro Common Stock Suspense Account.

ERISA.  “ERISA” is the Employee Retirement Income Security Act of 1974, as it now exists or as it may hereafter be amended.

ESOP Accounts.  The portion of any Account of a Participant that is invested in Toro Common Stock is an “ESOP Account.”

ESOP Contributions.  “ESOP Contributions” are contributions made by a Participating Employer pursuant to Section 4.2.

ESOP General Account.  “ESOP General Account” means an Account maintained for the benefit of a Participant to which the Administrator (or the Trustee at the direction of the Administrator) shall credit the Participating Employer’s cash contributions described under Section 4.2(a).

ESOP Toro Common Stock Account.  “ESOP Toro Common Stock Account” means an Account described in Section 6.1(a)(5).

ESOP Toro Common Stock Suspense Account.  “ESOP Toro Common Stock Suspense Account” means the suspense account described in Section 5.1(e) and established by the Trustee to hold all Toro Common Stock acquired by the Trustee with the proceeds of an Exempt Loan which is exempt from the prohibited transaction provisions of ERISA as provided in Section 4975(d)(3) of the Code.

Exempt Loan.  “Exempt Loan” means an indebtedness of the Plan incurred to purchase Toro Common Stock and which is exempt from the prohibited transaction provisions of ERISA as provided in Section 4975(d)(3) of the Code.

Forfeiture Event.  A Participant shall experience a “Forfeiture Event” when the Participant experiences the earlier of (1) five consecutive One-Year Breaks in Service or (2) the distribution of the entire Vested Share of the Participant (if a Participant is not Vested in any Account when the Participant incurs a Termination of Service, the Participant shall be deemed to have such a distribution upon that Termination of Service).

Hardship.  A Participant shall be considered to have a “Hardship” only if the Participant has an immediate and heavy financial need and a distribution from the Plan is necessary to satisfy such financial need.  The Administrator or its delegate shall determine whether the Participant has a Hardship by applying the objective standards set forth in the following provisions of this definition:

(1)           A distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is made as a result of any of the following circumstances:

(A)          Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)          The payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Section 152 of the Code without regard to Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code);

(C)          Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(D)          Payments needed to prevent either the eviction of the Participant from the Participant’s principal residence or the foreclosure on the mortgage of that residence;

(E)           Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(F)           Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the expenses exceed 10% of adjusted gross income);

(G)          expenses of a designated Beneficiary of the Participant for payment types described in Subparagraph (1)(A), (B) and (E); or

(H)          Any other circumstances that are added to the list of such circumstances by the Internal Revenue Service.

(2)           A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need if all of the following requirements are satisfied:

(A)          The amount distributed may not exceed the expenses incurred in connection with the immediate and heavy financial need (the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution);

(B)          Prior to receiving the hardship distribution, the Participant must receive all currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code, but not Hardship distributions) and all non-taxable (at the time of the loan) loans that may be available under the Plan and all other plans maintained by the Participant’s Participating Employer or any Related Employer; and

(C)          Upon receiving the hardship distribution, the Participant’s 401(k) and after-tax contributions shall be suspended for 6 months under this Plan and all other plans maintained by the Participant’s Participating Employer or a Related Employer.

“Other plans” for purposes of this Paragraph (2) shall have the meaning given to it under applicable Regulations and thus shall include qualified and nonqualified plans and stock option, stock purchase and similar plans.

If an event would constitute a financial need under the above provisions if it occurred with respect to the Participant’s spouse or dependent, such event shall constitute such a financial need with respect to the Participant’s Beneficiary.

Highly Compensated Employee.

(1)           A “Highly Compensated Employee” of a Participating Employer for a Plan Year is such individual who:

(A)          is a five percent owner (the definition in Section 416 of the Code shall apply) of the Participating Employer or at least one of its Related Employers during that Plan Year or the prior Plan Year; or

(B)          received earnings from the Participating Employer and its Related Employers in excess of $80,000 during the prior Plan Year.

The term “earnings” for purposes of this paragraph shall have the meaning given that term in Section 5.3(a)(2).

The $80,000 amount will be adjusted pursuant to Section 414(q)(1) of the Code (it is $120,000 for 2016).

(2)           For purposes of making the determinations under this definition, Employees who are nonresident aliens and who do not receive earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Employer or any of its Related Employers which constitutes income from services within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees of those Employers.

Hour of Service.

(1)           General Rule.

(A)          An “Hour of Service” is each hour for which an Employee is, directly or indirectly, paid (or entitled to payment) by an Employer for any reason including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by said Employer.  A back pay Hour of Service shall be allocated to the period or periods to which the award or agreement pertains unless the Employee has otherwise received credit for an Hour of Service for the same period.

(B)          Any hour for which the Employee is being directly or indirectly paid at more than the Employee’s regular rate of pay shall be counted as one Hour of Service.

(C)          The Hours of Service of an Employee who is paid by the Employer for reasons other than for the performance of duties shall be determined in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations.  However, no more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties, no Hours of Service shall be credited to an Employee for a payment made or due under a plan maintained solely for the purpose of complying with workmen’s compensation, unemployment compensation or disability insurance laws, no Hours of Service shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee, and an Hour of Service shall not be credited to an Employee under this subparagraph (C) if it has already been credited to such Employee pursuant to another provision of this definition.

(D)          For purposes of determining Hours of Service before August 1, 1995, such hours shall be determined under the Prior Plan in which the Participant participated.  For purposes of determining Hours of Service before the Effective Date of the Prior Plan, or in the case of a Participating Employer (or Related Employer of that Participating Employer) in such Prior Plan other than Toro, the later of the Effective Date of the Prior Plan, the date ERISA became applicable to the Prior Plan of such Participating Employer, or the date as of which the Employer becomes a Participating Employer in such Prior Plan, the Employer may use whatever records are reasonably available to the Employer and may make such calculations as are necessary to determine the approximate number of such Hours of Service.

(2)           Exception:  Federal Law.  If a law of the United States (including any law relating to credit for time spent in military service) or any rule or regulation duly issued thereunder so requires, Hours of Service shall be added to the total calculated under the prior provisions of this definition and if such law, rule or regulation so permits, an Hour of Service shall be subtracted from said total.

(3)           Exception:  Break in Service.  For Plan Years beginning on or after January l, 1985, in the case of each individual who is absent from service with an Employer for any period by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

(A)          The Hours of Service which otherwise would normally have been credited to such individual but for such absence, or

(B)          In any case in which the Plan is unable to determine the hours described in Subsection (A) above, eight hours of service per normal work day of absence, except that the total number of hours treated as Hours of Service under this clause by reason of any such pregnancy or placement shall not exceed 501 hours.  Said hours shall be treated as Hours of Service only in the year in which the absence from work begins, if a Participant would be prevented from incurring such a Break in Service in such year solely because the period of absence is treated as Hours of Service under this subsection (3), or in any other case, in the immediately following year.  For purposes of this subsection (3), the term “year” means the period used in determining that Break in Service.  No credit will be given under this subsection (3) unless the individual furnishes to the Administrator or its delegate such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons described in this subsection (3) and the number of days for which there was such an absence.

(4)           Exception:  Employees who are not Compensated by the Hour.  If an Employee is paid on other than an hourly basis, the Employee shall receive credit at the rate of 45 Hours of Service for each week during which the Employee completed an Hour of Service for the Employer.

(5)           Clarification:  Related Employer.  For purpose of determining an individual’s Hours of Service with an Employer that is a Related Employer, only Hours of Service credited while that Employer is a Related Employer shall be taken into account.

(6)           Clarification: Overlapping Period.  In the case of Hours of Service to be credited to an Employee under this definition for a period that overlaps two computation periods used in determining service under the Plan, Hours of Service may be credited to either the first or second computation period, or may be credited pro rata to each such computation period, as determined by the Administrator in a consistent non-discriminatory manner.

Investment Account.  “Investment Account” means that portion of the Trust Fund, initially determined under Section 10.3 (and all subsequent increases and decreases thereof), which is to be invested under the direction of an Investment Adviser.

Investment Adviser.  “Investment Adviser” means any person or persons, organization, partnership or corporation appointed as provided in Section 10.1.  The Investment Adviser shall either be registered as an investment adviser under the Investment Advisers Act of 1940; or it shall be a bank as defined in said Act; or it shall be an insurance company qualified under the laws of one or more states (one of which shall be Minnesota) to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

Investment Fund.  The Trust Fund may be divided into one or more “Investment Funds” as the Administrator may determine pursuant to Section 9.4.

Investment Option Date.  “Investment Option Date” means each Valuation Date during a Plan Year designated by the Administrator as of which Participants may make the election provided for in Section 9.5.

Investment Option Period.  “Investment Option Period” means a period of time beginning on the day immediately following an Investment Option Date and ending upon the next subsequent Investment Option Date as of which the Participant elects to make an election provided for in Section 9.5.

Matching Contributions.  “Matching Contributions” are contributions made by a Participating Employer pursuant to Section 4.5.

Matching Contributions Account.  “Matching Contributions Account” means an Account described in Section 6.1(a)(4).

Non-Contributing Participant.  A “Non-Contributing Participant” is a Covered Employee who is not a Contributing Participant.

Normal Retirement Date.  The “Normal Retirement Date” of a Participant is the date the Participant attains sixty-five years of age.

One-Year Break in Service.  “One-Year Break in Service” means a Plan Year during which an Employee completes no Hours of Service for a Participating Employer or Related Employer of that Participating Employer.

Participant.  A “Participant” is a person who is a Contributing Participant or Non-Contributing Participant or any other person who is entitled to an immediate or deferred benefit under the Plan by reason of having been a Contributing Participant or Non-Contributing Participant.

Participating Employer.  “Participating Employer” means each of Toro and any other Employer that has adopted the Plan pursuant to the provisions of Article II and is maintaining it in effect.

Plan.  “Plan” means “The Toro Company Investment, Savings and Employee Stock Ownership Plan” as stated in this instrument and as it may hereafter be amended from time to time.

Plan Year.  “Plan Year” means the calendar year.  The records of the Plan shall be kept upon the Plan Year.

Predecessor Employer.  A “Predecessor Employer” is an Employer which formerly employed Employees of a Participating Employer and service with which is credited for purposes of eligibility to become a Covered Employee as provided in Section 3.1, and includes any Employer named as a Predecessor Employer pursuant to Section 3.1(b)(2).  Effective on and after January 1, 2001, “Predecessor Employer” shall also include any Employer from which a Participating Employer or Related Employer purchases assets if Employees of the Employer whose assets are purchased become Employees of a Participating Employer or Related Employer on account of that purchase.  The Administrator shall determine whether or not an Employer is a Predecessor Employer.

Predecessor Plan.  “Predecessor Plan” means the payroll stock ownership plan (originally referred to as The Toro Company Employee Stock Ownership Plan) which was maintained by Toro prior to the merger of that plan into The Toro Company Employee Stock Ownership Plan which merged into this Plan.

Prior Plan.  If this Plan is adopted by a Participating Employer as an amendment or continuation of another plan, as indicated in a resolution of an Employer adopting the Plan pursuant to Section 2.2, or merged into this Plan, then the amended, continued or merged plan as it existed immediately before the amendment or continuation shall be a “Prior Plan.”  In addition, each of the following plans shall be considered a “Prior Plan”:

(1)           The Toro Company Profit-Sharing Plan for Office Employees;

(2)           The Toro Company Profit-Sharing Plan for Hourly Employees;

(3)           The Toro Company Profit-Sharing Plan for Windom Factory Employees;

(4)           The Toro Company Profit-Sharing Plan for Minneapolis Factory Employees;

(5)           The Toro Company Matching Stock Plan;

(6)           The Toro Company Employee Stock Ownership Plan; and

(7)           The Toro Company Investment and Savings Plan.

Qualified Domestic Relations Order.

(1)           General Rule.  The term “Qualified Domestic Relations Order” means a Domestic Relations Order:

(A)          which creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

(B)          with respect to which the requirements described in the remainder of this definition are met.

(2)           Specification of Facts.  A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies:

(A)          the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

(B)          the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

(C)          the number of payments or period to which such order applies, and

(D)          each plan to which such order applies.

(3)           Further Requirements.  A Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if such order:

(A)          does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan,

(B)          does not require the Plan to provide increased benefits, and

(C)          does not require payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

(4)           Exception for Payments After Order.  A Domestic Relations Order shall not be treated as failing to meet the requirements of subparagraph (3)(A) above solely because such order requires that payment of benefits be made to an Alternate Payee:

(A)          before the Participant has incurred a Termination of Service,

(B)          as if the Participant had incurred a Termination of Service on the date on which such payment is to begin under such order, and

(C)          in any form in which such benefits may be paid under the Plan to the Participant (other than in the Qualified Joint and Survivor Annuity Form with respect to the Alternate Payee and Alternate Payee’s subsequent spouse).

(5)           Orders Prior to January l, 1985.  Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January l, 1985.  However, in the case of a Domestic Relations Order entered before such date, the Administrator:

(A)          shall treat such order as a Qualified Domestic Relations Order if such Administrator is paying benefits pursuant to such order on such date, and

(B)          may treat any other such order entered before such date as a Qualified Domestic Relations Order even if such order does not meet the requirements set forth above.

Qualified Employee.  The determination of who is a “Qualified Employee” of a Participating Employer for a Plan Year shall be made as of the last day of such Plan Year and shall mean an Employee who:

(1)           was a Covered Employee on at least one day of said Plan Year;

(2)           had at least 1,000 Hours of Service for any combination of Participating Employers during said Plan Year while the Employee was not excluded from eligibility under Section 3.1(b) or immediately prior to becoming a Covered Employee during that Plan Year was covered by another plan qualified under Section 401(a) of the Code which was maintained by Toro or a Related Employer; and

(3)           was an Employee of a Participating Employer or Related Employer as of the last day of said Plan Year.

Notwithstanding the preceding provisions of this definition, in the case of a short Plan Year, due to a change in Toro’s fiscal year, to be a Qualified Employee for the short fiscal year, an Employee need not have completed said 1,000 Hours of Service, but the Employee must have completed a number of Hours of Service equal to 1,000 multiplied by the ratio of the number of days in the short Plan Year to 365.  Also, notwithstanding the preceding provisions of this definition, if a Covered Employee who has previously met the requirements to be a Qualified Employee for a Plan Year dies during the Plan Year or incurs a Termination of Service during the Plan Year after having reached age 62, the Employee shall be considered a Qualified Employee of the Employee’s Participating Employer as of the last day of such Plan Year.

If the Plan does not meet the minimum coverage requirements under Section 410(b)(1)(B) of the Code (the “70% test”) for a Plan Year on account of a requirement that an individual must be an Employee of a Participating Employer or Related Employer as of the last day of that Plan Year, that requirement shall be modified by changing the specific requirement to be that the individual must be an Employee of such an Employer on or after an earlier day in the Plan Year.  That earlier day shall be the day nearest the last day of the Plan Year which when used in such specific requirement permits the satisfaction of such minimum coverage requirements.  Each Participant who satisfies the requirements of this definition as so modified for a particular Plan Year shall be a Qualified Employee for that Plan Year.  Such determination shall be made for each Plan Year before Toro Contributions have been completed.  If such an earlier day has been determined for a Plan Year, each Participant who becomes a Qualified Employee for that Plan Year shall be treated like all other Qualified Employees for that Plan Year with respect to allocations of Toro contributions made for that Plan Year.

Notwithstanding the preceding provisions of this definition if, as a result of an organizational restructuring by a Covered Employee’s Participating Employer and the elimination of the Covered Employee’s position, the Covered Employee incurs a Termination of Service during the last three months of a Plan Year, the requirement that an individual must be an Employee of a Participating Employer or a Related Employer as of the last day of that Plan Year to be a Qualified Employee shall not apply to such Covered Employee for that Plan Year.  However, if that exception does not meet the antidiscrimination requirements of Section 410 and Section 401(a)(4) of the Code for a Plan Year, Highly Compensated Employees shall be eliminated from the group of Covered Employees who qualify for that exception in the order of their compensation ranking for the Plan Year (highest to lowest) until those requirements are met.

Qualified Matching Contributions Account.  “Qualified Matching Contributions Account” means an Account maintained for a Participant pursuant to Section 6.1(a)(10).

Qualified Nonelective Contributions Account.  “Qualified Nonelective Contributions Account” means an Account maintained for a Participant pursuant to Section 6.1(a)(11).

Regulations.  “Regulations” means regulations issued by the Department of Treasury, the Department of Labor, or the Securities and Exchange Commission.

Related Employer.  A “Related Employer” is an Employer, other than a Participating Employer, which is part of a group of corporations or other business organizations with a Participating Employer that is treated as one Employer for purposes of antidiscrimination tests described in Section 414 of the Code as determined by applying tests established under Section 414 of the Code, modified for purposes of Section 415 of the Code only by Section 415(h) of the Code.  Under those rules, foreign subsidiaries may be considered to be Related Employers.

Rollover Contributions.  “Rollover Contributions” are contributions made by an Employee pursuant to Section 4.6.

Rollover Contributions Account.  “Rollover Contributions Account” means an Account described in Section 6.1(a)(7).

Roth 401(k) Contributions.  “Roth 401(k) Contributions” means the contributions made on behalf of a Contributing Participant by the Contributing Participant’s Participating Employer pursuant to Section 4.16.

Roth 401(k) Contributions Account.  “Roth 401(k) Contributions Account” means the Account described in Section 6.l(a)(12).

Shareholder.  Shareholder” means any Participant or former Participant or Beneficiary (or such person’s legally appointed representative) who has received a distribution of Toro Common Stock pursuant to the Plan.

Social Security Taxable Wage Base.  The “Social Security Taxable Wage Base” for a calendar year is the maximum amount of remuneration which constitutes “wages” for that year for purposes of Section 3121(a)(1) of the Code.

Termination of Employment.  A “Termination of Employment” of an Employee of an Employer shall occur whenever the Employee’s status as an Employee of such Employer ceases for any reason other than the Employee’s death.  An Employee who does not return to work for such Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

Termination of Service.  A “Termination of Service” of an individual shall occur whenever the individual has ceased to be an Employee of all Participating Employers or Related Employers.  A “Termination of Service” shall also occur with respect to Employees of a Participating Employer or Related Employer who cease to be employed by a Participating Employer or Related Employer on account of a sale of the assets or stock of that Employer, provided that the subsequent or continuing Employer of those Employees doesn’t maintain the Plan and Plan assets are not transferred to a plan maintained by that subsequent or continuing Employer.

Toro.  “Toro” means The Toro Company, a Delaware corporation, or any successor thereof.

Toro Common Stock.  “Toro Common Stock” means the common stock of Toro or any successor company thereto.

Toro Common Stock Value.  “Toro Common Stock Value” means either (1) if Toro Common Stock is traded on a national securities exchange, the price of Toro Common Stock prevailing on that exchange, or (2) if it is not traded on such an exchange, the fair market value of the Toro Common Stock as determined in good faith by the Administrator and based on all relevant factors for determining the fair market value of securities.  Such fair market value shall be determined as of each Valuation Date.  The fair market value of any Toro Common Stock shall be determined by the Administrator; however, the Administrator may seek and be guided by an appraisal thereof made by an independent reputable appraiser selected by the Administrator and also by any Regulations promulgated pursuant to ERISA Section 3(18).  All valuations of Toro Common Stock acquired after December 31, 1986 that are not publicly traded must be made by an independent appraiser who meets requirements similar to those imposed under Section 170(a)(1) of the Code.

Toro Investment Fund Contributions.  “Toro Investment Fund Contributions” are contributions made by a Participating Employer pursuant to Section 4.1.

Trust.  “Trust” means “The Toro Company Investment, Savings and Employee Stock Ownership Plan Trust” as it may be amended from time to time, the terms of which are stated in the Trust Agreement.

Trust Agreement.  “Trust Agreement” means a trust agreement described in Section 9.1 between Toro and the Trustee.

Trustee.  The “Trustee” is the natural or artificial person appointed and acting from time to time as Trustee of the Trust.  As of the Effective Date of this Restatement, Fidelity Management Trust Company is the Trustee.  No person shall serve as Trustee in violation of Section 411 of ERISA.

Trust Fund.  The “Trust Fund” includes all property, cash and assets of every kind received or receivable and held by the Trustee pursuant to the terms of the Trust Agreement.

Trust Fund Share.  The “Trust Fund Share” of a Participant or the Participant’s Beneficiary shall be equal to the total of:

(1)           the fair market value of the Participant’s or Beneficiary’s Accounts determined as of the Valuation Date coincident with or last preceding the event which gives rise to the necessity for determining said total; plus

(2)           the amount of any contributions to the Plan credited to the Participant’s or Beneficiary’s Accounts after said Valuation Date and up to said event; plus

(3)           all contributions which have been remitted to the Trustee and which have not been allocated to the Participant’s Accounts up to such event, but which are fully allocable to the Participant; plus

(4)           all contributions held by a Participating Employer under a payroll deduction program with respect to this Plan; plus

(5)           All other contributions made subsequent to such event which are allocated to the Participant’s Accounts after such event; less

(6)           all distributions from the Plan made to the Participant or on the Participant’s behalf from said Valuation Date up to said event.

Notwithstanding the preceding provisions of this definition, if as of said Valuation Date any portion of any of a Participant’s Accounts have been invested in an Investment Fund and if the change in value of such portion is readily determinable at any time without a valuation of said Investment Fund, such portion shall be excluded when determining the fair market value of the applicable Account as of said Valuation Date.  However, the amount receivable by the Participant from said Investment Fund with respect to that portion, as of the date the Participant’s Trust Fund Share is computed, shall be added to the Participant’s Trust Fund Share.

Valuation Date.  A “Valuation Date” is any date as of which the value of the assets held in the Trust Fund is to be determined.  A Valuation Date shall occur upon any date designated by the Administrator and communicated to the Trustee and other appropriate parties which date must be selected in a uniform manner and must not result in any discrimination in favor of Highly Compensated Employees of a Participating Employer.  If business is not normally transacted on the pertinent day, then the Valuation Date shall be the most recent day upon which business was normally transacted.  Until modified by the Administrator (by direction to the record keeper for the Plan and communications to Participants), Valuation Date shall include each business day on which the New York Stock Exchange is open for business.

Valuation Period.  A “Valuation Period” is a period of time beginning on the day immediately following a Valuation Date and ending upon the next subsequent Valuation Date.

Vested.  “Vested” means nonforfeitable, that is, a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit under the Plan.

Vested Share.  “Vested Share” means the Vested portion of a Participant’s Trust Fund Share as determined under Article VI.

Vesting and Withdrawal Limitations.  “Vesting and Withdrawal Limitations” means with respect to assets allocated to a Participant’s Account that those assets are fully Vested and may not be withdrawn prior to the Participant’s Termination of Service.

Vesting Service.  “Vesting Service” means an Employee’s period of service with Toro or a Related Employer measured in full years.  An Employee shall receive credit for one full year of Vesting Service for each Plan Year beginning on or after August 1, 1988, in which the Employee had at least one Hour of Service for Toro or a Related Employer.  Since there was a short Plan Year that occurred beginning August 1, 1995, and ending December 31, 1995, Employees received credit for Vesting Service in accordance with the previous provisions of this definition, for the one year period beginning on August 1, 1995, and for Plan Years beginning on and after January  1, 1996.  Effective on and after January 1, 2001, “Vesting Service” shall also include an Employee’s period of service with a Predecessor Employer determined in the same manner as under the prior provisions of this definition.

Voluntary Contributions Account.  “Voluntary Contributions Account” means an Account described in Section 6.1(a)(8).

Section 1.2.  Gender and Number.  Wherever appropriate, the masculine gender, as used herein, may be read as the feminine gender or as the neuter gender, and the neuter gender may be read as the masculine gender or as the feminine gender.  The singular may be read as the plural, and the plural may be read as the singular.

Section 1.3.  Applicable Law, Statute of Limitations.  The Plan is intended to be construed, and all rights and duties are to be governed, in accordance with the laws of the State of Minnesota, except as preempted by ERISA.  Those laws shall also apply when determining the existence of a relationship between two individuals; however, effective as of June 26, 2013, for purposes of this Plan, two individuals shall be treated as married if the couple is lawfully married under the laws of one of the following jurisdictions:  one of the 50 States, the District of Columbia, a U.S. territory or a foreign jurisdiction.  If two individuals have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under the laws of such a jurisdiction that is not denominated as a marriage under the laws of that jurisdiction, then such formal relationship shall not be considered to be a marriage for purposes of this Plan.

Unless ERISA specifically provides otherwise, no civil action arising out of, or relating to, this Plan or Trust, including a civil action authorized by Section 502(a) of ERISA, may be commenced by a Participant or Beneficiary after the earlier of:

(a)           three years after the occurrence of the facts or circumstances that give rise to, or form the basis for such action; or

(b)           one year from the date the plaintiff had actual knowledge of the facts or circumstances that give rise to, or form the basis for, such action,

except that in the case of fraud or concealment, such action may be commenced not later than three years after the date of discovery of the facts or circumstances that give rise to, or form the basis for, such action.

Section 1.4.  Merger and Consolidation.  In the event of any merger or consolidation of the Plan or Trust with any other plan or trust or the transfer of assets or liabilities of the Trust to any other plan or trust, each Participant shall (if such plan or trust should then be terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan or Trust had terminated on the day immediately preceding the effective date of such merger, consolidation, or transfer) based on the Participant’s employment and remuneration on such preceding day.

Section 1.5.  Rule of Construction.  Toro intends the Plan and Trust to qualify under the provisions of ERISA, including Section 401(a) of the Code as amended by ERISA, or of any comparable section of any future legislation that amends, supplements, or supersedes such section and/or ERISA, and all provisions of the Plan are to be construed and applied in a manner that is consistent therewith.

ARTICLE II.
Participating Employers

Section 2.1.  Eligibility.  In order to be eligible to adopt the Plan, an Employer must be designated as eligible by the Administrator in writing which designation must be delivered to such Employer.  The designation may specify the date as of which such Employer’s participation may become effective, the terms and conditions, if any, under which and the extent to which employment with and remuneration from such Employer, its predecessors and/or affiliates shall be taken into account under the Plan, and may also specify the divisions, plants or other units of Employees of such Employer whose members are eligible to become Covered Employees.

Section 2.2.  Commencement of Participation.  An eligible Employer may adopt the Plan by resolution duly adopted by its Board of Directors, as evidenced by a copy thereof certified by its secretary or assistant secretary (or other authorized person) and delivered to Toro.  Upon such delivery of the certified copy of that resolution, the Employer shall become a Participating Employer effective upon the later of the date specified in that resolution or the designation referred to in the prior section.  If no date is specified in such resolution or designation, the eligible Employer shall become a Participating Employer as of the first day of the first Plan Year subsequent to the date on which such resolution has been duly adopted and such designation has been adopted.

Section 2.3.  Recordkeeping and Reporting.  Each Participating Employer shall furnish to the Administrator or its delegate the information with respect to each of its Employees necessary to enable the Administrator or its delegate to maintain records sufficient to determine the benefits due to or which may become due to such Employees and to give those Employees the reports required by law.

ARTICLE III.
Eligibility and Participation

Section 3.1.  Eligibility Requirements.

(a)           Except as otherwise provided in Section 3.1(b), each Employee of a Participating Employer who simultaneously meets all of the following requirements may become a Covered Employee:

(1)           The Employee has completed thirty (30) consecutive days of employment with a Participating Employer, Related Employer, or Predecessor Employer (limitations on crediting service with a Predecessor Employer described in Paragraph (3) of the definition of Eligibility Service shall apply) or one year of Eligibility Service.

(2)           The Employee is employed is a division, plant or other classification of Employees with respect to which the Employee’s Participating Employer has adopted the Plan.

(b)           The following provisions are exceptions to the eligibility provisions of Section 3.1(a):

(1)           If an Employee is in a unit of Employees of a Participating Employer covered by a collective bargaining agreement which does not provide that Employees in the unit shall be covered by the Plan and if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and such Employer, the Employee shall not be eligible to become a Covered Employee.  Notwithstanding the prior sentence, Employees who are covered by the collective bargaining agreement between Toro and Local No. 1291 of The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and who are excluded from participation in The Toro Company Plymouth Union Employees’ Pension Plan and The Toro Company Profit-Sharing Plan for Plymouth Union Employees (while it is a separate plan from this Plan) on and after January 1, 2015 shall not be excluded from becoming a Covered Employee on account of that coverage.  However, any such Employee who is classified as a casual employee by the Employee’s Participating Employer shall not be eligible to become a Covered Employee.

(2)           If a division, plant or other unit of business is acquired by a Participating Employer or a Related Employer by purchase, merger, consolidation or other means of acquisition, an Employee in the acquired division, plant or other unit of business shall not be eligible to become a Covered Employee, as long as the Employee remains employed by such division, plant or other unit of business, even if the division, plant, or other unit of business is transferred to a Participating Employer other than the Employer that made such acquisition, either in connection with the acquisition or thereafter, unless a provision of the Plan provides otherwise or the Administrator, or an officer of Toro or delegate described in Section 11.2, designates as eligible to participate in the Plan the class of Employees to which the Employee belongs.  That designation shall be reflected on Exhibit A — Participation and Recognition of Other Service, which may be modified under Section 11.2.  Such exhibit shall express the terms and conditions under and the extent to which employment with and remuneration from such division, plant or other unit of business shall be taken into account under the Plan, and those terms and conditions shall apply to such Employee until subsequently modified under the terms of the Plan.

(3)           If the written designation of the Administrator under which an Employee’s Employer is designated as eligible to become a Participating Employer specifies the divisions, plants or other units of Employees of such Employer whose members are eligible to become Covered Employees, the Employee must be employed in such a unit of Employees of such

Employer to be eligible to become a Covered Employee, unless the Employee is also employed by another Participating Employer and is not otherwise excluded from eligibility to be a Covered Employee.

(4)           If an individual is classified by a Participating Employer as an independent contractor, as evidenced by its intentional decision to not withhold tax from the individual’s compensation, then even if the individual actually is an Employee of the Participating Employer during the period of the classification, the individual may not become a Covered Employee of that Participating Employer.  Further, if an individual who is working for a company providing goods or services (including temporary employee services) to a Participating Employer is not regarded by the Participating Employer as its Employee, as evidenced by its intentional decision to either not pay the person’s compensation or not withhold taxes from the individual’s compensation, then even if the individual eventually is deemed to be an Employee of the Participating Employer, such individual may not become a Covered Employee of that Participating Employer.

(5)           A leased employee described in Section 14.4 of the Plan shall not be eligible to become a Covered Employee.

(6)           If an Employee of a Participating Employer is classified by the Participating Employer as a temporary employee or an intern, the individual may not become a Covered Employee of that Participating Employer while the individual is covered by that classification, unless the Employee has completed a year of Eligibility Service.

A temporary employee who made 401(k) Contributions on or before October 1, 2004 prior to completing one-year of Eligibility Service will be deemed to have satisfied the eligibility requirements of this Section 3.1 but only for the purposes of making 401(k) Contributions.  The requirements in Article IV and this Section 3.1(b)(6) continue to apply with respect to any and all other contributions.

Section 3.2.  Admittance as Covered Employee and Participant.

(a)           Each Employee of a Participating Employer who immediately before the Effective Date of this Restatement was a Participant in the Plan shall be a Participant as of that date.  In addition, each such Employee who on said date is not excluded from eligibility under Section 3.1(b) shall be a Covered Employee on said date.  Also, if an Employee meets such requirements, except that the Employee is excluded from eligibility under Section 3.1(b), the Employee shall become a Covered Employee as of the first day on which the Employee performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.1(b) (this shall not be earlier than the Entry Date on which the Employee would have become a Covered Employee but for such exclusion).

(b)           Each Employee who first meets the requirements of Section 3.1 shall automatically become a Covered Employee and a Participant on the payday for the first full payroll period after the Employee meets those requirements.  However, if an Employee meets such requirements, except that the Employee incurs a Termination of Service (without returning to employment) before such day, the Employee shall become a Covered Employee as of the first day after that payday on which the Employee first performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.1(b).  Also, if an Employee meets such requirements on account of satisfying the one year of Eligibility Service requirement, the date for such entry into the Plan shall not be later than the first day of the Plan Year following the date such requirements are satisfied.

Section 3.3.  Requirements to Become a Contributing Participant.

(a)           Each Employee who becomes a Covered Employee may become a Contributing Participant.  However, except as provided in Section 3.3(b), to become a Contributing Participant, each Covered Employee must apply to participate in the Plan in writing or by another method required or made available by the Administrator.  The application will include any information required by the Administrator such as an acceptance of the terms of the Plan, a 401(k) Contribution Agreement, an agreement to make After-Tax Contributions, a designation of the percentage of the Employee’s Compensation which the Employee wishes to have contributed to the Plan on the Employee’s behalf, an authorization of payroll deductions of such contributions and such other information as the Administrator may reasonably require for the proper administration of the Plan.  A Covered Employee shall become a Contributing Participant as of the beginning of the Covered Employee’s first payroll period which follows the 30th day after the date of such application (or such earlier payroll period as the Administrator shall permit in a uniform and nondiscriminatory manner) or for such later payroll period as shall be provided in the application.

(b)           Each Employee who is an Employee of a Participating Employer and first becomes a Covered Employee shall automatically become a Contributing Participant, unless the Employee elects not to participate in the Plan by completing the forms required by the Administrator or by another method made available by the Administrator.  Upon explanation of the terms of the Plan by the Administrator or its delegate (consistent with applicable guidance and requirements), unless an affirmative action is taken by the Covered Employee, the Employee will be deemed to have agreed with the terms of the Plan, agreed to make 401(k) Contributions, designated the percentage of the Employee’s Compensation as provided in Section 4.3(a)(1) of the Plan, and authorized the payroll deductions of such contributions.  If the Employee desires to change the percentage of the Employee’s Compensation designated as 401(k) Contributions, desires to make After-Tax Contributions, or elects not to participate in the Plan, the Employee shall complete the forms or take such other action as is reasonably required by the Administrator.  A Covered Employee shall become a Contributing Participant as of the date such Employee becomes a Covered Employee, unless the Employee elects not to participate in the Plan.

(c)           At least annually, before each Plan Year, the Administrator or its delegate shall notify the Employee who was deemed a Contributing Participant under Section 3.3(b) of the 401(k) Contribution percentage designated in Section 4.3(a)(1) and the Employee’s right to change the percentage (consistent with applicable guidance and requirements).

Section 3.4.  Withdrawal as Contributing Participant.  A Participant may withdraw as a Contributing Participant for a payroll period by revoking the Participant’s authorization of payroll deductions to make 401(k) Contributions and After-Tax Contributions on the Participant’s behalf.  A Participant who desires to withdraw as a Contributing Participant shall provide a notice of withdrawal by a method required or made available by the Administrator, at least thirty days (or such shorter period of days as the Administrator shall permit in a uniform and nondiscriminatory manner) before such payroll period.

Section 3.5.  Return as Contributing Participant After Withdrawal.  A Participant who has withdrawn as a Contributing Participant as described in Section 3.4 may not again become a Contributing Participant until the first payday of the Covered Employee’s Participating Employer which follows the payday for which the withdrawal was effective.

Section 3.6.  Termination as Covered Employee.  An Employee shall cease to be a Covered Employee upon the Employee’s Termination of Employment by all Participating Employers, upon the Employee’s death, upon becoming covered by one of the exceptions under Section 3.1(b) or upon the termination of the Plan.  Such Employee shall be deemed to continue to be a Covered Employee for purposes of contributions to the Plan made with respect to Compensation payable to such Employee after the Employee’s Termination of Service.

Section 3.7.  Termination as Contributing Participant.  An Employee shall cease to be a Contributing Participant upon the Employee’s withdrawal as a Contributing Participant as described in Section 3.4 or the Employee’s termination as a Covered Employee under Section 3.6, or on account of termination of the Plan.  Such Employee shall be deemed to continue to be a Contributing Participant for purposes of contributions to the Plan made with respect to Compensation payable to such Employee after the Employee’s Termination of Service.

Section 3.8.  Return as Covered Employee and Contributing Participant after Termination as Covered Employee.  An Employee who has ceased to be a Covered Employee shall again become a Covered Employee as of the first day after that occurrence on which such Employee first performs an Hour of Service for a Participating Employer and is not excluded from eligibility under Section 3.1(b).  Such Employee shall again become a Contributing Participant as provided in Section 3.3 or, if such Employee had withdrawn as a Contributing Participant prior to Termination of Service, at such later date as is provided under Section 3.5.  For purposes of determining that date, an Employee who has ceased to be a Covered Employee shall be deemed to have withdrawn as a Contributing Participant.

Section 3.9.  Limitation Respecting Employment.  Neither the fact of the establishment of the Plan and Trust nor the fact that an Employee has become a Covered Employee or Contributing Participant shall give to any person any right to continued employment; neither shall either fact limit the right of a Participating Employer to discharge or to deal otherwise with an Employee without regard to the effect such treatment may have upon the Employee’s rights under the Plan.

Section 3.10.  Termination as Participant.  After there shall have been distributed to or for the benefit of a Participant or such Participant’s Beneficiary the entire portion of such Participant’s Vested Share to which the Participant is entitled, such person shall cease to be a Participant.

ARTICLE IV.
Contributions

Section 4.1.  Toro Investment Fund Contributions.

(a)                                 For each Plan Year, each Participating Employer shall contribute to the Plan on behalf of its Qualified Employees for that year an amount of cash, Toro Common Stock or other property (Toro Common Stock shall be valued at its Toro Common Stock Value and other property shall be valued at its fair market value) determined by Toro’s Chief Executive Officer or such officer’s delegate.  Such officer or delegate may determine to make no such contribution for a Plan Year.

(b)                                 All contributions under this section shall be designated as Toro Investment Fund Contributions.

Section 4.2.  ESOP Contribution.

(a)                                 For each Plan Year, each Participating Employer shall contribute to the Plan on behalf of its Qualified Employees for that year an amount of cash, Toro Common Stock or other property (Toro Common Stock shall be valued at its Toro Common Stock Value and other property shall be valued at its fair market value) determined by Toro’s Chief Executive Officer or that officer’s delegate.  Such officer or delegate may determine to make no such contribution for a Plan Year.

(b)                                 If an Exempt Loan is outstanding, then a Participating Employer may contribute to the Plan for each Plan Year such additional amount (beyond that made under Section 4.2(a)) of cash, Toro Common Stock or other property (Toro Common Stock shall be valued at its Toro Common Stock Value and other property shall be valued at its fair market value) as may be determined by Toro’s Chief Executive Officer or that officer’s delegate.  In determining the amount of a Participating Employer’s ESOP Contribution for a Plan Year, Toro’s Chief Executive Officer or that officer’s delegate may take into consideration the contribution which is sufficient to permit the Trustee to make any principal and interest payments on the outstanding Exempt Loan.  Further, in determining the amount of such ESOP Contribution, Toro’s Chief Executive Officer or that officer’s delegate may take into consideration the maximum amount deductible by the Participating Employer for Federal income tax purposes under Section 404(a)(3) of the Code or Section 404(a)(9) of the Code as applicable.

Section 4.3.  401(k) Contributions.

(a)                                 401(k) Contributions are contributions to the Plan which are made out of a Contributing Participant’s Compensation and are treated for federal income tax purposes as a contribution made by the Participant’s Participating Employer.  The following provisions relate to automatic enrollment and automatic escalation:

(1)                                 An Employee who becomes a Contributing Participant under Section 3.3(b), shall be deemed to have elected to have 401(k) Contributions made on the Covered Employee’s behalf in the amount of four percent (4%) of the Covered Employee’s Compensation.  In the event the Covered Employee makes an affirmative election to make 401(k) Contributions before the date such Employee becomes a Contributing Participant, the affirmative election shall supersede the deemed election.  In the event the Covered Employee makes an election not to have 401(k) Contributions made on the Covered Employee’s behalf before the date such Employee becomes a Contributing Participant, such election shall supersede the deemed election.

(2)                                 At least annually, before each Plan Year, the Administrator or its delegate must notify the Employee who was deemed to become a Contributing Participant under Section 3.3(b) of the 401(k) Contribution percentage as designated in Section 4.3(a)(1) and the Employee’s right to change the percentage.

(3)                                 An Employee who is employed with Toro Manufacturing LLC, and who was an Employee of a Participating Employer and a Contributing Participant on July 31, 2002, shall be deemed to have elected to have 401(k) Contributions made in the amount as specified in the 401(k) Contribution Agreement in effect for such Employee as of July 31, 2002.  Such rate of 401(k) Contributions shall remain in effect until the rate is modified as otherwise provided in this Section 4.3.

(4)                                 The following annual 401(k) Contribution rate escalation provisions shall be effective on and after the first day of a Plan Year specified as provided in Subsection (4)(C):

(A)                               The escalation provisions of this Subsection (a)(4) have both automatic and elective elements.  A Contributing Participant who is described in Subsection (a)(2) above and has not elected to not be covered by that provision or has not selected a different rate of 401(k) Contributions shall be covered by the automatic escalation element.  Under that element, the rate of 401(k) Contributions for that Contributing Participant will be increased by one percent (1%) each year after Subsection (a)(2) first applies to the Contributing Participant with the year beginning on the effective day referred to above being the first such year.  The rate increase will begin on the first payday on or after the first day of that year for which the necessary advanced processing is completed.  That automatic rate increase will be limited so that it won’t produce a rate of 401(k) Contributions above ten percent (10%) for such a Contributing Participant.

(B)                               A Contributing Participant who is not a Highly Compensated Employee may elect to have the Contributing Participant’s rate of 401(k) Contributions increased annually in multiples of one percent (1%) and may set a target rate that will be the maximum rate of 401(k) Contributions that such increases can produce.  That target rate may not exceed twenty-five percent (25%).  Each annual increase will begin with the first payday on or after January 1 of the year of the increase for which the necessary advanced processing is completed on or after that January 1.  The first such year will be the year referred to above.  Such an election will be effective for a year only if the election is made at least one month before January 1 of that year.  An increase under this Subsection (B) will only be implemented if the Participant is a Covered Employee and not a Highly Compensated Employee at the time that the annual increase is scheduled to be implemented.

(C)                               This Subsection (4) is only effective if an officer of Toro or delegate described in Section 11.2 signs a document in amendment form that specifies that this section is to be effective as of a specific first day of a Plan Year and this Subsection (4) will be effective as of that date, which shall not be before the first day of the Plan Year which follows the date that such document is so signed.

(5)                                 One time 401(k) Contribution rate escalation provisions shall be effective as specified in Subsection (5)(C). They are as follows:

(A)                               A Contributing Participant whose rate of Before Tax Contributions is greater than zero percent (0%) but less than ten percent (10%), who does not elect on or prior to the effective date so specified to not have the one time rate escalation described in this Subsection (a)(5) apply to that Participant, and who is a Covered Employee and not a Highly Compensated Employee on that date will have the rate of Before Tax Contributions for that Contributing Participant increased by one percent (1%) beginning with that Participant’s first payday on or after that effective date.

(B)                               A Contributing Participant for whom the increase described in Subsection (a)(5)(A) above is implemented will be covered by the provisions of Subsection (a)(4)(A) above unless the Contributing Participant makes a different election under another provision of the Plan.

(C)                               This Subsection 5 is only effective if an officer of Toro or delegate described in Section 11.2 signs a document in amendment form that specifies that this Subsection (5) is to be effective as of a specific date during a Plan Year and this Subsection (5) will be effective as of that date, which shall not be before the date that such document is so signed.  Such an officer may implement this Subsection (5) more than once.

(6)                                 Notice will be provided to each such Contributing Participant concerning an escalation described in the preceding provisions of this Subsection (a) and the right to elect, during at least a 30 day period ending on the first applicable payday that an escalation is to be effective, to not have that escalation apply to such Contributing Participant.

(b)                                 A Contributing Participant’s Participating Employer shall contribute on behalf of the Contributing Participant the amount specified by the Contributing Participant to be made to the Plan as 401(k) Contributions.

(c)                                  An Employee may cause the Employee’s Participating Employer to cease to make 401(k) Contributions on the Employee’s behalf for a Plan Year by withdrawing from the Employee’s status as a Contributing Participant as provided in Section 3.4.  Such status withdrawal shall be effective as of such date as may be provided under rules established by the Administrator; however, unless the Administrator determines otherwise, such withdrawal will be effective as of the first payday after the status withdrawal on which it is administratively feasible to make the changes.

(d)                                 401(k) Contributions during a Plan Year shall be made and limited as follows:

(1)                                 For a Contributing Participant whose Compensation, on an annualized basis, at the beginning of a calendar quarter is not above the level used to determine Highly Compensated Employees for that Plan Year, the Contributing Participant may make 401(k) Contributions in one percent (1%) increments of from a minimum of one percent (1%) to a maximum of twenty-five percent (25%) of Compensation; provided, however, that the sum of the Participant’s 401(k) Contributions and After-Tax Contributions for any payroll period may not exceed twenty-five percent (25%) of the Participant’s Compensation for such period.

(2)                                 If a Participant is not covered by Section 4.3(d)(1) at the beginning of a calendar quarter, the Participant may make 401(k) Contributions in one percent (1%) increments of from a minimum of one percent (1%) to a maximum set by the Administrator that is no greater than is permitted under Section 4.3(d)(1) or Section 5.3.

(e)                                  A Contributing Participant may modify the rate of 401(k) Contributions at any time by fulfilling the requirements of this section.  The rate change shall be effective as of the first payday after the Administrator or its delegate has processed the request.  Any modification in the rate of 401(k) Contributions shall be elected by providing to the Administrator or its delegate a new 401(k) Contribution Agreement by a method required or made available by the Administrator.  Such agreement shall be provided to the Administrator or its delegate at least 30 days (or such shorter period of days as the Administrator may permit in a uniform and nondiscriminatory manner) before the payday as of which it is to be effective.

(f)                                   A Participant’s 401(k) Contributions for any calendar year, when aggregated with any other elective deferrals as defined under Section 402(g) of the Code which are made to any other plan maintained by a Participating or Related Employer on behalf of the Participant, may not exceed $11,000 ($18,000 for 2016), as adjusted by the Secretary of Treasury pursuant to Section 402(g) to reflect increases in the cost of living, except that Catch-up Contributions described in Section 4.15 shall not be taken into account for that calculation to the extent permitted by that section and Section 414(v) of the Code.  If that limit is exceeded, the portion of the excess amount attributable to this Plan, adjusted for earnings or losses as provided in Section 4.3(h), shall be distributed to the Participant not later than April 15 of the calendar year immediately following the calendar year in which the contributions were made.

(g)                                  If a Participant’s elective deferrals, as defined in Section 402(g) of the Code, for any calendar year exceed the limit described in Subsection (f), and this limit is exceeded as a result of aggregation with any such elective deferrals made to plans other than plans maintained by a Participating or Related Employer, the Participant may notify the Administrator or its delegate and request a distribution from this Plan.  In calculating the amount to be distributed pursuant to the Participant’s request, the Participant’s excess 401(k) contributions shall be reduced by any contributions previously distributed or recharacterized pursuant to Section 4.7 hereof with respect to the Participant for the Plan Year beginning with or within such calendar year.  If the Administrator or its delegate receives proper notice from the Participant that the limit in this subsection (g) has been exceeded for a calendar year, the Administrator or its delegate shall direct the Trustee to distribute the appropriate 401(k) contributions, adjusted for any net earnings or losses, in accordance with paragraph (1) or (2) below:

(1)                                 If 401(k) Contributions are distributed to a Participant during the calendar year in which such contributions were made, the following conditions must be satisfied:

(A)                               The Participant and the Plan must designate the distribution as excess 401(k) contributions, and

(B)                               The distribution must be made after the date on which the excess 401(k) contributions were made to the Plan.

(2)                                 If excess 401(k) Contributions are distributed following the calendar year in which the contributions were made, the following conditions must be satisfied:

(A)                               the Participant must notify the Administrator or its delegate, not later than March 15 of the calendar year following the calendar year in which the contributions were made, that the limit in Section 4.3(f) has been exceeded, and

(B)                               the Administrator or its delegate, upon receipt of the notice from the Participant, shall direct the Trustees to make the appropriate distributions no later than the April 15th immediately following receipt of the notice.

(h)                                 (1)  The net earnings or losses allocable to the Participant’s excess 401(k) Contributions for the calendar year pursuant to this Section 4.3 shall be determined in accordance with any reasonable method for computing the income or losses allocable to such excess deferrals provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all corrective distributions under the Plan for the applicable Plan Year and is used for allocating income to Participant Accounts.  However, the net earnings or losses allocable to such excess deferrals for the calendar year may be determined by multiplying the earnings or losses for the calendar year allocable to the Participant’s 401(k) Contributions by a fraction with respect to which:

(A)                               the numerator is the amount of such excess contributions made by the Participant for the calendar year, and

(B)                               the denominator is the sum of (i) the portions of the account balance of the Participant attributable to 401(k) Contributions as of the beginning of the calendar and (ii) the Participant’s 401(k) Contributions for the calendar year.

(2)                                 If the distribution of the Participant’s excess 401(k) Contributions is made after the end of the calendar year, the net earnings or losses allocable to the Participant’s excess 401(k) Contributions for the period between the end of the year and the distribution date will be disregarded.

(3)                                 Notwithstanding the prior provisions of this subsection (h), the net earnings or losses of, or value of, the Participant’s 401(k) Contributions Account attributable to 401(k)

Contributions that have not been made for a calendar year shall not be taken into account in making the determination described in this subsection (h).

(i)                                     Matching Contributions made on behalf of a Participant (and earnings or losses attributable to those contributions determined by the Administrator or its delegate in a manner consistent with the prior provisions of subsection (h)) shall be forfeited if the contributions to which they relate are 401(k) Contributions distributed under the prior provisions of this section and shall be used as soon as administratively feasible to reduce subsequent Matching Contributions by the Participant’s Participating Employer.

(j)                                    401(k) Contributions made on behalf of a Participant must be paid to a Trustee and credited to the Participant’s 401(k) Contributions Account as soon as reasonably practicable, but not after the fifteenth business day of the calendar month following the month the contributions would have otherwise been payable to the Participant in cash.

(k)                                 The rate of 401(k) Contributions may be limited by the Administrator in order to comply with the applicable deductibility limits, limits under Section 415 of the Code, and the nondiscrimination tests in Section 4.7.

Section 4.4.  After-Tax Contributions.  After-Tax Contributions shall not be permitted after 2011.

Section 4.5.  Matching Contributions.  Subject to any applicable limitation in the Plan, each Participating Employer may make a Matching Contribution for each Plan Year on behalf of each Participant employed by it who makes 401(k) Contributions for any pay day.  The Matching Contribution from such Employer for such a Contributing Participant shall be determined by Toro’s Chief Executive Officer or that officer’s delegate and shall be equal to a percentage set by that officer or delegate of the Participant’s 401(k) Contributions for the Plan Year (excluding any such contributions that have been withdrawn during that Plan Year) that are made on or after that day, and will not exceed any maximum percentage set by that officer or delegate of the Participant’s Compensation for any paydays with respect to which such contributions are made.  Such percentages shall be set by that officer or delegate as of any time for any future period.  As of January 1, 2009, the Matching Contribution percentage is 50% and the maximum Matching Contribution amount is 2% of the Participant’s Compensation for any payday with respect to which such contributions are made.  Subject to any applicable limitation in the Plan, if, as of the end of the Plan Year, the aggregate amount of Matching Contributions made on behalf of a Participant is less than the specified percentage of the applicable portion of the Participant’s Compensation for the Plan Year, the Participating Employer will make an additional Matching Contribution on behalf of the Participant in an amount equal to the difference.  For that purpose, if the annual dollar limit on 401(k) Contributions applies to a Participant on any payday to prevent such contributions for that payday, the Participant’s Compensation for that payday will be taken into account in determining that applicable portion of the Participant’s Compensation for the Plan Year.  Further, if different percentages were in effect for different portions of a Plan Year, those additional contributions shall be calculated separately for each such portion of the Plan Year.

Matching Contributions will not be made with respect to Catch-up Contributions.

Matching Contributions may be made in cash or in Toro Common Stock.

Section 4.6.  Rollovers From Qualified Plans.  If allowed by the Administrator and subject to such terms and conditions as may be established from time to time by the Administrator, a Participant may contribute assets distributed from the Participant’s interest in a plan qualified under Section 401(a) or 403(a) to the Trust Fund by delivery of such contribution to a Trustee and such contribution shall be considered to be a Rollover Contribution; provided that such Employee submits a written certification (the certification may be provided electronically if permitted by applicable guidance), satisfactory to the Administrator and Trustee, that the contribution of the assets will satisfy applicable Code and regulatory requirements which prevent taxation of those assets in the event such a contribution is made.

Such rollover may also be made through an individual retirement plan qualified under Section 408 of the Code where the individual retirement plan was used as a conduit from the prior plan if the transfer is made in accordance with the statutory and regulatory rules referred to in the prior paragraph and if such individual retirement plan did not include any personal contributions or earnings thereon the Participant may have made to the Individual Retirement Account.

If allowed by the Administrator and subject to such terms and conditions as may be established from time to time by the Administrator, an Employee of a Participating Employer may cause a direct rollover of the type described in Section 7.12 to be made from a qualified trust described in Section 401(a) of the Code to the Plan and such transfer shall be treated as a Rollover Contribution.

Any Rollover Contributions Account is subject to the Plan provisions governing distributions.

Any Rollover Contributions will be initially contributed to the Rollover Contribution Account. Any subsequent investment of Rollover Contributions will be consistent with the terms of Sections 9.4 and 9.5.

Section 4.7.  Non-discrimination Tests.

Non-discrimination requirements described in Sections 401(k) and 401(m) of the Code must be met by satisfying the tests and related provisions described in this section.

(a)                                 The following terms defined in this subsection (a) when used in this section in italics have the following meanings unless the context indicate that other meaning are intended:

(1)                                 The term “actual contribution percentage” means, for any specified group in the Plan of an employer, the average of the ratios, calculated (to the nearest 0.01%) separately for each Participant in the group, of the amount of employee contributions paid out of compensation from that employer by each Participant and matching contributions which are made by that employer on behalf of each Participant for a Plan Year to each Participant’s compensation from the Participant’s employer for the Plan Year.

Employee contributions and matching contribution to the Plan, and certain converted contributions, will be taken into account for a given Plan Year, or applicable year for determining the actual contribution percentage for eligible non-highly compensated employees of that employer, as provided in Treasury Regulation Section 1.401(m)-2(a)(4).

Employee contributions and matching contributions described in Treasury Regulation Section 1.401(m)-2(a)(5) shall not be taken into account for purposes of determining the actual contribution percentage.

The actual contribution percentage for non-highly compensated employees of such employer which is to be used under the contribution percentage test for a Plan Year shall be determined using either the “current year testing method” or the “prior year testing method.”  The current year testing method shall be used, unless the Administrator changes to the prior year testing method pursuant to provisions of this definition and applicable regulations.  For purposes of this section, the “testing year” is the Plan Year for which the actual contribution percentage for highly compensated employees is being tested; the “prior year” is the Plan Year immediately preceding the testing year.  If the Plan uses data from the testing year in determining the actual contribution percentage for non-highly compensated employees, it is using the “current year testing method;” if the Plan uses data from the prior year in determining the actual contribution percentage for non-highly compensated employees, it is using the “prior year testing method.”

If a different testing method is used for determining the actual deferral percentage for the same specified group, then the following cannot be used: (1) the recharacterization method of corrections described in Treasury Regulation Section 1.401(k)-2(b)(3), (2) the rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) regarding taking elective contributions into account under the contribution percentage test, or (3) the rules of Treasury Regulation Section 1.401(k)-2(a)(6)(v) regarding taking qualified matching contributions into account under the deferral percentage test (rather than the contribution percentage test).

Additional rules relating to the prior year testing method and the current year testing method are described in Treasury Regulation Section 1.401(m)-2(c).

(2)                                 The term “actual deferral percentage” means, for any specified group in a cash or deferred compensation arrangement of the Plan, the average of the ratios, calculated (to the nearest 0.01%) separately for each Participant in the group, of the amount of elective contributions made to the Plan by the Participant’s employer on behalf of each Participant for a Plan Year to each Participant’s compensation from the Participant’s employer for the Plan Year.

For purposes of determining the actual deferral percentage, each Employee who is eligible under the terms of the Plan to have contributions made on the Employee’s behalf is treated as a Participant.  The actual deferral percentage of an eligible employee who makes no elective contribution is zero.

An elective contribution to the Plan will be taken into account for a given Plan Year, or applicable year for purposes of determining the actual deferral percentage for eligible non-highly compensated employees of such employer, only if each of the requirements listed in Treasury Regulation Section 1.401(k)-2(a)(4)(i) are satisfied.  The requirements of the remainder of Treasury Regulation Section 1.401(k)-2(a)(4) may also have to be satisfied.

Elective contributions described in Treasury Regulation Section 1.401(k)-2(a)(5) may not be taken into account for purposes of determining the actual deferral percentage.

The actual deferral percentage for non-highly compensated employees of such employer which is to be used under the deferral percentage test for a Plan Year shall be determined using either the “current year testing method” or the “prior year testing method.” The current year testing method shall be used, unless the Administrator changes to the prior year testing method pursuant to provisions of this definition and applicable regulations.  For purposes of this section, the “testing year” is the Plan Year for which the actual deferral percentage for highly compensated employees is being tested; the “prior year” is the Plan Year immediately preceding the testing year.  If the plan uses data from the testing year in determining the actual deferral percentage for non-highly compensated employees, it is using the “current year testing method;” if the plan uses data from the prior year in determining the actual deferral percentage for non-highly compensated employees, it is using the “prior year testing method.”

If a different testing method is used for determining the actual contribution percentage for the same specified group, then the following cannot be used: (1) the recharacterization method of corrections described in Treasury Regulation Section 1.401(k)-2(b)(3), (2) the rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) regarding taking elective contributions into account under the contribution percentage test, or (3) the rules of Treasury Regulation Section 1.401(a)(6)(v) regarding taking qualified matching contributions into account under the deferral percentage test (rather than the contribution percentage test).

Additional rules relating to the prior year testing method and the current year testing method are described in Treasury Regulation Section 1.401(k)-2(c).

(3)                                 The term “alternative contribution percentage test” means a test which is satisfied if the actual contribution percentage for the highly compensated group of an employer does not exceed the lesser of:

(A)                                 the actual contribution percentage for the non-highly compensated group of that employer plus two percentage points, or

(B)                                 the actual contribution percentage for the non-highly compensated group of that employer multiplied by two.

(4)                                 The term “alternative deferral percentage test” means a test which is satisfied for a cash or deferred arrangement in the Plan if the actual deferral percentage for the highly compensated group in that arrangement does not exceed the lesser of:

(A)                                 the actual deferral percentage for the non-highly compensated group in that arrangement plus two percentage points, or

(B)                                 the actual deferral percentage for the non-highly compensated group in that arrangement multiplied by two.

(5)                                 The term “cash or deferred arrangement” means an arrangement under which an eligible employee may make a cash or deferred election with respect to contributions to, or accruals or other benefits under, a plan that is intended to satisfy the requirement of Section 401(a) of the Code and does not include any arrangement excluded under Treasury Regulation Section 1.401(k)-1(1)(2)(i).

(6)                                 The term “cash or deferred election” means an election (or modification of an earlier election) by an Employee to have the Employee’s employer either:

(A)                                 provide an amount to the Employee in the form of cash or some other taxable benefit that is not currently available, or

(B)                                 contribute an amount to the Plan (or provide an accrual or other benefit) thereby deferring receipt of compensation.

A cash or deferred election will only be made with respect to an amount that is not currently available to the Employee on the date of election.  Further, a cash or deferred election will only be made with respect to amounts that would have (but for the cash or deferred election) become currently available after the later of the date on which the employer adopts the cash or deferred arrangement or the date on which the arrangement first becomes effective.

A cash or deferred election does not include a one-time irrevocable election upon the Employee’s commencement of employment or first becoming an eligible employee.

(7)                                 The term “compensation” means, for purposes of this section, an eligible employee’s compensation as defined in Section 414(s) of the Code (alternatively, the Administrator may elect to use a definition of compensation described in the Regulations under Section 414(s) of the Code) for the entire Plan Year for which the determination is being made; provided, however, that at the election of the Administrator, compensation as defined herein for a Plan Year shall be computed on the basis of the portion of the Plan Year during which the Employee was an eligible employee.

(8)                                 The term “contribution percentage test” means a test applied on a Plan Year basis to determine whether the Plan or each disaggregated portion of the Plan (described in Section 4.7(i)(5)) meets the requirements of Section 401(m) of the Code.  The contribution percentage test may be met by either satisfying the general contribution percentage test or the alternative contribution percentage test with respect to the Plan or any disaggregated portion of the Plan.

The Plan will not fail to satisfy the contribution percentage test merely because all of the eligible employees under the Plan for a Plan Year are highly compensated employees.

(9)                                 The “deferral percentage test” is a test applied on a Plan Year basis to determine whether a cash or deferred arrangement of the Plan meets the requirements of Section 401(k) of the Code.  That test may be met by either satisfying the general deferral percentage test or the alternative deferral percentage test.

The Plan will not fail to satisfy the deferral percentage test merely because all of the eligible employees under the Plan for a Plan Year are highly compensated employees.

(10)                          The term “elective contribution” means any contribution made by an employer to a cash or deferred arrangement on behalf of and at the election of an Employee.

Elective contributions will be treated as employer contributions for purposes of Sections 401(a), 401(k), 402(a), 404, 409, 411, 412, 415, 416, and 417 of the Code.

(11)                          The term “elective deferral” means the sum of the following:

(A)                                 Any elective contribution to any cash or deferred arrangement to the extent it is not includible in the Participant’s gross income for the taxable year of contribution;

(B)                                 Any employer contribution to a simplified employee pension as defined in Section 408(k) of the Code to the extent not includible in the Participant’s gross income for the taxable year of contribution;

(C)                                 Any employer contribution to an annuity contract under Section 403(b) of the Code under a salary reduction agreement to the extent not includible in the Participant’s gross income for the taxable year of contribution (other than one-time irrevocable elections described in the last paragraph of Section 402(g)(3) of the Code);

(D)                                 Any employee contribution designated as deductible under a trust described in Section 501(c)(18) of the Code for the taxable year of contribution; plus

(E)                                  Any employer contribution to a SIMPLE IRA Plan described in Section 408(p) of the Code, pursuant to a Participant’s election to defer under that plan.

(12)                          The term “eligible employee” means an Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of the Plan Year.  An Employee who is unable to make a cash or deferred election because the Employee has not contributed to another plan is also an eligible employee.  An Employee who would be eligible to make elective contributions but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, is treated as an eligible employee for purposes of Sections 401(k)(3) and 401(m) of the Code for a Plan Year even though the Employee may not make a cash or deferred election due to the suspension.  Also, an Employee will not fail to be treated as an eligible employee merely because the employee may receive no additional annual additions because of Section 415(c)(1) of the Code.

(13)                          The term “employee contribution” means any contribution made by an Employee to any plan maintained by the Employee’s employer out of compensation from that employer which is other than an elective contribution and which is designated or treated at the time of contribution as an after-tax contribution.  The term includes contributions described in Treasury Regulation Section 1.401(m)-1(a) (3)(i), such as amounts attributable to excess contributions which are recharacterized as employee contributions.  The term employee contribution does not include contributions described in Treasury Regulation Section 1.401(m)-1(a) (3)(ii).

(14)                          The term “employer” means an employer within the meaning if Treasury Regulation Section 1.410(b)-9.

(15)                          The term “excess aggregate contribution” means, for each member of the highly compensated group, the amount of employee contributions and matching contributions (including any qualified nonelective contributions and elective contributions which are treated as matching contributions) which exceeds the maximum contribution which could be made if the contribution percentage test were to be satisfied.  This will be determined by computing the amount by which the employee contributions and matching contributions of such members must be reduced in order to lower their actual contribution percentages sufficiently to pass that contribution percentage test.  That computation will be made by first lowering the actual contribution percentage of such member or members with the highest actual contribution percentage to a point not less than the level of such member or members with the next highest actual contribution percentage.  This will be repeated until sufficient total reductions have occurred to achieve the desired reduction.  The amount by which the contributions of each such member must be reduced to achieve those actual contribution percentage reductions will be the excess aggregate contribution for each such member.

(16)                          The term “excess contribution” means, for each member of the highly compensated group, the amount of elective contributions (including any qualified nonelective contributions and qualified matching contributions which are treated as elective contributions) which exceeds the maximum contribution which could be made if the actual deferral percentage test were to be satisfied.  This will be determined by computing the amount by which the elective contributions of such members must be reduced in order to lower their actual deferral percentages sufficiently to pass that deferral percentage test.  That computation will be made by first lowering the actual deferral percentage of such member or members with the highest actual deferral percentage to a point not less than the level of such member or members with the next highest actual deferral percentage.  This will be repeated until sufficient total reductions have occurred to achieve the desired reduction.  The amount by which the elective contributions of each such member must be reduced to achieve those actual deferral percentage reductions will be the excess contribution for each such member.

(17)                          The term “excess deferral” means, for a given calendar year, that amount by which each Participant’s total elective deferrals under all plans of all employers exceed the dollar limit in effect under Section 402(g) of the Code for the calendar year, except that Catch-up Contributions shall not be taken into account for that calculation to the extent permitted by Section 4.15 of the Plan and Section 414(v) of the Code.

(18)                          The “general contribution percentage test” is satisfied for the Plan if the actual contribution percentage for the Plan’s highly compensated group does not exceed 125% of the actual contribution percentage for the non-highly compensated group.

(19)                          The “general deferral percentage test” is satisfied for a cash or deferred arrangement in the Plan if the actual deferral percentage for the highly compensated group in that arrangement does not exceed 125% of the actual deferral percentage for the non-highly compensated group in that arrangement.

(20)                          The term “highly compensated employee” has the meaning provided in Section 414(q) of the Code.

(21)                          The term “highly compensated group” means all Employees of an employer who are highly compensated employees of that employer.

(22)                          The term “matching contribution” means any contribution made by an employer to any plan maintained by such employer which is based on an elective contribution or an employee contribution together with any forfeiture allocated to the Participant’s Account on the basis of elective contributions, employee contributions or matching contributions.

(23)                          The term “nonelective contribution” means any employer contribution, other than a matching contribution, which meets all of the following requirements:

(A)                                 Such nonelective contribution is allocated to a Participant’s Account as of a date within the Plan Year to which it relates;

(B)                                 Such allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date after the allocation date;

(C)                                 Such nonelective contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the nonelective contribution relates; and

(D)                                 The Employee may not elect to have the nonelective contribution paid in cash in lieu of being contributed to the Plan.

(24)                          The term “non-highly compensated employee” means an Employee who is not a highly compensated employee.

(25)                          The term “non-highly compensated group” means all non-highly compensated employees of an employer.

(26)                          The term “plan” has the meaning given to it under Treasury Regulation Section 1.401(k)-1(b)(4).

(27)                          The term “qualified matching contribution” means a matching contribution which is 100% Vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).  Those conditions must continue to apply after a transfer out of the Plan described in Section 14.3.  A Participating Employer may designate a Matching Contribution as a qualified matching contribution pursuant to this section.

(28)                          The term “qualified nonelective contribution” means a nonelective contribution which is 100% Vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).  Those conditions must continue to apply after a transfer out of the Plan described in Section 14.3.

(29)                          The term “successor plan” means a plan in which 50% or more of the eligible employees for the first plan year (the first year in which the plan provides for elective contributions) were eligible employees under a qualified cash or deferred arrangement (or section 401(m) plan, as applicable) maintained by a Participating Employer in the prior year.

(b)                                 The deferral percentage test shall be applied to the Plan as follows:

(1)                                 All elective contributions under a cash or deferred arrangement of the Plan, including any elective contributions which are treated as employee contributions or matching contributions with respect to the contribution percentage test, must satisfy the deferral percentage test.  Furthermore, any elective contributions under a cash or deferred arrangement of the Plan which are not treated as employee contributions or matching contributions with respect to the contribution percentage test must satisfy the deferral percentage test.  The Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the deferral percentage test has been satisfied.  If the deferral percentage test is not satisfied, an employer that made that contribution may elect to make an additional contribution to the Plan on account of the non-highly compensated group in that arrangement which will be allocated to Qualified Nonelective Contributions Accounts of that group.  The additional contribution will be treated as a qualified nonelective contribution and as an elective contribution under Section 4.7(g).  Such contribution will be allocated as of the last day of the Plan Year in equal portions to all individuals who were in the non-highly compensated group for that year and who were Covered Employees as of the last day of that Plan Year.

(2)                                 If the deferral percentage test is not satisfied because such employer does not make such nonelective contributions or is not satisfied after the employer makes any nonelective contributions, the Administrator may recharacterize all or any portion of the excess contributions of the highly compensated group in that arrangement as employee contributions if employee contributions are otherwise allowed by the Plan.  The recharacterization shall occur in a sequence described in Subsection (d) below.  If a recharacterization takes place, the Administrator or its delegate will notify all affected Participants and the Internal Revenue Service of the amount recharacterized no later than the 15th day of the third month following the end of the Plan Year in which the excess contribution was made.  Excess contributions which are recharacterized will be includible in a Participant’s gross income on the earliest date any elective contribution made on behalf of the Participant during the Plan Year would have been received by the Participant had the Participant elected to receive the amount in cash.  Recharacterized excess contributions will continue to be treated as employer contributions that are elective contributions for all other purposes under the Code, including Sections 401(a) (other than 401(a)(4) and 401(m)), 404, 409, 411, 412, 415, 416, 417 and 401(k)(2) of the Code.  With respect to the Plan Year for which the excess contribution was made, the Administrator or its delegate will treat the recharacterized amount as an employee contribution for purposes of the deferral percentage test and the contribution percentage test and for purposes of determining whether the Plan meets the requirements of Section 401(a)(4) of the Code, but not for any other purposes under this Plan.  Therefore, recharacterized amounts will remain subject to the nonforfeiture requirements and distribution limitations which apply to elective contributions.

(3)                                 If the deferral percentage test is not satisfied using one of the options described above in Subsection (b)(1) or (b)(2), then after the close of the Plan Year in which the excess contribution arose but within 12 months after the close of that Plan Year, the Administrator or its delegate will distribute or cause to be distributed an amount equal to the remaining excess contributions, together with allocable income, to Participants in the highly compensated group participating in that arrangement (following the sequence described in Subsection (d) below) to the extent necessary to be deemed to have satisfied the deferral percentage test.  Failure to do so may cause the Plan to not satisfy the requirements of Section 401(a)(4) of the Code for the Plan Year for which the excess contribution was made and for all subsequent Plan Years for which the excess contribution remains uncorrected.  Failure to correct the excess contributions within 2½ months after the close of the Plan Year may result in a ten percent (10%) excise tax on the employer.

(4)                                 The amount of excess contribution to be distributed to a highly compensated employee for a Plan Year will be reduced by any excess deferrals previously distributed to that Employee under the Plan for the calendar year ending with or within the Plan Year in accordance with Section 402(g)(2) of the Code.

(5)                                 Excess contributions will be treated as employer contributions for purposes of Sections 404 and 415 of the Code even if distributed from the Plan.

(c)                                  The contribution percentage test shall be applied to the Plan as follows:

(1)                                 Employee contributions and matching contributions made by an employer to the Plan, disregarding any matching contributions which are treated as elective contributions with respect to the deferral percentage test, must satisfy the contribution percentage test.  The Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the contribution percentage test has been satisfied.  If the contribution percentage test is not satisfied, that employer may elect to make an additional contribution to the Plan for the benefit of the non-highly compensated group of that employer which will be allocated to Qualified Nonelective Contributions Accounts.  The additional contribution will be treated as a qualified nonelective contribution and as a matching contribution under Section 4.7(h).  Such contribution will be allocated as of the last day of the Plan Year in equal portions to all individuals who were in that non-highly compensated group for that year and who were Covered Employees as of the last day of that Plan Year.  Notwithstanding the prior provisions of this paragraph, the portion of an additional contribution that may be taken into account for purposes of the contribution percentage test shall be limited as provided in Section 1.401(m)-2(a)(6) of Treasury Regulations.

(2)                                 If that contribution percentage test is not satisfied using the option described above in Subsection (c)(1), then after the close of the Plan Year in which the excess aggregate contribution for that employer’s highly compensated group arose but within 12 months after the close of that Plan Year, the Administrator or its delegate will distribute or cause to be distributed (or forfeit, to the extent not Vested) an amount equal to those excess aggregate contributions, together with allocable income, to Participants in that highly compensated group (following the sequence described is Subsection (d) below) to the extent necessary to be deemed to have satisfied that contribution percentage test.  Failure to do so may cause the Plan to not satisfy the requirements of Section 401(a)(4) of the Code for the Plan Year for which the excess aggregate contribution was made and for all subsequent Plan Years for which the excess aggregate contribution remains uncorrected.  Failure to correct the excess aggregate contributions within 2 ½ months after the close of the Plan Year may result in a ten percent (10%) excise tax on the employer.

(3)                                 The determination of any excess aggregate contributions will be made after the recharacterization of any excess contributions as employee contributions.

(4)                                 Excess aggregate contributions that are matching contributions, including forfeited matching contributions, will be treated as employer contributions for purposes of Sections 404 and 415 of the Code even if they are distributed from the Plan.

(5)                                 Forfeited matching contributions that are reallocated to the Accounts of other Participants are treated as annual additions under Section 415 of the Code for the Participant whose Accounts they are reallocated to and for the Participants from whose Accounts they are forfeited.

(d)                                 Excess amounts shall be reduced as follows:

(1)                                 The total excess contributions or total excess aggregate contributions will be reduced to zero in order to satisfy the deferral percentage test or contribution percentage test.  This will be done by first lowering the elective contribution or the employee contributions and matching contribution (“relevant contribution”) of the Participant(s) with the highest relevant contribution to a point not less than the level of the Participant(s) with the next highest relevant contribution.  If further overall reductions are required to achieve that desired reduction, each of the above Participants’ (or groups of Participants’) relevant contribution will be lowered to a point not less than the level of the affected Participant(s) with the next highest relevant contribution, and so on continuing until sufficient total reductions have occurred to achieve the desired reduction to zero total excess contributions or total excess aggregate contributions.

(2)                                 For purposes of this Subsection (d), the amount of such contributions taken into account under this section with respect to a highly compensated employee who is an eligible employee (as used in Treasury Regulation 1.401(k)-1) in more than one plan of an employer covered by this section is determined by taking into account all contributions otherwise taken into account with respect to such highly compensated employee under any of those plans of the employer during the Plan Year as being made under the Plan.  However, the amount of excess contributions apportioned for the Plan Year with respect to any highly compensated employee must not exceed the amount of contributions actually contributed to the Plan for the highly compensated employee for the Plan Year.

(3)                                 The amount by which any elective contribution would otherwise be reduced under the preceding provisions of this Subsection (d) shall be reduced by any unused Catch-up

Contributions of each such highly compensated employee (as provided in Treasury Regulation Section 1.414(v)-1(d)(2)).

(e)                                  Reduction priorities and forfeitures or distributions of matching contributions shall be determined as follows:

(1)                                 The Administrator will determine the method and order of correcting excess contributions and excess aggregate contributions.  The method of correcting excess contributions and excess aggregate contributions must meet the requirements of Section 401(a)(4) of the Code.  The determination of whether a rate of matching contributions discriminates under Section 401(a)(4) of the Code will be made after making any corrective distributions of excess deferrals, excess contributions and excess aggregate contributions.

(2)                                 Excess aggregate contributions (and any attributable income) will be corrected first, by distributing any excess employee contributions (and any attributable income); then by distributing Vested excess matching contributions (and any attributable income); and finally, by forfeiting non-vested matching contributions (and any attributable income).  The Plan will not distribute employee contributions while the matching contributions based upon those employee contributions remain allocated.

(3)                                 Excess aggregate contributions which are matching contributions made on behalf of a Participant (and earnings or losses attributable to those contributions determined by Administrator or its delegate in a manner consistent with the provisions of Subsection (f) below) which are not Vested shall be forfeited and such contributions (and such earnings) which are Vested shall be distributed.  Amounts forfeited pursuant to this paragraph shall be used as soon as administratively feasible to reduce subsequent Matching Contributions or Company Retirement Contributions by the Participant’s Participating Employer.  Amounts which are to be distributed pursuant to this paragraph shall be distributed as provided above for excess aggregate contributions.

(f)                                   Income on excess contributions shall be determined as follows:

(1)                                 The income allocable to any excess contribution or excess aggregate contribution to a given Account for a Plan Year is equal to the sum of the allocable gain or loss for the Plan Year and, to the extent such contributions are or will be credited with gain or loss for any gap period (the period subsequent to the Plan Year and up to either the date of distribution or as much as 7 days before distribution) if the Account were to be distributed, the allocable gain or loss during that period.  The Plan may use any reasonable method for computing the income allocable to such contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts, including alternative or safe harbor allocation methods described in Treasury Regulation Section 1.401(k)-2(b)(2)(iv) and Treasury Regulation Section 1.401(m)-2(b)(2)(iv).  The income allocable to excess contributions or excess aggregated contributions is equal to the allocable gain or loss through the end of the Plan Year.

(2)                                 Income includes all earnings and appreciation, including interest, dividends, rents, royalties, gains from the sale of property, and appreciation in the value of stocks, bonds, annuity and life insurance contracts and other property, regardless of whether the appreciation has been realized.

(g)                                  The Administrator may, in its discretion, treat all or any portion of qualified nonelective contributions or qualified matching contributions or both, whether to this Plan or to any other qualified plan that is maintained by a Participating Employer or its Related Employers, as elective contributions for purposes of satisfying the deferral percentage test for a Plan Year, or applicable year for determining the actual deferral percentage for eligible non-highly compensated employees of that employer, if the contributions meet all of the requirements of Treasury Regulation Section 1.401(k)-2(a)(6).

(h)                                 The Administrator may, in its discretion, treat all or any portion of qualified nonelective contributions or elective contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by a Participating Employer or its Related Employers, as matching contributions for purposes of satisfying the contribution percentage test for a Plan Year or applicable year for determining the actual deferral percentage for eligible non-highly compensated employees if the contributions meet all of the requirements of Treasury Regulation Section 1.401(m)-2(a)(6).

(i)                                     The following rules shall apply with respect to aggregation of plans and disaggregation of cash or deferred arrangements and certain contributions under the Plan:

(1)                                 If a Participating Employer or any of its Related Employers sponsors one or more other plans which include a cash or deferred arrangement, such Participating Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Sections 401(a)(4), 401(k) and 410(b) of the Code.  The cash or deferred arrangements included in such aggregated plans will be treated as a single cash or deferred arrangement for purposes of this Section.  However, only those plans that have the same plan year may be so aggregated.

(2)                                 If a Participating Employer or any of its Related Employer sponsors one or more other plans to which employee contributions or matching contributions are made, such Participating Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Sections 401(a)(4), 401(m) and 410(b) of the Code.  However, only those plans that have the same plan year may be so aggregated.

(3)                                 Any such aggregation must be made in accordance with Treasury Regulation Sections 1.401(k)-1(b)(4) and 1.401(m)-1(b)(4).  For example, aggregation may only occur if a single testing method is used for all cash or deferred arrangements under the aggregated plans.

(4)                                 Plans that could be aggregated under Section 410(b) of the Code but that are not actually aggregated for a Plan Year for purposes of Section 410(b) of the Code may not be aggregated for purposes of Sections 401(k) and 401(m) of the Code.

(5)                                 If a cash or deferred arrangement under or employee contributions or matching contributions included in the Plan (or a portion of the Plan treated as a separate plan under Treasury Regulation Section 1.410(b)-7(b)) are mandatorily disaggregated under the rules of Section 410(b) (as modified by Treasury Regulation Section 1.401(k)-1(b)(4)), the cash or deferred arrangement and the matching contributions and employee contributions must be disaggregated in a consistent manner for purposes of this Section 4.7.

(6)                                 Notwithstanding Treasury Regulation Section 1.410(b)-7(d)(2), the employee stock ownership plan and profit sharing plan portions of this Plan are permitted to be aggregated for purposes of this section (as provided in Treasury Regulation Section 1.401(k)-1(b)(4)(v)(A)).

(j)                                    Consistent with Section 410(b)(4)(B) of the Code, the Administrator may elect (and communicate to its recordkeeper its intention) to separately satisfy the requirement of Section 410(b) of the Code for Employees of an employer who have not met the minimum age and service requirements described in Section 410(a) of the Code.  If such election is made, the Administrator may in applying the tests described in this section exclude from consideration all Covered Employees of the employer (other than highly compensated employees of the employer) who have not met such minimum age and service requirements.

(k)                                 Notwithstanding the prior provisions of this section, Section 4.7(c) shall not apply to Employees under a collectively bargained portion of this Plan (as described in Treasury Regulation Section 1.401(m)-2(b)(2)).  Further, Section 4.7(b) and the subsequent subsections of this section prior to this subsection shall apply separately to Employees under such a collectively bargained portion of this Plan.

Section 4.8.  Payroll Deduction of Contributions.  401(k) Contributions and After-Tax Contributions shall be made in the form of payroll deductions.  The Administrator shall establish uniform and nondiscriminatory rules regarding such payroll deductions.

Section 4.9.  Time for Payment of Contributions.

(a)                                 All 401(k) Contributions or After-Tax Contributions withheld as of a payday pursuant to Section 4.8 shall be transmitted by the applicable Employer to the Administrator or, pursuant to the direction of the Administrator, directly to the Trustee in time to reach the Trustee within any time limit required by applicable Code or ERISA provision or Regulations.

(b)                                 Toro Investment Fund Contributions, ESOP Contributions and Matching Contributions made for a Plan Year by a Participating Employer shall be paid to the Trustee no later than the date, including any extension thereof, provided by law for the filing of the Participating Employer’s federal income tax return for its fiscal year in which that Plan Year ends.  Matching Contributions may be made monthly based on 401(k) Contributions and After-Tax Contributions made throughout the Plan Year.

Section 4.10.  Valuation of ESOP Toro Common Stock Contributions.  The value of any contributions made to the Plan in Toro Common Stock shall be equal to the Toro Common Stock Value of such stock determined as of the date of contribution.

Section 4.11.  Advance Contributions.  In the event that a contribution is made during a Valuation Period prior to the Valuation Date which ends that period, the Administrator may direct the Trustee to hold such advance contributions as part of a separate Investment Fund or Funds until said Valuation Date.  The changes in value of such separate funds shall not be allocated against the Trust Fund as a whole but shall be attributable to the amount of the contribution which is to be allocated as of said Valuation Date or a previous Valuation Date.  If any such contribution is not to be allocated until a later Valuation Date, then such contribution shall continue to be held as a separate Investment Fund until the Valuation Date as of which it is to be allocated and the change in value of such separate fund shall not be allocated against the Trust Fund as a whole but shall be attributed to the contribution which is to be allocated as of said Valuation Date.

Section 4.12.  Correcting Contribution.  If an erroneous failure to allocate amounts to or an erroneous forfeiture of a Participant’s Account has occurred in a prior Plan Year, the Participant’s Participating Employer may, at its election, and in lieu of reallocating the earlier contribution or forfeiture, make a correcting contribution for the Account of such Participant in accordance with the Employee Plans Compliance Resolution System provided in Revenue Procedure 13-12 (or any successor procedure or related guidance), or its successor system of correction programs for sponsors of retirement plans.  The correcting contribution may include an amount attributable to actual investment gains attributable to amounts to which the contribution relates.

Section 4.13.  Contributions Conditioned Upon Deductibility.  A Participating Employer’s contributions made under this Plan shall be conditioned upon deductibility under the provisions of the Code for each fiscal year of the Participating Employer.  In the event an Employer makes a contribution to the Plan which is not deductible, such contribution will be returned to such Employer pursuant to Section 14.2(b)(1).

Section 4.14.  Special Contribution for New Participants.  The Covered Employee’s Participating Employer shall contribute one share of Toro Common Stock or cash sufficient to purchase one share of Toro Common Stock to the Trust on behalf of that Covered Employee for the Plan Year in which the Employee becomes a Covered Employee.  If a Covered Employee has more than one Participating Employer, only the Participating Employer from which the Covered Employee receives the greatest Compensation during such Plan Year will make such contribution.  Such contribution shall not be made if the limitations described in Section 5.3 will be exceeded.  Such contribution will be made to the ESOP Toro Common Stock Account.  Effective on and after May 1, 2009, Toro shall determine in its sole discretion whether Participating Employers will make such a contribution for a Plan Year on behalf of Employees who become Covered Employees on and after that date.

Section 4.15.  Catch-up Contributions.

(a)                                 Catch-up Contributions may be made to the Plan in accordance with the provisions of this section.

(b)                                 Catch-up Contributions will be made in accordance with, and subject to the limitations of, Section 414(v) of the Code and applicable Regulations.  Catch-up Contributions are elective deferrals (“elective deferrals” for purposes of this section means an elective deferral with the meaning of Section 402(g)(3) of the Code or any contribution to a Code Section 457 eligible governmental plan) that exceed applicable limits and are made by an Employee who is eligible to make 401(k) Contributions under this Plan and who will have attained age 50 before the close of the Employee’s taxable year.  Those applicable limits are a statutory limit, which is any limit on elective deferrals or annual additions (as defined in Section 5.2) permitted to be made (without regard to Section 414(v) of the Code and applicable Regulations) with respect to a Covered Employee for a year provided in Sections 401(a)(30) or 415(c) of the Code, Employer provided limits on elective deferrals (without regard to Section 414(v) of the Code and applicable Regulations), and actual deferral percentage limits under Section 401(k)(3) of the Code (the highest amount of elective deferrals that can be retained in the Plan by a Highly Compensated Employee under the rules of Section 401(k)(8)(C) of the Code).

(c)                                  The amount of elective deferrals in excess of an applicable limit is determined as of the end of the Plan Year by comparing the total elective deferrals for the Plan Year with the applicable limit for the Plan Year.  However, in the case of a Plan that provides for separate Employer provided limits on elective deferrals for separate portions of Compensation within the Plan Year (such as each pay period), the applicable limit for the Plan Year is the sum of the dollar amounts of the limits for the separate pay periods, except that an alternative is available under Regulations if different limits are provided for different parts of the year (a time-weighted average of the deferral percentage limits under Section 401(k)(3) of the Code may be applied).  Also, in the case of an applicable limit that is applied on the basis of a year other than the Plan Year (e.g., the calendar year limit on elective deferrals under Section 401(a)(30) of the Code), the determination of whether elective deferrals are in excess of the applicable limit is made on the basis of such other year.

(d)                                 Elective deferrals with respect to a Participant that are in excess of an applicable limit are treated as Catch-up Contributions as of a date within a taxable year of the Participant only to the extent that such elective deferrals do not exceed the Catch-up Contribution limit of Section 414(v)(2)(B)(i) of the Code for that taxable year, including cost of living adjustments, reduced by elective deferrals previously treated as Catch-up Contributions for the taxable year.  For purposes of determining the maximum amount of permitted Catch-up Contributions for a Participant, the determination of whether an elective deferral is a Catch-up Contribution is made as of the last day of the Plan Year (or in the case of Section 415 of the Code, the limitation year as defined in Section 5.2), except that, with respect to elective deferrals in excess of an applicable limit that is tested on the basis of the taxable year or calendar year (e.g., the Section 401(a)(30) limit on elective deferrals), the determination of whether such elective deferrals are treated as Catch-up Contributions is made at the time they are deferred.

(e)                                  Employees in other Employer plans described in applicable Regulations must be able to make similar contributions pursuant to those Regulations (unless an exception described in those Regulations applies) for Catch-up Contributions to receive the treatment described in this Plan.

(f)                                   Catch-up Contributions are not taken into account in applying the limits of Sections 401(a)(30) and 415(c) of the Code.  Also, to the extent provided in applicable Regulations, they are not taken into account in application of the actual deferral percentage test under Section 401(k)(3) of the Code.  Further, Catch-up Contributions are not taken into account for purposes of Section 416 of the Code for a current Plan Year, but such contributions for prior Plan Years are taken into account for purposes of that section.  Similarly, Catch-up Contributions are not taken into account for purposes of Section 410(b) of the Code for a current Plan Year, but such contributions for prior Plan Years are taken into account for purposes of that section.

(g)                                  The dollar limit on catch-up contributions under Section 414(v)(2)(B)(i) of the Code is $5,000 for taxable years beginning in 2006 and later years.  After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code.  Any such adjustments will be in multiples of $500.  The limit is $6,000 for 2016.

Section 4.16.  Roth 401(k) Contributions.

(a)                                 A Roth 401(k) Contributions Account is an Account of a Participant reflecting Roth 401(k) Contributions, investment income or loss allocated thereto and distributions.  A Participant’s Roth 401(k) Contributions Account is 100% Vested at all times.

(b)                                 The Plan will accept Roth 401(k) Contributions on behalf of any Participant who may make 401(k) Contributions.  A Participant’s Roth 401(k) Contributions will be allocated to the Participant’s Roth 401(k) Contributions Account.  Unless specifically stated otherwise in the Plan, Roth 401(k) Contributions will be treated as 401(k) Contributions for all purposes under the Plan, including the nonforfeitability and distribution restrictions applicable to 401(k) Contributions, Catch-up Contributions under Section 4.15, loans, Matching Contributions, and rules on frequency of elections to make a Roth 401(k) Contribution or change the rate of such contributions.  However, if Participants are deemed to have elected to make 401(k) Contributions (an automatic enrollment occurs), none of the deemed contributions will be Roth 401(k) Contributions.

(c)                                  A Participant’s Roth 401(k) Contribution is an elective deferral (as defined in Section 402(g)(3) of the Code) that is (1) designated irrevocably by the Participant at the time of the election to make that elective deferral as a Roth 401(k) Contribution that is being made in lieu of all or a portion of the 401(k) Contributions the Participant is otherwise eligible to make under the Plan; and (2) treated by the Participant’s Participating Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made that election.

(d)                                 Contributions and withdrawals of Roth 401(k) Contributions attributable to a Participant will be credited and debited to the Roth 401(k) Contributions Account maintained for that Participant.  The Plan will maintain a record of the amount of Roth 401(k) Contributions in each Participant’s Roth 401(k) Contributions Account.  Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth 401(k) Contributions Account and the Participant’s other Accounts under the Plan.

(e)                                  Notwithstanding Section 7.12, a direct rollover of a distribution from a Roth 401(k) Contributions Account under the Plan will only be made to another account of the same type under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.  Also, notwithstanding Section 4.6, the Plan will accept a Rollover Contribution to a Roth 401(k) Contributions Account only if it is a direct rollover from another account of the same type under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.  Further, a Participant’s Roth 401(k) Contributions Account and the Participant’s other Accounts are treated as accounts held under two separate plans (within the meaning of Section 414(l) of the Code) for purposes of applying the automatic rollover rules for mandatory distributions under Section 401(a)(31)(B)(i)(I) of the Code and the special rules in A-9 through A-11 of Section 1.401(a)(31)-1 of Regulations (split by Participant between direct rollover and lump sum, division of direct rollover between different plans, and any requirement of a minimum balance to do direct rollover).

(f)                                   If distributions may be made from either a Participant’s 401(k) Contributions Account or Roth 401(k) Contributions Account prior to or after a Termination of Service, distribution will be made proportionately from the Participant’s 401(k) Contributions Account and Roth 401(k) Contributions Account.

ARTICLE V.
Allocation of Contributions

Section 5.1.  Allocation of Contributions.

(a)                                 As of each Valuation Date, all 401(k) Contributions, After-Tax Contributions, and Rollover Contributions made on behalf of a Participant, which have been remitted to the Trustee since the immediately preceding Valuation Date, shall be allocated to the appropriate Account of the Participant described in Section 6.1.  All 401(k) Contributions and After-Tax Contributions will be allocated to the profit sharing portion of the Plan.

(b)                                 As of the last day of a Plan Year, a Participating Employer’s Toro Investment Fund Contributions for that Plan Year shall be allocated by the Administrator (or the Trustee upon the direction of the Administrator) to each individual who is a Qualified Employee of that Participating Employer for that Plan Year as follows:

(1)                                 Portions of such contribution shall be allocated under Subsections (b)(2) and (b)(3) below.  The percentage utilized in Subsection (b)(2) for purposes of determining the amount to be allocated under that Subsection shall not exceed the lesser of (A) the percentage of Compensation allocated in Subsection (b)(3), or (B) 5.7%.

(2)                                 A portion of the Participating Employer’s contribution shall be allocated among such Qualified Employees in a manner which results in each Qualified Employee’s share being proportionate to the ratio of the “excess compensation” of such Qualified Employee from such Employer for the Plan Year over the aggregate “excess compensation” of all such Qualified Employees from such Employer for the Plan Year.  That portion shall be equal to the product of such aggregate “excess compensation” and the percentage determined under Subsection (b)(1) expressed as a fraction.

(3)                                 That portion of the Participating Employer’s contribution for such Plan Year remaining unallocated after the allocation provided for in Subsection (b)(2) shall be allocated among such Qualified Employees in a manner which results in a Qualified Employee’s share being proportionate to the ratio of the Qualified Employee’s Compensation from such Employer for the Plan Year over the aggregate Compensation of all such Qualified Employees from such Employer for the Plan Year.

“Excess compensation” means for purposes of this Subsection (b) Compensation in excess of the Social Security Taxable Wage Base in effect as of the beginning of the Plan Year.

For purposes of this Subsection (b), a Qualified Employee’s Compensation shall not include amounts received prior to the date that the Qualified Employee became a Covered Employee.

Toro Investment Fund Contributions will be allocated to the profit sharing portion of the Plan.

(c)                                  As of the last day of a Plan Year, a Participating Employer’s Matching Contributions which have been made on behalf of the Participant shall be allocated by the Administrator (or the Trustee upon the direction of the Administrator) to the appropriate Account of such Participant.  Alternatively, in the discretion of the Administrator, if Matching Contributions are made throughout such Plan Year, allocations of those contributions may be made as of each Valuation Date.  Matching Contributions will be allocated to the stock bonus portion of the Plan that is an ESOP.

(d)                                 As of the last day of a Plan Year, a Participating Employer’s ESOP Contribution for such year under Section 4.2(a) shall be allocated by the Administrator (or the Trustee upon the direction of the Administrator) to the ESOP General Account of each individual who is a Qualified Employee of that Participating Employer for that Plan Year in the proportion that the Compensation of the Qualified Employee from that Employer for that Plan Year bears to the total Compensation from that Employer for the Plan Year of all such Qualified Employees.  For purposes of this Subsection (d), a Qualified Employee’s Compensation shall not include amounts received prior to the date that the Qualified Employee became a Covered Employee.  ESOP Contributions will be allocated to the stock bonus portion of the Plan that is an ESOP.

(e)                                  A Participating Employer’s cash contribution for a Plan Year that has been made under Section 4.2(b) shall be used first to pay any principal and interest due on an Exempt Loan.  The balance shall be allocated to the ESOP General Accounts of Qualified Employees of such Participating Employer as of such day as the Administrator shall determine, but no later than the last day of such Plan Year, and shall be allocated in the manner described in Subsections (g)(1) and (g)(2) of this Section 5.1.

(f)                                   The Trustee may acquire Toro Common Stock for the Trust with the proceeds of an Exempt Loan.  Toro Common Stock acquired with the proceeds of an Exempt Loan shall not be allocated to the Accounts of Participants but shall be maintained in a ESOP Toro Common Stock Suspense Account until such time as the stock is released from encumbrance under the Exempt Loan.  If more than one Exempt Loan is outstanding, all Toro Common Stock acquired with the proceeds of such loans shall be maintained in a single ESOP Toro Common Stock Suspense Account.

(g)                                  Toro Common Stock which has been contributed by a Participating Employer under Section 4.2(b), or released from encumbrance under an Exempt Loan during a Plan Year (including fractional shares) shall be allocated to the ESOP Toro Common Stock Accounts of Participants as of such day as the Administrator shall determine, but no later than the last day of that Plan Year, and shall be allocated in the following manner:

(1)                                 If such allocation is made as of a date between July 1 and December 31, the Toro Common Stock shall be allocated to such Accounts of Participants who are Covered Employees of such Participating Employer on the date of the allocation in the same proportion as the Compensation of each such Participant for the calendar year ending on the December 31 which occurs during such period, multiplied by a fraction, not to exceed one, the numerator of which is the number of months that the Participant has been a Covered Employee during that year prior to such allocation date and the denominator of which is 12, bears to the total such Compensation of all such Participants so apportioned.

(2)                                 If such allocation is made as of a date between January 1 and June 30, the Toro Common Stock shall be allocated to the Accounts of Participants who are Covered Employees of such Participating Employer on the date of the allocation in the same proportion as the Compensation of each such Participant for the calendar year ending on the December 31 which falls immediately prior to such period, multiplied by a fraction, not to exceed one, the numerator of which is the number of months that the Participant was a Covered Employee prior to such allocation date during the year of the allocation and the denominator of which is 12, bears to the total such Compensation of all such Participants so apportioned.

For purposes of this Subsection (g), an Employee’s Compensation shall not include amounts received prior to the date that the Employee became a Covered Employee.

(h)                                 Toro Common Stock that has been purchased with the assets of a Participant’s ESOP General Account shall be allocated to the Participant’s ESOP Toro Common Stock Account as of the Valuation Date coincident with or immediately following such purchase.

(i)                                     A special contribution made on behalf of a Participant under Section 4.14 shall be allocated to the Account of that Participant as of the last day of the Plan Year for which the contribution is made.  Such contributions will be allocated to the stock bonus portion of the Plan that is an ESOP.

Section 5.2.  Dividends.  Dividends paid to the Trustee on Toro Common Stock that is held in one of a Participant’s ESOP Accounts may be disbursed to such Participant or invested in Toro Common Stock under that Account at the election of the Participant.  The Administrator shall establish rules and a process for such elections, including allowing participants a reasonable time to make such an election.  If the Participant elects that such a disbursement be made, the disbursement must be made before 90 days after the end of the Plan Year in which the dividends are paid to the Trustee.  If the Participant does not make the election made available by this section, then such dividends will be invested in Toro Common Stock.  Also, dividends paid on Toro Common Stock not allocated to Participants’ Accounts shall be used by the Trustee to pay interest on any outstanding Exempt Loans, and, if no such Exempt Loans exist, such dividends shall be disbursed in the manner described in the preceding provisions of this section.  This section shall be interpreted in a manner consistent with Section 404(k) of the Code.

Section 5.3.  Limitations on Annual Additions.

(a)                                 For purposes of this Section 5.3:

(1)                                 “Annual additions” means, for each limitation year, the sum of:

(A)                               contributions by a Participating or Related Employer to this Plan or any other qualified defined contribution retirement plan (not including restorations to Participant Accounts or restorative payments that are to be excluded under regulatory guidance);

(B)                               any forfeitures allocated to a Participant under such plan;

(C)                               any contribution to such a plan by the Participant, including mandatory and voluntary contributions, but not rollover contributions, repayments of loans, repayments of amounts described in Section 411(a)(7)(B) of the Code (in accordance with Section 411(a)(7 (C) of the Code) and in Section 411(a)(3)(D) of the Code, repayments that would have been included in the prior phrase except that the Plan doesn’t restrict the timing of repayment to the maximum extent permitted by Section 411 of the Code, or contributions to a qualified cost of living arrangement (within the meaning of Section 415(k)(2)(B) of the Code);

(D)                               amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by a Participating or Related Employer and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by a Participating or Related Employer; and

(E)                                allocations under a simplified employee pension maintained by a Participating or Related Employer.

“Annual additions” shall include excess deferrals, excess contributions or excess aggregate contributions (as those terms are used in Section 1.415(c)-1 of the Treasury Regulations), even if distributed as part of a correction, unless an exception applies.  Excess deferrals (as that term is used in Section 1.415(c)-1(b) of the Treasury Regulations) that are distributed in accordance with Section 1.402(g)-1(e)(2) or(3) of the Treasury Regulations do not give rise to “annual additions.” Also, catch-up contributions are not part of “annual additions.  Further, correcting contributions made pursuant to Section 4.12 shall be considered “annual additions” only if required by specific rules.  In addition, direct transfers from another qualified plan are not “annual additions.

If no more than one-third of the contributions to the ESOP Accounts for a Plan Year are allocated to the ESOP Accounts of Highly Compensated Employees for that year, then interest on loans described in Section 9.9 that are deductible under Section 404(a)(9)(B) and charged against the Participant’s Account and forfeitures of Toro Common Stock acquired with such a loan and held under the Matching Contributions Account shall not be part of the Participant’s Annual Additions for that year.

The term “annual additions” shall include or not include such other amounts as is provided under Sections 1.415(c)-1 (a), (b) or (e) of the Treasury Regulations.

(2)                                 “Earnings” means Compensation.

(3)                                 “Excess amount” means the amount credited or allocated to a Participant in excess of the limits allowable under Section 5.3(b).

(4)                                 “Limitation year” means the Plan Year.

(b)                                 Except to the extent permitted under Section 414(v) of the Code (regarding Catch up Contributions), annual additions credited to any Participant for any limitation year under this Plan and any other qualified defined contribution retirement plan maintained by any Participating Employer or Related Employer, shall not exceed an amount equal to the lesser of:

(1)                                 $40,000 (this amount shall be adjusted as provided in Section 415(d) of the Code; $53,000 in 2016), except that the dollar limitation shall be reduced for a short limitation year which occurs on account of a short Plan Year (the dollar limitation for the short Plan Year will equal the otherwise applicable dollar limitation multiplied by the ratio of the number of months in the short limitation year over twelve (12)); or

(2)                                 100 percent of the Participant’s earnings for the limitation year.

The limit referred to in Subsection (b)(1) above is subject to adjustments as indicated.  A limit change for a calendar year applies to all limitation years ending within the calendar year, but the change does not apply until the beginning of that calendar year.

The limit referred to in Subsection (b)(2) above shall not apply to a post-retirement medical benefit account (as defined in Section 415(l) of the Code) or a post-retirement medical benefits account for a key employee (as defined in Section 419A(d)(1) of the Code).  Also, the earnings taken into account for a limitation year may not exceed the limitation under Section 401(a)(17) of the Code that applies for that year.  Further, the earnings to be taken into account for a limitation year shall be those that are actually paid or made available to the Participant within the limitation year and prior to the Participant’s severance from employment, except as otherwise provided in the definition of earnings.  In addition, the Plan is not required to determine a Participant’s earnings on the basis of the earliest payments of earnings during a limitation year.

Generally, an annual addition, including one that is made pursuant to a corrective amendment (that complies with Section 1.410(a)(4)-11(g) of Treasury Regulations), is credited with respect to a Participant for a particular limitation year if it is allocated to the Participant’s Account under the terms of the Plan (or the corrective amendment) as of any date within that limitation year (a contribution may only be treated as credited to such a year if permitted by applicable regulations).  Corrective allocations for an erroneous forfeiture in a prior limitation year, or because of an erroneous failure to allocate amounts in a prior limitation year, and allocations made pursuant to veterans’ reemployment rights that relate to a prior limitation year shall be allocated to that prior limitation year.

(c)                                  If an excess amount is determined for any limitation year by the Administrator or its delegate, such excess amount shall be treated as follows:

(1)                                 First, any non-deductible voluntary contributions made to this Plan or any other qualified retirement plan maintained by a Participating or Related Employer, to the extent that the return thereof would reduce such excess amount, shall be returned to the Participant.

(2)                                 Any remaining excess amount shall be attributed to, and treated in accordance with the provisions of, the qualified retirement plan or plans maintained by a Participating or Related Employer in the following order:

(A)                               Any qualified 401(k) retirement plans and profit sharing plans;

(B)                               Any qualified stock bonus retirement plans;

(C)                               Any qualified target benefit retirement plans;

(D)                               Any qualified money purchase retirement plans;

(E)                                Any welfare benefit fund or individual medical account; and

(F)                                 Any simplified employee pension.

(3)                                 Any excess amount which is attributed to this Plan shall be treated as follows:

(A)                               If the Participating Employer’s contribution for the limitation year has not been made, the amount that would otherwise be contributed to the Plan shall be reduced by such excess amount;

(B)                               If the Participating Employer’s contribution for the limitation year has been made and an excess amount still exists, any elective deferrals (as defined in Section 402(g)(3) of the Code), plus attributable earnings, to the extent they would reduce the excess amount, will be distributed to the Participant.  Such distribution shall be made as soon as administratively possible after that limitation year.

(C)                               If after the application of Paragraph (B) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant’s Account will be used to reduce Participating Employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

(D)                               If after the application of Paragraph (B) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account.  The suspense account will be applied to reduce future Participating Employer contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

(E)                                If such a suspense account is in existence at any time during a limitation year pursuant to this section, it will not participate in the allocation of investment gains and losses.  If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Employer or any Employee contributions may be made to the Plan for that limitation year.  Except as provided above in this subsection, excess amounts may not be distributed to Participants or former Participants.

(d)                                 If elective deferrals are distributed to any Participant under the prior subsection for a Plan Year, earnings or losses allocable to such distributed elective deferrals for such Plan Year shall also be distributed to the Participant at the same time.  Such earnings and losses shall be determined in accordance with any reasonable method for computing the income or losses allocable to such distributed elective deferrals provided the method is consistent with the Employee Plans Compliance Resolution System promulgated by the Internal Revenue Service, does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year and is used for allocating income to Participant Accounts.

(e)                                  If non-deductible voluntary contributions are distributed to any Participant under Section 5.3(c)(1) for a Plan Year, earnings or losses allocable to such distributed voluntary contributions for such Plan Year shall also be distributed to the Participant at the same time.  Such earnings and losses shall be determined in accordance with any reasonable method for computing the income or losses allocable to such distributed voluntary contributions provided the method does not violate Section 401(a)(4) of the Code and is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year and is used for allocating income to Participant Accounts.

(f)                                   Notwithstanding the prior provisions of this section, the methods of reduction described in Subsections (c)(3) above may only be used if the reductions are due to forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3)) which may be made without causing the limits of this section to be exceeded, or other causes permitted by applicable Regulations.  Also, notwithstanding the prior provisions of this section, the methods of reduction described in those subsections may only be used if the reductions are permitted by the Internal Revenue Service’s Employee Plans Compliance Resolution System.  Further, corrections of excess allocations may be made as provided by that system.

Section 5.4.  Data for Administration.  Each Participating Employer shall prepare and send to the Administrator (or the Trustee at the direction of the Administrator) any data required by the Administrator in connection with determination of any allocations to be made under the Plan.

ARTICLE VI.
Interest in Fund

Section 6.1.  Individual Accounts.

(a)                                 The Administrator (or the Trustee upon the direction of the Administrator) shall maintain an individual account for each Participant that shall show the amount of the Participant’s beneficial interest in the Trust Fund.  Each Participant’s individual account shall be divided into the following Accounts (each such Account may have further subaccounts as provided in this Plan or as needed):

(1)                                 Employer Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Toro Investment Fund Contributions made by a Participating Employer on and after August 1, 1995, and attributable to similar contributions made under any Prior Plan prior to that date and the Participant’s interest in the Trust Fund derived from amounts transferred to it pursuant to Section 9.7;

(2)                                 401(k) Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from 401(k) Contributions made by the Participant on and after August 1, 1995, and attributable to similar contributions made under any Prior Plan prior to that date;

(3)                                 After-Tax Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from After-Tax contributions made by the

Participant on and after August 1, 1995 and before 2012, and attributable to similar contributions made under The Toro Company Matching Stock Plan prior to August 1, 1995;

(4)                                 Matching Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Matching Contributions made on behalf of the Participant on and after August 1, 1995, and attributable to similar contributions made under The Toro Company Matching Stock Plan prior to that date;

(5)                                 ESOP Toro Common Stock Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Toro Common Stock and allocated to it under Sections 5.1(f), (g), and (h);

(6)                                 ESOP General Account, which shall show the Participant’s interest in the Trust Fund derived from a Participating Employer’s cash contributions as described under Sections 5.1 (c) and (d) and not invested in Toro Common Stock;

(7)                                 Rollover Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Rollover Contributions;

(8)                                 Voluntary Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from voluntary after tax contributions made by the Participant (such contributions are no longer permitted);

(9)                                 Catch-up Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Catch-up Contributions;

(10)                          Qualified Matching Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from qualified matching contributions made in accordance with Section 4.7;

(11)                          Qualified Nonelective Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from qualified nonelective contributions made in accordance with Section 4.7 or Section 14.12;

(12)                          Roth 401(k) Contributions Account, which shall show the amount of the Participant’s interest in the Trust Fund derived from Roth 401(k) Contributions; and

(13)                          Such further Accounts as may be established by the Administrator.

(b)                                 Contributions or transfers to the Plan on behalf of a Participant shall be credited to the appropriate Account described in Section 6.1(a) on the date provided in Section 5.1.  Such Accounts shall also be adjusted as provided in Section 6.2 and shall be reduced by any disbursements made pursuant to Article VII.  The Administrator may also determine to combine any of the Accounts as it may determine for administrative purposes.

(c)                                  At the time of establishing any additional Accounts as permitted by Section 6.1(a)(13), the Administrator shall designate whether the assets allocated to that Account are fully Vested.

(d)                                 A separate subaccount shall be established as part of such Accounts as the Administrator or its delegate may determine in order to account for the contributions made to those Accounts.  Subaccounts may be necessary to account for assets described in Section 6.3(b).

(e)                                  Those Accounts that are considered part of the ESOP Account will be considered part of the stock bonus portion of the Plan that is an ESOP.

Section 6.2.  Determination and Allocation of Changes in Value.  For purposes of determining the change in the value of each Investment Fund and allocating that change in value among the Accounts of which some portion is invested in such Investment Fund, the following steps shall be taken:

(a)                                 The Administrator (or the Trustee upon the direction of the Administrator) shall determine the fair market value of each Investment Fund (using the Toro Common Stock Value as the value of Toro Common Stock) as of each Valuation Date, and the value so determined shall be deemed to be the value of such Investment Fund on such Valuation Date.  The difference between the value of such Investment Fund on such Valuation Date and the sum of:

(1)                                 All contributions which have been made to the Trust during the Valuation Period ending upon such Valuation Date and which have been invested in such Investment Fund; and

(2)                                 Any portion of any Account transferred to such Investment Fund during such Valuation Period; and

(3)                                 The value of such Investment Fund on the next preceding Valuation Date (not including Employer Contributions made subsequent to that date but allocated as of such date or a previous Valuation Date and invested in such Investment Fund); minus

(4)                                 All disbursements and distributions from such Investment Fund during the Valuation Period (either to Participants or their Beneficiaries or to another Investment Fund), shall be the net increase or decrease in the value of such Investment Fund for the Valuation Period.

(b)                                 The net increase or decrease in the value of such Investment Fund for such Valuation Period shall be allocated to each Account of which a portion is invested in such Investment Fund in the proportion that the “Adjusted Portion” of such Account as of the Valuation Date ending such Valuation Period bears to the total of the Adjusted Portions of each such Account as of such Valuation Date.  In addition, there shall be a pro rata division of each such allocation among the subaccounts (if any) of each such Account.

(c)                                  The “Adjusted Portion” of a Participant’s Account as of any Valuation Date shall be the difference between the value of the portion of the Participant’s Account invested in such Investment Fund as of the next preceding Valuation Date and the sum of all disbursements from the Investment Fund made to the Participant or any of the Participant’s Beneficiaries or to another Investment Fund during the Valuation Period ending upon the Valuation Date as of which such Adjusted Portion is being determined.

(d)                                 Notwithstanding subsection (a), no part of the value of Toro Common Stock which has been released from the ESOP Toro Common Stock Suspense Account (except any such Toro Common Stock which has been allocated to Participants’ Accounts) nor income attributable to such Toro Common Stock (received during such Valuation Period) and no cash or other property received during such Valuation Period upon the sale of such Toro Common Stock shall be considered in determining the value of an Investment Fund for purposes of this Section 6.2.  Also, notwithstanding subsection (a), no part of the value of Encumbered Toro Common Stock shall be considered in determining the value of an Investment Fund for purposes of this Section 6.2.  Income attributable to such Encumbered Toro Common Stock shall be used to repay any outstanding loan used to purchase Encumbered Toro Common

Stock to the extent provided under the Plan.  Any Toro Common Stock allocated to a Participant’s Toro Common Stock Account shall be treated as a separate investment from the funds allocated to the Participant’s other Accounts and shall not share in any amounts allocated pursuant to this Section 6.2.  Any increase or decrease in the value of such Toro Common Stock and any income attributable to that Toro Common Stock shall be allocated directly to such Participant’s Toro Common Stock Account.  Also, if any such Toro Common Stock is sold, the proceeds of such sale shall be deemed allocated to such Participant’s Account as of the Valuation Date coincident with or following the date of such sale and such Toro Common Stock shall cease to be attributed to the Participant’s Toro Common Stock Account as of such Valuation Date.

(e)                                  In the event that Section 4.11 is applicable in any Plan Year, adjustments shall be made to the calculations described in the preceding provisions of this section so as to take account of the provisions of Section 4.11.

(f)                                   Notwithstanding the preceding provisions of this section, the Administrator may determine to allocate the portion of the net increase or decrease in value of an Investment Fund allocable to a Participant’s Account based on a modified definition of Adjusted Portion so long as such modification is equitable and non-discretionary.  Under that modified definition, as of the applicable Valuation Date, contributions (of a type selected by the Administrator) made during the relevant Valuation Period on behalf of the Participant may be added to the Participant’s Adjusted Portion determined before application of this subsection (f).

(g)                                  The Administrator or its delegate, or the Trustee at the direction of the Administrator, shall maintain adequate records of the cost basis of Toro Common Stock acquired by the Trustee.

(h)                                 Suspense accounts described in Section 5.3 shall not share in any change in value of an Investment Fund, unless the record-keeping system used for Plan administration requires otherwise.

Section 6.3.  Vesting.

(a)                                 Except as provided otherwise in this section, amounts contributed to a Participant’s account under Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.14, 4.15 and 4.16, together with income attributable thereto, shall be 100 percent Vested (nonforfeitable) at all times.  Also, dividends on Toro Common Stock allocated to a Participant’s Account under Section 5.2, together with income attributable thereto, shall be 100 percent Vested.  Any Accounts established by the Administrator under Section 6.1(a)(13) which have been designated by the Administrator as being fully Vested or subject to the Vesting and Withdrawal Limitations, shall be fully Vested.  The subaccounts of the Participant’s Accounts described in Section 6.1(d) (which reflect amounts which are not forfeited under Section 6.3(b)) shall also be fully Vested.

Effective as of January 1, 2012, in the case of an individual who becomes a Participant on or after January 1, 2012, amounts contributed under Section 4.1 or Section 4.2, together with income attributable thereto, shall not be 100% Vested at all times but shall be Vested as described in the following provisions of this section with respect to such Participants.

(b)                                 Amounts contributed under Section 4.5, together with income attributable thereto and amounts contributed under The Toro Company Matching Stock Plan (as it existed prior to the formation of this Plan) pursuant to a similar section of that plan together with income attributable thereto, and Accounts established under Section 6.l(a)(13) which the Administrator has not designated as being fully Vested or subject to the Vesting and Withdrawal Limitations, shall be Vested in accordance with the following schedule:

On completion of one year of Vesting Service, twenty percent (20%)

On completion of two years of Vesting Service, forty percent (40%)

On completion of three years of Vesting Service, sixty percent (60%)

On completion of four years of Vesting Service, eighty percent (80%)

On completion of five years of Vesting Service, one hundred percent (100%).

However, the Trust Fund Share of a Participant shall be 100 percent (100%) Vested no later than when the Participant reaches age 65 or, if earlier, the date such Participant dies prior to incurring a Termination of Service, or incurs a Termination of Service on account of a Disability.

Effective as of January 1, 2012, in the case of an individual who becomes a Participant on or after January 1, 2012, amounts contributed under Section 4.1 or Section 4.2, together with income attributable thereto, shall be Vested in accordance with that schedule.

(c)                                  If a Participant incurs a Termination of Service, any portion of the Participant’s Trust Fund Share to which a Participant is not entitled shall be held in a suspense account (such suspense account shall be broken into subaccounts which shall correspond with and equal in number the Participant’s Accounts and subaccounts of those Accounts which contain forfeitable amounts) by the Trustee pending the Participant’s return as an Employee of a Participating Employer or Related Employer of that Participating Employer, or the Participant’s experiencing a Forfeiture Event.  The disposition of such suspense account shall be as follows:

(1)                                 If the Participant returns as an Employee of a Participating Employer or Related Employer of a Participating Employer before the Participant experiences a Forfeiture Event, there shall be no forfeiture and such suspense account shall cease to exist unless a distribution has been made and Section 6.3(e) is applicable.

(2)                                 If such Participant experiences a Forfeiture Event before the Participant is rehired by a Participating Employer or Related Employer of a Participating Employer, all amounts held in the suspense account shall be forfeited and any balance remaining in any subaccount of the suspense account which are attributable to a contribution made by a Participating Employer shall be applied as soon as administratively possible to pay expenses incurred by the Plan or to reduce future contributions of such Participating Employer and the Administrator shall select the type of contribution which shall be reduced (unless those balances are used to restore amounts forfeited by others as provided in paragraph (4) below).  Whether forfeited amounts are used to pay Plan expenses or to reduce future contributions is to be decided by the Administrator in the Administrator’s sole discretion.  A Participant’s forfeited amounts may be restored as specified in paragraph (4) below.

(3)                                 If a Participant has a Vested Share, and the entire Vested Share has not been distributed to the Participant, a forfeiture shall not take place until the Participant has incurred five consecutive One-Year Breaks in Service.  If the value of a Participant’s Vested benefit is zero, the Participant shall be deemed to have received a distribution of such Vested benefit.

(4)                                 If a Participant has incurred a Termination of Service and is later re-employed by a Participating Employer, and if the Participant had received a distribution of the Participant’s entire Vested Share prior to such re-employment, any portion of the Participant’s Trust Fund

Share which was forfeited shall be restored if and when the Participant repays to the Trust the full amount distributed to the Participant provided that the Participant makes that repayment before the earlier of (A) five years after the date of the Participant’s re-employment, or (B) the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution.  In the event a Participant did not have a Vested Share and is re-employed by a Participating Employer before the Participant has five consecutive One-Year Breaks in Service, the Participant’s Trust Fund Share which was forfeited shall be restored in full upon such re-employment.  In each case, the restored amounts shall be unadjusted by any gains or losses which may have occurred subsequent to the Participant’s Termination of Service.  Restoration shall be made using assets forfeited by other Participants under this Plan or contributions made for that purpose by the Participant’s Participating Employer which generated the contributions which were forfeited.

(5)                                 If any forfeited amounts are attributable to contributions made by an Employer that is no longer a Participating Employer, such amounts shall be applied in an equitable manner determined by the Administrator as if they were attributable to other Participating Employers.

(d)                                 Matching Contributions which relate to excess deferrals, excess contributions, or excess aggregate contributions (those terms are intended to have the meanings given them in Regulations under Section 401(k) of the Code) which are distributed under Section 4.3 or Section 4.7 of the Plan and are not excess aggregate contributions (and earnings or losses attributable to those contributions determined by the Administrator) will be forfeited.  Forfeitures of excess aggregate contributions are described in Section 4.7 of the Plan.  At the Administrator’s discretion, forfeitures from a Participant’s Matching Contributions Account will be used to pay Plan expenses or to reduce Toro Investment Fund Contributions or Matching Contributions for the Plan Year in which the forfeitures are deemed to occur.

(e)                                  If a distribution is made pursuant to Article VII of less than all of the portion of a Participant’s Account to a Participant who is not then fully Vested in such Account (as provided in this section), or amounts are restored under Section 6.3(c)(4), then a separate subaccount shall be established for the portion of the Participant’s Account which contains forfeitable amounts.  Until the Participant forfeits amounts in the subaccount or becomes fully Vested under this section, whichever occurs first, the Participant’s Vested portion (X) of such subaccount at any relevant time shall be determined by the formula “X = P(B + (R x D)) - (R x D)” where “P” is the Vested percentage at such relevant time, “B” is the subaccount balance at the relevant time, “D” is the amount of the Participant’s subaccount which was previously distributed, and “R” is the ratio of the subaccount balance at the relevant time to the subaccount balance immediately after the distribution.

Section 6.4.  Inalienability of Interest.  Neither the interest of a Participant or of any Beneficiary in the Trust Fund or the Participant’s Trust Fund Share nor any right to the disbursement of all or any part thereof shall be subject to voluntary or involuntary alienation or encumbrance of any kind in any manner.  Any attempted alienation or encumbrance shall be wholly void.  In case of any such attempt, the Trustee shall have the power upon the direction of the Administrator to terminate the interest or right to disbursement of the Trust Fund Share and to hold or apply it for the benefit of the Participant or (if the Participant be deceased) the Participant’s Beneficiary in accordance with the terms of the Plan.  Nothing in this section shall be deemed to prevent the transfer of the Trust Fund to a successor Trustee.  Further, this section shall not apply to certain voluntary and revocable assignments specified in Section 401(a)(13)(A) of the Code, a Qualified Domestic Relations Order or any offset permitted under Section 401(a)(l3)(C) of the Code.

Section 6.5.  Termination of Interest.  After there shall have been distributed to or for the benefit of a Participant or the Participant’s Beneficiary the entire portion of the Participant’s Trust Fund Share to which the Participant or Beneficiary is entitled, the Participant’s interest therein shall terminate.

ARTICLE VII.
Distribution to Participants

Section 7.1.  Right to Disbursements.  A Participant who incurs a Termination of Service or, in the event of the Participant’s death, the Participant’s Beneficiary shall be entitled to a disbursement of the Participant’s Vested Share at such time and such manner as is provided in this Article VII.

Section 7.2.  Method of Disbursement.

(a)                                 A Participant’s Vested Share may be disbursed by any of the following methods as the person who is entitled to the distribution shall designate in writing or by another method permitted by the Administrator:

(1)                                 A single sum of cash (Toro Common Stock or a combination of such stock and cash may be distributed from the Participant’s ESOP Accounts); or

(2)                                 A series of installments (including installments of different amounts that may be modified pursuant to such a Participant designation).

In the event that assets of another plan are transferred to this Plan on behalf of a Participant, any additional optional forms of distribution applicable to the transferred assets under the former plan shall be available with respect to the portion of the Participant’s Vested Share attributable to those transferred assets, but only to the extent they may not be or have not been eliminated or modified under applicable regulations to one of the above listed options.  Also, any additional optional forms of distribution applicable to any assets of the prior plan held in a Participant’s Accounts shall continue to be available with respect to the portion of the Participant’s Vested Share attributable to such assets of the prior plan, but only to the extent they may not be or have not been eliminated or modified under applicable regulations to one of the above listed options.

Options that have been preserved and are not to be eliminated under this section are described in Section 7.13.

(b)                                 If a Participant’s Vested Share exceeds $1,000, and the Participant has not reached the latest date that distribution must commence to the Participant under Section 7.3 of the Plan, then the Participant must consent to any distribution of such Vested Share.  Such consent shall not be required in the event that the Participant’s Vested Share does not exceed such amount.  However, such consent shall be required after the Participant’s Annuity Starting Date for immediate distribution of the balance of the Participant’s Vested Share, if the distribution to the Participant is subject to Code Sections 401(a)(11) and 417.

(c)                                  If:

(1)                                 a Participant’s consent is required under subsection (b); and

(2)                                 if the Participant is married on the Participant’s Annuity Starting Date and the requirements of Section 7.4 of the Plan are applicable to the Participant;

then both the Participant and the Participant’s spouse (or where either the Participant or the Participant’s spouse has died, the survivor) must consent to any distribution of the Participant’s Vested Share (spousal consent shall be comparable to the spousal consent described in Section 7.4).

(d)                                 The following additional requirements apply with respect to distributions:

(1)                                 The Administrator or its delegate shall notify the Participant, and the Participant’s spouse if a spouse’s consent is required under subsection (c), of the right and the consequences of failing to defer any distribution until the latest date permitted under Section 7.3 of the Plan.  Such notification shall include a general description of the material features and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code.  Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the qualified joint and survivor annuity form described in Section 7.4 of the Plan prior to reaching such date.  Furthermore, if payment in the qualified joint and survivor annuity form is not required with respect to the Participant pursuant to Section 7.4 of the Plan, only the Participant needs to consent to distribution of the Participant’s Vested Share prior to reaching such date.  Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

(2)                                 The Administrator or its delegate shall also provide a written explanation to the Participant consistent with Section 402(f) of the Code that explains the right to make the election described under Section 7.12 of the Plan (the explanation may be provided electronically if permitted by applicable guidance).

(3)                                 The Administrator or its delegate shall provide each Participant with notice of the Participant’s rights specified in subsections (d)(1) and (d)(2) hereof no less than 30 days and no more than 180 days before the distribution date for the Participant.  Consent of the Participant to the distribution in writing or by another method permitted by applicable rules or regulations and made available by the Administrator must not be made before the Participant receives the notice and must not be made more than 180 days before such distribution date.

(4)                                 If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, or if any notice requirement under such sections which is applicable to the Participant has been satisfied, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(A)                               the Administrator or its delegate clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B)                               the Participant, after receiving the notice, affirmatively elects a distribution.

(e)                                  Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution to a Participant prior to the Participant’s death, disability, or Termination of Service, and prior to termination of the Plan, the optional form of benefit is not available with respect to benefits attributable to assets (including the post transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to the Plan from a money purchase pension plan or target benefit plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

Section 7.3.  Distribution Requirements.

(a)                                 Any person entitled to the disbursement of a Participant’s interest in the Trust Fund shall make application for such disbursement with the Administrator or its delegate in writing or by another method required or made available by the Administrator, and shall furnish such data in support of the application as the Administrator may reasonably require for the proper administration of the Plan.  The disbursement shall be made or shall begin as soon as administratively feasible after such application with all such supporting data has been provided to the Administrator or its delegate.  The amount to be distributed shall be determined as of a Valuation Date that follows such application and is on or as close to but before the date of distribution as is administratively feasible under the circumstances applicable to the distribution.  Notwithstanding the prior provisions of this subsection (a), distribution shall not be made later than a date required by subsection (b) or subsection (c) and if distribution must be made by such a date, the amount to be distributed shall be determined as of a Valuation Date on or as close to but before the date of distribution as is administratively feasible under the circumstances applicable to the distribution.  Notwithstanding the prior provisions of this subsection (a), in order to ease administration of distributions, the Administrator may specify that the amounts to be distributed shall be determined as of a limited number of valuation dates selected by it in a nondiscriminatory manner.  If any application for disbursement is denied, the Participant or the Participant’s spouse or Beneficiary may take advantage of the claims procedures provided in Article VIII.

(b)                                 (1)                                 Subject to Section 7.3(c) and unless the Participant elects otherwise under subsection (b)(2), the payment of the Participant’s Vested Share, other than a death benefit, shall begin no later than the 60th day following the close of the Plan Year in which the latest of the following events occurs:

(A)                               The Participant’s Normal Retirement Date; and

(B)                               The date the Participant incurs a Termination of Service.

(2)                                 Subject to Section 7.3(c), a Participant may elect to have payment of the Participant’s Vested Share begin after the date prescribed under Subsection (b)(1) above by:

(A)                               submitting to the Administrator or its delegate a written statement, signed by the Participant, or

(B)                               by another method permitted by applicable rules or regulations and provided by the Administrator,

specifying the date to which the Participant wishes the commencement of the payment of the Participant’s Vested Share to be deferred and furnishing such other information as the Administrator may reasonably require.  Such Participant shall be deemed to have made such election if the Participant fails to consent to a distribution by the day described in Subsection (b)(1).

(c)                                  Distributions to any Participant, other than a five percent owner (as defined in Section 416(i) of the Code), under the Plan shall commence no later than the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or the date the Participant incurs a Termination of Service.  A Participant who is not a five percent owner may elect to have the benefit distribution commence on or after the April 1 of the calendar year following the year in which the Participant attains age 70½.  Benefit distributions to a Participant who is a five percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(d)                                 The method of distribution elected under Section 7.2(a) is subject to the rules of Section 7.15.

(e)                                  Anything herein to the contrary notwithstanding, if the amount to which the Participant is entitled does not exceed $1,000 and if payment may be made under Section 7.2(b) without Participant consent, the Administrator shall direct the Trustees to distribute the entire amount to which the Participant is entitled in a lump sum payment, as soon as administratively feasible after the Participant becomes so entitled.  For purposes of this Section 7.3 and Section 7.5, if the value of a Participant’s Vested benefit is zero, the Participant will be deemed to have received a distribution of such Vested benefit.

(f)                                   No distribution may be made from a Participant’s 401(k) Contribution Account or any Account comprised of Matching Contributions or non-elective contributions which are treated as elective contributions in accordance with the provisions of Section 4.7 except under one of the following circumstances:

(1)                                 Such Participant’s severance from employment with the Participating Employers and their Related Employers (a change in status of an Employee from being an Employee of an Employer to being a Leased Employee of the Employer will not be treated as such a severance from employment; also, if a Participant’s new Employer maintains the Plan, including by continuance or transfer of assets and liabilities with respect to the Participant, the Participant will not be treated as having such a severance from employment);

(2)                                 Such Participant’s death or disability;

(3)                                 Such Participant’s attainment of age 59½;

(4)                                 The avoidance or alleviation of financial hardship (in the case of contributions to which Section 402(e)(3) of the Code applies);

(5)                                 The termination of this Plan without the establishment of a successor plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(4); or

(6)                                 In the case of a qualified reservist distribution, as defined in Section 72(t)(2)(G)(iii) of the Code, the date on which a period referred to in subclause (iii) of such section begins.

This Section 7.3(f) does not apply to distributions of excess deferrals or excess contributions (those terms are intended to have the meaning given them in Regulations under Section 401(b) of the Code), or excess Annual Additions described in Section 5.3(d) of the Plan.  To be treated as an event described in Subsection (f)(5), the Participant must receive a lump sum distribution (as defined in Treasury Regulation Section 1.401(k)-1(d)(4)(ii)).

This Section 7.3(f) does not establish any right to a distribution, but the other provisions of the Plan may specify that distribution will be made on account of one or more of the events referred to in this Section 7.3(f).

Section 7.4.  Qualified Joint and Survivor Annuity.

(a)                                 (1)  Notwithstanding the prior provisions of this Article VII, benefits payable to or on behalf of a Participant shall be paid in the form of a qualified joint and survivor annuity described in Paragraph (2) hereof in the case of a Participant who has an annuity option available under Section 7.2(a) of the Plan on account of a transfer of assets to the Plan, and either (A) elects to receive distribution in the form of an annuity or (B) has been credited with such a transfer from a money purchase pension plan or target benefit plan qualified under Section 401(a) of the Code.  The requirements of this Paragraph (1) shall not apply if the Participant and, if the Participant is married, the Participant’s spouse waive the qualified joint and survivor annuity pursuant to the requirements of Subsection (b) hereof.

(2)                                 A qualified joint and survivor annuity is an annuity payable to a Participant for the Participant’s life with annuity payments equal to 50% of the Participant’s annuity payments continuing to the Participant’s spouse upon the death of the Participant.  However, in the case of an unmarried Participant, a qualified joint and survivor annuity is an annuity payable to a Participant for the Participant’s life.

(b)                                 (1)  An election to waive the qualified joint and survivor annuity, or life annuity in the case of an unmarried Participant, must be made by the Participant in writing or by another method permitted by applicable rules or regulations and made available by the Administrator during the 180 day period ending on the Annuity Starting Date and, if the Participant is married, the Participant’s spouse must consent to the election in writing or by another method permitted by applicable rules or regulations and made available by the Administrator.  The spouse’s consent must specifically acknowledge the effect of such election, any other designated Beneficiary and the form of payment elected.  The spouse’s consent must be witnessed by a Plan representative or a notary public or by another method permitted by applicable rules or regulations and made available by the Administrator.  The consent shall not be binding on a subsequent spouse.  Spousal consent shall not be required if it is established to the satisfaction of the Administrator or its delegate that it cannot be obtained because there isn’t a spouse, the spouse cannot be located, or under such other circumstances as may be prescribed by applicable rules or regulations.  The Participant may revoke that consent in writing or by another method permitted by applicable rules or regulations and made available by the Administrator any election made hereunder without the consent of the spouse, at any time during the election period.  A change in designated Beneficiary made subsequent to a spousal consent shall be deemed to be a revocation of the waiver.  Any subsequent election to waive the survivor annuities must comply with the requirements of this paragraph. Notwithstanding the prior provisions of this Subsection (b)(1), the consent of the spouse may expressly permit designation by the Participant without any requirement of further consent by the spouse.

(2)                                 Not less than 30 days and not more than 180 days before the Annuity Starting Date, the Administrator or its delegate shall provide the Participant with a written explanation of:

(A)                               the terms and conditions of the qualified joint and survivor annuity;

(B)                               the Participant’s right to waive the qualified joint and survivor annuity and the effect thereof;

(C)                               the requirement that the Participant’s spouse consent to any waiver of the qualified joint and survivor annuity and that the spouse’s consent specifically acknowledge the effect of such waiver, any designated Beneficiary, and the form of payment elected; and

(D)                               the right of the Participant to revoke such election, and the effect of such revocation.

(3)                                 Notwithstanding the above, with respect to distributions to which Sections 401(a)(11) and 417 of the Code apply, if the Participant, after having received the written explanation described in Section 7.4(b)(2), affirmatively elects a form of distribution and the spouse consents to that form of distribution (if necessary), the Annuity Starting Date may be less than 30 days after the date on which a written explanation was provided to the Participant, provided the following requirements are met:

(A)                               The Administrator or its delegate provides information to the Participant clearly indicating that the Participant has a right to at least 30 days to consider whether to waive the qualified joint and survivor annuity and consent to a form of distribution other than a qualified joint and survivor annuity.

(B)                               The Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant.

(C)                               The Annuity Starting Date is after the date that the explanation of the qualified joint and survivor annuity is provided to the Participant.  However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant if the actual distribution in accordance with the affirmative election does not commence before the expiration of the seven-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant.

(4)                                 Effective for distributions described in Section 7.4(a) made with Annuity Starting Dates in Plan Years beginning after December 31, 2007, a Participant described in that subsection who waives the qualified joint and survivor annuity form shall be given the option to elect a “qualified optional survivor annuity” during the election period describe in Section 7.4(b).  An explanation of the terms and conditions of that option shall be provided along with the explanation described in Section 7.4(b)(2).  A “qualified optional survivor annuity” is an annuity that is payable during the joint lives of the Participant and the Participant’s spouse and that provides a survivor annuity for the life of the Participant’s spouse that is equal to 75% of the amount of the annuity that is payable during the joint lives of the Participant and the Participant’s spouse.  If that annuity is elected by the Participant, then it shall be provided by purchase of a nontransferable annuity contract.

Section 7.5.  Death Benefit.

(a)                                 If a Participant dies, the Participant’s Beneficiary shall be entitled to the Participant’s Vested Share.  Any amount to which a Beneficiary is entitled under this paragraph shall be distributed in such manner as may be determined under Section 7.2 (other than a qualified joint and survivor annuity form described in Section 7.4).  If a Beneficiary becomes entitled to a benefit under this section and thereafter dies before payment of that benefit is completed, the remaining portion of that benefit shall be paid to the Beneficiary’s estate or to a beneficiary selected on a form provided by the Administrator or its delegate, unless the Participant provides otherwise in the Participant’s designation of Beneficiary.

(b)                                 The following provisions govern who will receive a death benefit:

(1)                                 If Section 7.4(a)(1) does not apply to a Vested Participant and the Participant is married at the time of death, the death benefit shall be paid to or applied for the Participant’s surviving spouse, or the Participant’s designated Beneficiary if the spouse consents to the designation of such Beneficiary in a manner consistent with subsection (c), in accordance with the options under Section 7.2, as selected by the surviving spouse or Beneficiary on an application for benefits.

(2)                                 However, if the provisions in Section 7.4(a)(1) do apply to a Vested Participant, then, notwithstanding anything herein to the contrary, if the Vested Participant dies prior to the Vested Participant’s Annuity Starting Date and is married as of the date of the Participant’s death, the Participant’s spouse shall be entitled to a pre-retirement survivor annuity contract, which shall be purchased with the Participant’s Vested Share.  However, the requirements of the prior sentence shall not apply if the Participant and the Participant’s spouse waive the pre-retirement survivor annuity pursuant to the requirements of subsection (c).  The benefit shall commence on the first day of the month following the date of the Participant’s death or as soon thereafter as administratively feasible, unless the spouse elects a later commencement date, subject to the requirements contained in Section 7.5(f).

(3)                                 A pre-retirement survivor annuity is an annuity for the life of the surviving spouse, the actuarial equivalent of which shall be:

(A)                               in the case of a Participant who incurs a Termination of Service before the Participant’s Normal Retirement Date and dies before the Participant’s Annuity Starting Date, the Participant’s Vested Share; and

(B)                               in the case of any other Participant who dies before the Participant’s Annuity Starting Date, the Participant’s Trust Fund Share.

(c)                                  An election to waive the pre-retirement survivor annuity must be made by the Participant in writing or by another method permitted by rules or regulations and made available by the Administrator during the election period described in subsection (d) and the Participant’s spouse must consent to the election in writing or by another method permitted by applicable rules or regulations and made available by the Administrator.  However, a waiver of the pre-retirement survivor annuity may be made earlier than that election period, with spousal consent, if a written explanation (the explanation may be made electronically if permitted by applicable guidance) of the pre-retirement survivor annuity containing information similar to the information described in Section 7.4(b)(2) is provided to the Participant and the waiver becomes invalid upon the beginning of the Plan Year in which the Participant reaches age 35.  The election must be made on a form furnished or by another method permitted by applicable rules or regulations and made available by the Administrator that shall clearly indicate the Participant’s election.  The spouse’s consent must acknowledge the effect of such election and any other designated Beneficiary.  The spouse’s consent must be witnessed by a Plan representative or notary public or made by another method permitted by applicable rules or regulations and made available by the Administrator.  The consent shall not be binding on a subsequent spouse.  The spousal consent shall not be required if it is established to the satisfaction of the Administrator or its delegate that it cannot be obtained because there is no spouse, the spouse cannot be located, or because of such other circumstances as may be prescribed by applicable rules or regulations.  A Participant may revoke the Participant’s waiver of the pre-retirement survivor annuity at any time during the election period without the Participant’s spouse’s consent.  Any subsequent waiver must contain the spouse’s consent.  Any change in Beneficiary occurring after the spousal consent shall be deemed to be a revocation of the Participant’s waiver of the pre-retirement survivor annuity. Notwithstanding the prior provisions, the consent of the spouse may expressly permit designations by the Participant without any requirement of further consent by the spouse.

(d)                                 The election period with respect to the pre-retirement survivor annuity contract shall begin on the first day of the Plan Year in which the Participant attains age 35 or if later, the date the Participant enters the Plan, and shall end on the earlier of the date benefits commence or the date of the Participant’s death.  If a Participant incurs a Termination of Service prior to the beginning of this election period, the election period shall begin on the date of the Termination of Service.  The Administrator or its delegate shall provide each such Participant with a written explanation of the pre-retirement survivor annuity containing information comparable to that required in Section 7.4(b)(2).  The written explanation shall be provided during whichever of the following five periods ends last:

(1)                                 The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year immediately preceding the Plan Year in which the Participant reaches age 35;

(2)                                 The 12 month period after becoming a Participant;

(3)                                 The 12 month period immediately following the date the pre-retirement survivor annuity is no longer subsidized within the meaning of Section 1.401(a)-(20) of the Regulations;

(4)                                 The 12 month period immediately following the date on which the pre-retirement survivor annuity first became effective with respect to the Participant; or

(5)                                 The period that begins 12 months before the Participant incurred a Termination of Service prior to attaining age 35 and ends 12 months after that Termination of Service.

Any explanation that is specified under this section to be provided in writing may be provided electronically if permitted by applicable guidance.

(e)                                  If a Participant dies after the Participant’s Annuity Starting Date, the death benefit, if any, payable to the Participant’s Beneficiary, shall depend upon the terms of the benefit payment option in effect at the time of such death.

(f)                                   Death benefits under this section shall be subject to the provisions of Section 7.15.

(g)                                  (1)  Subject to the requirements of Sections 7.5(b), 7.5 (c) and 7.5(d), each Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefits which are payable hereunder and the manner in which such death benefits shall be paid, and to change any such designations on a form furnished by and filed with the Administrator or its delegate or by another method required or made available by the Administrator.

(2)                                 Death benefit payments may not be based on the life or life expectancy of the Beneficiary unless the Beneficiary is either an individual or is a trust that meets the following standards:

(A)                               The trust is a valid trust under the applicable state law;

(B)                               The trust is irrevocable;

(C)                               A beneficiary of the trust who is a Beneficiary with respect to the trust’s interest under this Plan is identifiable from the trust instrument; and

(D)                               A copy of the trust instrument is provided to the Administrator or its delegate.

(3)                                 If more than one individual is designated as a Participant’s Beneficiary, the individual with the shortest life expectancy will be considered the Beneficiary for purposes of determining the applicable life expectancy.

(h)                                 Anything herein to the contrary notwithstanding, if the value of the death benefit payable under this Section 7.5 does not exceed $1,000, the Administrator or its delegate shall direct the Trustees to distribute the entire value of that death benefit in a lump sum payment as soon as administratively feasible after the Participant’s death; provided, however, that such payment is made prior to the commencement of death benefit payments.  In addition, if the value of that death benefit exceeds $1,000, the Administrator or its delegate shall pay the death benefits in accordance with any of the options available under Section 7.2 as selected by the Beneficiary on a form or pursuant to another method permitted by applicable rules or regulations and provided by the Administrator, reduced by any benefits paid to the Participant’s spouse in the form of a pre-retirement survivor annuity.

Section 7.6.  Withdrawals.

(a)                                 A Participant who has not incurred a Termination of Service may make withdrawals from the Participant’s Voluntary Contributions Account subject to the following rules (and any additional administrative rules established by the Administrator):

(1)                                 A Participant may make no more than two such withdrawals during the Plan Year (or more often as the Administrator may provide).  A Participant who desires to make a withdrawal must make a request for a withdrawal by a method required or made available by the Administrator at least 30 days before the effective date of the withdrawal which shall be a Valuation Date (or such other date as the Administrator shall provide).

(2)                                 The Administrator or its delegate shall determine (in a uniform and nondiscriminatory manner) the proportions of the amounts withdrawn by a Participant which shall be taken from the Investment Funds in which the amounts credited to the Participant’s Voluntary Contributions Account are invested.

(3)                                 A Participant’s withdrawal under this subsection shall be subject to any limits applicable to assets in the Investment Fund or Funds in which the Participant’s voluntary employee contributions are invested.  Further, such a withdrawal may not exceed the lesser of (1) the sum of such contributions without any interest thereon or other increment thereto, less the sum of any previous such withdrawals or (2) the value of the Participant’s Voluntary Contributions Account.

(b)                                 Provided that there are no current administrative restrictions on Participant directed transactions in place (such as a blackout period on participant directed transactions in connection with a change of recordkeepers), a Participant may, upon the Participant’s request by a method required or made available by the Administrator, withdraw a portion or all of the Participant’s After-Tax Contributions Account and Rollover Contributions Account.

(c)                                  A Participant who has not incurred a Termination of Service and has a Hardship, may make withdrawals from the Participant’s 401(k) Contributions Accounts, Roth 401(k) Contributions Accounts, Catch-up Contributions Accounts and Rollover Contributions Accounts.  No more than two such withdrawals in a Plan Year on account of Hardship are permitted.  A withdrawal on account of a Hardship must satisfy all requirements in the definition of Hardship.  However, Hardship distributions from the Participant’s 401(k) Contributions Accounts, Roth 401(k) Contributions Accounts and Catch-up Contributions Accounts are limited to the amount of elective contributions credited to those Accounts.  No other funds may be withdrawn from those Accounts pursuant to a Hardship distribution.

(d)                                 If a Participant has not incurred a Termination of Service and has attained age 59½, the Participant may, upon the Participant’s request by a method required or made available by the Administrator, withdraw a portion or all of the Participant’s Accounts.  That withdrawal shall be subject to any current administrative restrictions (such as a blackout period) and must not be less than a minimum amount which the Administrator may establish from time to time to facilitate administration of the Plan.

Section 7.7.  Disability Leave of Absence.

(a)                                 A Participant who is on leave of absence on account of disability may make an election in writing or by another method made available by the Administrator to receive a distribution from the Vested portion of the Participant’s Vested Accounts other than the Participant’s ESOP General Account or ESOP Toro Common Stock Account in either a lump sum or installments which shall not exceed thirty percent (30%) of the Participant’s Compensation for the Plan Year preceding the Plan Year in which the Participant commenced such leave.

(b)                                 Distributions described in subsection (a) shall terminate upon the earliest to occur of the following events:

(1)                                 The Participant’s death or other termination of the Participant’s disability,

(2)                                 The Participant reaches the Participant’s Normal Retirement Date, or

(3)                                 The Participant incurs a Termination of Service.

(c)                                  For purposes of this section, a disability is a medically determinable physical or mental disability that renders an Employee unable to engage in the Participant’s usual occupation for the Participant’s Participating or Related Employer.  The certificate of a medical doctor satisfactory to the Administrator shall establish the existence or nonexistence of such disability.  For purposes of this section, a “leave of absence” is an absence from an Employee’s usual occupation granted by the Employee’s Participating Employer.  The Administrator may determine that an Employee who is permitted to work for a Participating Employer on a limited basis is on such a leave.

Section 7.8.  Special Distribution and Payment Requirements.

(a)                                 Pursuant to Section 409(o) of the Code and notwithstanding any other provision of the Plan, other than such provisions as require the consent of the Participant to a distribution because the Participant’s Vested Share exceeds $1,000, a Participant may elect to have the portion of the Participant’s ESOP Accounts attributable to Toro Common Stock acquired by the Plan after December 31, 1986, distributed as follows:

(1)                                 If the Participant incurs a Termination of Service by reason of the attainment of the Participant’s Normal Retirement Date under the Plan, death or Disability, the distribution of such portion of the Participant’s account balance will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the Plan other than this Section 7.8.

(2)                                 If the Participant incurs a Termination of Service for any reason other than those enumerated in paragraph (1) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such Termination of Service, distribution of such portion of the Participant’s account balance will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant incurred a Termination of Service unless the Participant otherwise elects under the provisions of this Plan other than this Section 7.8.

(3)                                 If the Participant incurs a Termination of Service for a reason other than those described in paragraph (1) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such Termination of Service, distribution to the Participant, prior to any subsequent Termination of Service, shall be in accordance with terms of the Plan other than this Section 7.8.

For purposes of this Section 7.8, Toro Common Stock shall not include any Toro Common Stock acquired with the proceeds of a loan described in Section 404(a)(9) of the Code until the close of the Plan Year in which such loan is repaid in full.

(b)                                 Distributions required under Section 7.8 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of this Plan other than this Section 7.8.  In no event shall such distribution period exceed the period permitted under Section 7.3 and Section 401(a)(9) of the Code.  Notwithstanding the provisions in this subsection to the contrary, effective for distributions attributable to stock acquired after December 31, 1986, if the fair market value of a Participant’s account attributable to Toro Common Stock is in excess of $500,000 (as adjusted in the same manner and at the same time as under Section 415(d) of the Code) as of the date distribution is required to begin under Section 7.8, distributions required under Section 7.8 shall be made in substantially equal annual payments over a period not longer than five years plus an additional one year (up to an additional five years) for each $100,000 increment, or fraction of such increment, by which the value of the Participant’s account exceeds $500,000, unless the Participant otherwise elects under the provisions of the Plan other than this Section 7.8(b).  In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

(c)                                  If the portion of a Participant’s account balance attributable to Toro Common Stock which was acquired by the Plan after December 31, 1986 has not been separately accounted for, the Administrator shall select a method for identifying that portion.

Section 7.9.  Delayed Benefit Determinations; Lost Participant; Un-cashed Distribution Check; Escheat.

(a)                                 If the amount of a payment to a Participant required to commence on a date determined under Section 7.3(b) cannot be ascertained by that date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which such amount can be ascertained under the Plan.

(b)                                 If a Participant cannot be located, the Participant’s Vested Share shall be maintained in the Participant’s Accounts until distribution can be made.

(c)                                  If a distribution check payable to a Participant or Beneficiary is not cashed after a reasonable amount of time, the amount specified in the check shall be returned to the appropriate Account or Accounts specified by the Administrator.

(d)                                 If all or a portion of a Participant’s Vested Share has been lost by reason of escheat under state law, the Participant shall cease to be entitled to the portion so lost.

Section 7.10.  Qualified Domestic Relations Order.  Notwithstanding the preceding provisions of this article, benefits and payments of benefits under the plan shall be altered to conform to a Qualified Domestic Relations Order.

Section 7.11.  Withholding of Taxes.

(a)                                 In the case of a disbursement, the Administrator or its delegate shall direct the Trustee to withhold such tax as is required by law.  Also, the Administrator or its delegate or the Trustee upon the direction of the Administrator shall give to each person entitled to any such disbursement such notices regarding distributions or rollovers as are required by law.

(b)                                 In the case of a disbursement to be made by means of an annuity contract purchased from a life insurance company, the Administrator or its delegate shall direct the insurance company to withhold from each annuity payment such tax as is required by law, and the Administrator or its delegate shall provide the insurance company with such information as may be required by law to enable the insurance company properly to withhold such tax.

Section 7.12.  Direct Rollovers.  The following requirements apply to distributions:

(a)                                 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this provision, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a “direct rollover.”  However, if a distribution is an eligible rollover distribution, but would not have been such a distribution if the waiver for 2009 under Section 401(a)(9)(H) of the Code did not apply, the Administrator is permitted but not required to treat the distribution as an eligible rollover distribution for purposes of this section.

(b)                                 For purposes of implementing the requirements of this provision, certain terms contained in subsection (a) above shall be defined as follows:

(1)                                 Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other exception permitted by law or the Internal Revenue Service.  An eligible rollover distribution shall not include any hardship distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after tax contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Such a transfer may be made to an annuity contract described in Section 403(b) of the Code and such agreement is not required but the applicable contract must provide for separate accounting.

(2)                                 Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  Further, the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.  In addition, effective after 2007, an eligible retirement plan shall also mean a Roth IRA (any amount that would be includible in gross income if the distribution were not rolled over will be included in gross income).  Also, for taxable years beginning before January 1, 2010, the prior sentence shall not apply to an individual if, for the year the Eligible Rollover Distribution is made, he or she has modified adjusted gross income exceeding $100,000 or is married and files a separate return. Further, the definition of eligible retirement plan shall apply in the case of a non-spouse Beneficiary of a Participant in the case of an individual retirement account or annuity, provided that such account or annuity is treated as an inherited retirement plan pursuant to the provisions of Section 402(c)(11) of the Code.

(3)                                 Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.  A non-spouse Beneficiary of a Participant is considered to be a distributee.

(4)                                 Direct rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)                                  In-Plan Direct Rollover to Roth 401(k) Contributions Account

(1)                                 Participants will be permitted to make “in-plan Roth rollovers” to a Roth 401(k) Contributions Account established for the Participant.  An “in-plan Roth rollover” is a distribution from the Vested portion of a Participant’s Account, other than a Roth 401(k) Contributions Account, that is directly rolled over to the Participant’s Roth 401(k) Contributions Account in the Plan (pursuant to Section 402A(c)(4) of the Code).

(2)                                 A Participant will be permitted to elect the Vested portion of a Participant’s Account that will be transferred as part of an in-plan Roth rollover.

(3)                                 Subaccounts will be established under the Participant’s Roth 401(k) Contributions Account in the Plan to reflect two types of in-plan Roth rollovers.  The first type is referred to herein as “otherwise distributable in-plan Roth rollovers”.  The second type is referred to herein as “otherwise nondistributable in-plan Roth rollovers”.

(4)                                 A Participant’s in-plan Roth rollover from the Participant’s Account will be considered to be an otherwise distributable in-plan Roth rollover if (A) the rolled over amount would satisfy distribution rules that plans like the Plan are permitted to include and (B) such amount would be an eligible rollover distribution were that amount to be distributed from the Plan.  Accordingly, a Participant’s in-plan Roth rollover will be an otherwise distributable in-plan Roth rollover if such rollover is Vested and the Participant has incurred a Termination of Service or if such rollover is made from a Participant’s Rollover Contributions Account.  Also, an in-plan Roth rollover will be an otherwise distributable in-plan Roth rollover if such rollover is made from the Vested portion of any Account of a Participant if the Participant has reached age 59½, from the Vested portion of a Participant’s Employer Contributions Account, ESOP Toro Common Stock Account, ESOP General Account or Matching Contributions Account if the Participant has completed at least 5 Years of Vesting Service and from the Vested portions of those Accounts that have been in those Accounts for at least two years (subject to any limits applicable to distributions from such Accounts, such as under Section 7.3(f)).

(5)                                 A Participant’s in-plan Roth rollover from the Participant’s Account will be considered to be an otherwise nondistributable in-plan Roth rollover if it is not an otherwise distributable in-plan Roth rollover as described in the prior paragraph.

(6)                                 A notice under Section 402(f) of the Code is not required for an otherwise nondistributable in-plan Roth rollover, but is required for an otherwise distributable in-plan Roth rollover.

(7)                                 An otherwise distributable in-plan Roth rollover may be made by distribution of funds to the Participant who then rolls over the funds into the Participant’s Roth 401(k) Contributions Account within 60 days.  An otherwise nondistributable in-plan Roth rollover may not be done in this manner.

(8)                                 Any distribution restrictions that applied to the funds rolled over in an otherwise nondistributable in-plan Roth rollover continue to apply to those funds and earnings on them until those restrictions would have ceased to apply absent the rollover.

(9)                                 The taxable amount of the in-plan Roth rollover is the amount that would be includible in a Participant’s gross income if the rollover were made to a Roth IRA.  Favorable tax treatment is available if distribution is not made within the 5 taxable year period beginning with the earlier of the first day of the Participant’s taxable year in which the rollover was made or the first day of the Participant’s taxable year in which the Participant first contributed to the Participant’s Roth 401(k) Contributions Account.  However, if there had been a rollover to the Plan from an applicable retirement plan as described in Section 4.16(c), then such taxable year shall not be later than the first taxable year for which the Participant made a designated Roth contribution to such applicable retirement plan.

(10)                          An in-plan Roth rollover may be elected by a Beneficiary of a Participant only if he or she is a surviving spouse of the Participant and by an Alternate Payee of a Participant only if he or she is a spouse or former spouse of the Participant.

(11)                          This subsection is only effective if an officer of Toro or delegate described in Section 11.2 signs a document in amendment form that specifies that this subsection is to be effective as of a specific date and this subsection will be effective as of that date, which shall not be before the first day of the Plan Year in which that document is so signed.

Section 7.13.  Preserved Optional Benefit Forms and Distribution Options.  Amounts transferred from another qualified plan shall retain the optional benefit forms and distribution options provided under that plan at the time of the transfer, subject to modifications made under the terms of the Plan.

Section 7.14.  Payment in Event of Incapacity.  If any person entitled to receive any payment under the Plan is physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Administrator in its discretion may (but is not required to) cause any sum otherwise payable to such person to be paid to any one or more of the following as may be chosen by the Administrator: the Beneficiaries, if any, designated by such person; the institution maintaining such person; a custodian for such person under the Uniform Transfers to Minors Act of any state; or such person’s spouse, children, parents or other relatives by blood or marriage.  Any such payment completely discharges all liability under the Plan to the person with respect to whom the payment is made to the extent of the payment.

Section 7.15.  Minimum Distribution Requirements.

(a)                                 General Rules.

(1)                                 Effective Date.  The provisions of this Section 7.15 will apply for purposes of determining required minimum distributions for calendar years.

(2)                                 Precedence.  The requirements of this Section 7.15 shall supersede any distribution option in the Plan which is inconsistent with Section 401(a)(9) of the Code.

(3)                                 Requirements of Treasury Regulations Incorporated.  All distributions required under this article will be determined and made in accordance with the Regulations under Section 401(a)(9) of the Code.

(4)                                 TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this section and the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(5)                                 Defined Terms.  When used in this section, terms listed and defined in Section 7.15(f) have the meanings given them in that subsection unless the context indicates that other meanings are intended.

(b)                                 Time and Manner of Distribution.

(1)                                 Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)                                 Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)                               If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in Section 7.15(e), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)                               If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, unless a different election is made under Section 7.15(e), the Participant’s entire interest will be distributed, or commence (and be distributed over a period described in Section 7.15(d)(2)(A)), by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)                               If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)                               If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.15(b), other than paragraph (A) above, will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.15(b)(2) and Section 7.15(d), unless paragraph (D) above applies, distributions are considered to begin on the Participant’s required beginning date.  If paragraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.15(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(3)                                 Forms of Distributions.  Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.15(c) and 7.15(d).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Regulations thereunder.

(c)                                  Required Minimum Distributions During Participant’s Lifetime.

(1)                                 Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)                                 the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)                                 if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the

Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)                                 Time of Required Minimum Distributions.  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)                                 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 7.15(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)                                 Required Minimum Distributions After Participant’s Death.

(1)                                 Death On or After Date Distributions Begin.

(A)                               General requirement.  If the Participant dies on or after the date distributions begin, the Participant’s remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death.

(B)                               Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)                                     The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)                               If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(C)                               No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                 Death Before Date Distributions Begin.

(A)                               Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, and the designated Beneficiary elects to receive distributions over his or her life expectancy (as provided in Section 7.15(e)) or those distribution are otherwise to be paid in that manner, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 7.15(d)(1).

(B)                               No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.15(b)(2)(A), this Section 7.15(d)(2) will apply as if the surviving spouse were the Participant.

(e)                                  Election by Participants or Beneficiaries of 5-Year Rule or Life Expectancy Rule.  Participants or Beneficiaries may elect on an individual basis whether the 5-year rule described in Section 7.15(b)(2)(C) or the life expectancy rule described in Section 7.15(b)(2)(B) and Section 7.15(d)(2)(A) applies to distributions after the death of a Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution must begin under Section 7.15(b)(2) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 7.15(b)(2) and 7.15(d)(2).

(f)                                   Definitions.

(1)                                 Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.1 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1, of the Regulations.

(2)                                 Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the

Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.15(b)(2).

(3)                                 Life expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Regulations.

(4)                                 Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)                                 Required beginning date.  The date specified in Section 7.3(c) of the Plan.  However, when applying the provisions of this section after 2009, such date is determined without regard to Section 401(a)(9)(H) of the Code, which provides that the minimum distribution requirements of Section 401(a)(9) of the Code do not apply for 2009.

ARTICLE VIII.
Administration of the Plan

Section 8.1.  Trustee.  Toro has entered into a separate trust agreement to manage and control the assets of the Trust Fund.  Subject to the terms of that trust agreement, including provisions that provide that the Trustees shall be subject to the direction of the Administrator, the Trustees shall have the exclusive authority to manage and control the assets of the Trust Fund.

Section 8.2.  Administrator.  Toro shall be the Administrator unless the Chief Executive Officer of Toro designates a person or persons other than Toro as the Administrator.  If said Chief Executive Officer designates a person or persons other than Toro as Administrator, such person or persons shall serve as Administrator pursuant to such procedures as said Chief Executive Officer may provide.  Each such person shall be bonded as may be required by law.  Said Chief Executive Officer or his or her delegate shall act for Toro in its capacity as Administrator.

Section 8.3.  Administrative Duties and Powers.  In addition to the duties and powers elsewhere in this Plan imposed and conferred upon the Administrator, the Administrator has the duty and power:

(a)                                 To interpret and construe the provisions of the Plan;

(b)                                 To determine the eligibility of Employees to participate in the Plan and to give eligible Employees timely notice thereof;

(c)                                  To maintain records with respect to each Participant, upon the basis of any information furnished by the Participant’s Employer, by the Participant or by the Trustee, sufficient to determine the benefits due, or which may become due, to the Participant;

(d)                                 To prepare and file with the appropriate agencies of the United States Government such reports as are required by law from time to time;

(e)                                  To prepare and furnish to each Participant such reports and individual statements or other disclosures as are required by law from time to time;

(f)                                   To maintain records containing the necessary basic information from which the foregoing instruments and reports may be prepared in sufficient detail so that their accuracy may be verified;

(g)                                  To make available in its office, for examination during business hours by any Participant or Beneficiary, copies of all of the instruments under which the Plan has been established and is being operated and copies of all reports or other documents which are required by law to be made available to them;

(h)                                 To furnish to any Participant or Beneficiary, upon receipt of a request thereof in writing or by another method required or made available by the Administrator and in return for payment of the reasonable cost thereof, a copy of any document required to be made available to them;

(i)                                     To determine the right of any person to a benefit under the Plan, the amount thereof and the method and time or times of payment;

(j)                                    To furnish to each Participant whose employment with a Participating or Related Employer is terminated in any manner, or who has a Break in Service, or who so requests, but no more frequently than once a Plan Year, a report sufficient to inform the Participant of the Participant’s accrued benefits under the Plan and the percentage of those benefits that is Vested;

(k)                                 To engage an independent qualified public accountant, as may be required by law, and such other advisors, counsel (including, at the discretion of the Administrator, counsel also consulted or employed by a Participating Employer), agents and employees as may be reasonably necessary to the administration of the Plan;

(l)                                     To instruct the Trustee with respect to the disbursements from the Trust Fund;

(m)                             To serve as agent for the service of legal process upon the Plan along with the Trustee and any other person designated by the Chief Executive Officer of Toro or such officer’s delegate; and

(n)                                 To perform such other duties as the Chief Executive Officer of Toro or such officer’s delegate may specify from time to time with regard to the administration of the Plan.

Section 8.4.  Rule Against Discrimination.  In the administration of the Plan, the Administrator shall never discriminate in any way in favor of Employees who are Highly Compensated Employees of a Participating Employer.

Section 8.5.  Claims Procedure.

(a)                                 A Participant or the Participant’s spouse or Beneficiary shall have the right to submit a claim for benefits in writing or by another method permitted by applicable rules or regulations to the Claims Reviewer.  The claim must specify the basis of it and the amount of the benefit claimed.

(b)                                 The Claims Reviewer shall act to deny or accept said claim within ninety (90) days of the receipt of the claim by notifying the Participant or the spouse or the Beneficiary of the Claims Reviewer’s action, unless special circumstances require the extension of such ninety (90) day period.  If such extension is necessary, the Claims Reviewer shall provide the Participant or the spouse or Beneficiary with notification in writing or by another method permitted by applicable rules or regulations of such extension before the expiration of the initial ninety (90) day period.  Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected.  In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

(c)                                  In the event the Claims Reviewer denies the claim of a Participant or the spouse or Beneficiary in whole or in part, the Claims Reviewer’s notification in writing or by another method permitted by applicable rules or regulations shall specify, in a manner calculated to be understood by the claimant:

(1)                                 The reason or reasons for denial;

(2)                                 The specific section or sections of the Plan upon which the denial is based;

(3)                                 A description of any additional material or information, if any, necessary for the claimant to perfect his or her claim, and an explanation as to why such information or material is necessary;

(4)                                 A statement that the claimant will be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(5)                                 An explanation of the claim review procedure specified in the Plan; and

(6)                                 A statement of the claimant’s right to bring a civil action pursuant to Section 502(a) of ERISA following a continued denial of the claimant’s claim after appeal review.

(d)                                 Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Administrator upon request therefore in writing or by another method permitted by applicable rules or regulations submitted by the claimant or the claimant’s duly authorized representative and received by the Administrator within sixty (60) days after the claimant receives notification in writing or by another method permitted by applicable rules or regulations that the claimant’s claim has been denied.

(e)                                  In connection with such review in Subsection (d), the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues in writing or by another method permitted by applicable rules or regulations.  The Administrator shall act to deny or accept the claim within sixty (60) days after receipt of the claimant’s request in writing or by another method permitted by applicable rules or regulations for review unless special circumstances require the extension of such sixty (60) day period.  If such extension is necessary, the Administrator shall provide the claimant with notification in writing or by another method permitted by applicable rules or regulations of such extension before the expiration of such initial sixty (60) day period.

(f)                                   In all events, the Administrator shall act to deny or accept the claim within one hundred twenty (120) days of the receipt of the claimant’s request for review in writing or by another method permitted by applicable rules or regulations.  The action of Administrator shall be in the form of a notice in writing or by another method permitted by applicable rules or regulations to the claimant and its contents shall include all of the requirements for action on the original claim.

(g)                                  In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this section.

ARTICLE IX.
The Trust Fund

Section 9.1.  Trust Fund.  The Trustee appointed by the Administrator under a Trust Agreement shall hold all assets of the Plan in a Trust.  Such Trust Agreement shall contain provisions that are consistent with the terms of this article and Article X.  The assets of the Trust shall constitute the Trust Fund.

Section 9.2.  Source of Trust Fund.  The Trustee shall hold in a Trust maintained pursuant to a Trust Agreement which it has entered into with Toro any contributions and other property received by it from or at the direction of a Participating Employer or the Administrator pursuant to the Trust Agreement.

Section 9.3.  Payments from Trust Fund.  The Trustee shall, within a reasonable length of time after receipt of written notice from the Administrator or its delegate make such distributions from the Trust Fund as the Administrator or its delegate shall from time to time direct.  Such payments may be made directly to such person or persons, natural or otherwise, at such time and in such amounts as the Administrator or its delegate directs, and the Trustee shall have no duty, except as otherwise required by ERISA, to question the propriety of any such direction.

Expenses of the Plan may be paid either directly by the Participating Employers or out of the Trust Fund, as determined by the Administrator from time to time.  If such expenses are paid out of the Trust Fund, such expenses will be deducted from such portion in such manner as the Administrator may direct.  Such direction shall observe applicable guidance regarding allocation of administrative expenses.  Under such guidance, certain administrative expenses may be allocated on a pro rata basis and certain administrative expenses may properly be charged to an individual Participant rather than allocated among all Participants.

Section 9.4.  Division of Trust Fund.

(a)                                 The Administrator may direct the Trustee from time to time to divide and redivide the Trust Fund into one, two or more Investment Funds with names that the Administrator shall designate.  Upon each division or redivision, the Administrator may specify the part of the Trust Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.  If an Investment Account is established pursuant to Section 10.3, the Administrator shall direct that the Trust Fund be divided in such manner as to have the Investment Account constitute an Investment Fund pursuant to this section or a portion of such an Investment Fund.

(b)                                 The Administrator may direct the Trustee to invest an Investment Fund in any contract or contracts issued by a life insurance company which shall be selected by the Administrator.  Such contract shall contain such terms and conditions as may be agreed upon by the Administrator and said life insurance company.  Such contract may provide for a guaranty by the life insurance company (for such period or periods of time as may be agreed upon) against loss of amounts which are invested under it and may also provide (for such period or periods of time as may be agreed upon) for one or more agreed rates of interest upon said amounts.

(c)                                  The Administrator may direct the Trustee to cause any part or all of the Trust Fund, without limitation as to amount, to be commingled with the money of trusts which are created by others

(including trusts for qualified employee benefit plans), by it or them or by it or them in participation with others, by causing such money to be invested as a part of any or all of the pooled or collective investment funds heretofore or hereafter created by Declarations of Trust listed in Appendix A, which is attached hereto, and the portion of the Trust Fund so added to any such fund at any time shall be subject to all provisions of the applicable Declarations of Trust as it may be amended from time to time.  The Declarations of Trust listed in Appendix A are specifically incorporated by this reference into this Plan.  Such Appendix may be altered by the Chief Executive Officer of Toro or the Chief Executive Officer’s delegate to properly list the pooled or collective investment funds which such person determines should be on the list.

(d)                                 The Administrator shall direct the Trustee to establish an Investment Fund which invests in Toro Common Stock and to permit each Participant to direct that a percentage of the Participant’s Trust Fund Share up to a maximum established pursuant to Section 9.5(a) be invested in that fund.  Up to 40,000,000 shares of Toro Common Stock may be awarded or allocated under the Plan as of dates after January 1, 2014, such number of shares to be adjusted as appropriate for events such as reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or other like action.

(e)                                  The assets of the stock bonus part of the Plan as reflected in the ESOP Accounts shall be invested under the Trust Fund primarily in Toro Common Stock.  That investment will be made in the Investment Fund described in Section 9.4(d).  Up to one hundred percent (100%) of such part of the Trust Fund may be invested in Toro Common Stock.  Investment of those accounts in Toro Common Stock shall be made without regard to (1) the diversification of assets of the Plan and Trust, (2) the risk profile of Toro Common Stock, (3) the amount of income provided by Toro Common Stock, or (4) the fluctuation in the fair market value of Toro Common Stock, although the Administrator may determine to cause investment of those accounts to be made in a different manner permitted with respect to other Plan Accounts if the Administrator determines that there is a serious question concerning the short-term viability of Toro as a going concern.

Section 9.5.  Participant Investment Options.

(a)                                 As of each Investment Option Date, each Participant or Beneficiary may elect to have the Participant’s or Beneficiary’s Accounts in the Trust Fund invested in one or more Investment Funds; provided, that contributions pursuant to Sections 4.2 and 4.14 will be invested in Toro Common Stock when initially contributed to the Plan; provided, that the Administrator shall establish uniform rules as to the portion of an Account which may be invested in any one Investment Fund.  The Administrator may limit a class of Participants to selected Investment Funds.  The Administrator may establish rules concerning elections made under this section, including but not limited to the number of elections which may be made by a Participant or Beneficiary during any period of time and the time or period on or for which an election will be effective.  Until modified by the Administrator, a Participant or Beneficiary may make an election under this section at any time; provided, however, that the Administrator may establish additional limitations on such elections made by any Participant who is subject to Section 16 of the Securities Exchange Act and the rules thereunder.

(b)                                 Each election by the Participant or Beneficiary under subsection (a) shall be made by a method required or made available by the Administrator in time to permit transmittal of the election to the Trustee before the date as of which it is to become effective.  Any such election shall continue in effect until a subsequent such election becomes effective.  In the absence of a valid election, a Participant’s or Beneficiary’s Accounts in the Trust Fund shall be allocated to the Investment Funds in such percentages as shall be determined pursuant to rules established by the Administrator until a valid election becomes effective.

(c)                                  A Participant’s election under this section shall be applicable to the amounts that are included in the Participant’s Accounts on the Investment Option Date as of which such election is effective.  Any contributions to the Plan which are added to the Trust Fund following such Investment Option Date shall be subject to the same election unless a separate election is made by the Participant with respect to those contributions pursuant to rules established by the Administrator.  Such elections shall remain effective until the Participant makes a new election or elections as of an Investment Option Date.

(d)                                 The Administrator or its delegate shall direct the Trustee to divide the Trust Fund in a manner which will allow the elections which are effective as of a date to be put into effect as of that date.  The Administrator or its delegate shall give its directions to the Trustee within such time and in such manner as will give the Trustee time to carry out the directions on such Investment Option Date or during the period immediately following said Investment Option Period.

(e)                                  Notwithstanding the previous provisions of this section, any Participant or Beneficiary who directs the investment of all or a portion of the Participant’s or Beneficiary’s Accounts in the Trust Fund in a contract as described in Section 9.4(b) may change, amend or suspend or cancel such direction and again direct such investment only under the terms and conditions provided for, from time to time, in such contract, and may withdraw such part of the Participant’s or Beneficiary’s Accounts which are invested in such contract only to the extent such withdrawal is permitted under the terms and conditions of such contract and this Plan.

(f)                                   A Participant or Beneficiary who elects to invest any portion of the Participant’s or Beneficiary’s Accounts in the Trust Fund in Toro Common Stock consents to such portion being held as part of the stock bonus portion of the Plan that is an ESOP.

(g)                                  Notwithstanding any other provision of the Plan, the Administrator may authorize the Trustee, an Investment Adviser, or others to take action to limit excessive or abusive trading or market timing by Participants.  The limitations may include, but are not limited to, limits on trading privileges, rejection of purchase orders or exchanges, modification or discontinuation of exchange privileges, or imposition of additional redemption or exchange fees.  The Administrator or its delegate will arrange for advance notice to Participants that such limitations will be imposed in order to limit excessive or abusive trading or market timing.

Section 9.6.  Investment in and Retention of Life Insurance Contracts.

(a)                                 The Trust Fund may not be used to purchase life insurance on the life of a Participant, the proceeds of which insurance upon the death of such Participant are or become payable directly or indirectly to such Participant’s Beneficiary.  However, the Trustee may hold such insurance in the Trust Fund if such insurance was an asset of a Prior Plan.  In such case, such insurance shall be subject to the remaining provisions of this section.

(b)                                 If the Trust Fund is used to purchase life insurance on the life of a Participant, the proceeds of which insurance upon the death of such Participant are or become payable directly or indirectly to such Participant’s Beneficiary, then the assets in the Trust Fund shall be subject to the following conditions and limitations:

(1)                                 The Administrator may direct the Trustee first to apply all or any part of the Rollover Contributions, which have previously been made allocable to one of the Participant’s Accounts toward the premium cost of such insurance.  If such a direction is made, no Trust Fund earnings, Employer contributions to the Trust Fund or forfeitures arising pursuant to Section 6.3 shall be applied toward the premium cost of such insurance unless such premium cost exceeds such Rollover Contributions.

(2)                                 If any contributions made by a Participating Employer to the Trust Fund or forfeitures (attributable thereto) arising pursuant to Section 6.3 are used to pay the premium cost of such insurance, the following further conditions shall be applied:

(A)                               Upon the direction of the Administrator, the Trustee, at or before the date of said Participant’s “retirement” (as such term is used in Revenue Ruling 54-51), shall either:

(i)                                     convert the entire value of such insurance contract or contracts into cash and add the same to such Participant’s Vested Share, or

(ii)                                  convert such insurance contract or contracts into a form which will provide periodic income to the Participant in conformance with the provisions of Article VII such that no portion of such value may be used to continue life insurance beyond such date, or

(iii)                               distribute the insurance contract or contracts to the Participant, or

(iv)                              do any combination of the foregoing.

(B)                               At no time shall the premium paid with such contributions and forfeitures to purchase ordinary life insurance on the life of such Participant equal or exceed fifty percent (50%) of the total contributions of the Participating Employer and forfeitures (attributable thereto) then credited to the Accounts of the Participant.  In the case of premiums paid for term and other life insurance contracts that are not ordinary life insurance, that percentage shall not exceed twenty-five percent (25%) of that total. Further, the sum of one-half of such ordinary life insurance premiums and the premiums on such term and other life insurance contracts shall not exceed twenty-five percent (25%) of that total.  However, notwithstanding the previous provisions of this subparagraph (B), premiums for such insurance may always be paid from amounts in the Participant’s Accounts which have been held since the last accounting date at least two years preceding the date of the premium payment.

(3)                                 Any dividends or credits earned on such insurance contracts and received by the Trustee will be allocated to the appropriate Accounts of the Participant.

(4)                                 Amounts attributable to a Participant’s deductible voluntary employee contributions may not be used to purchase such insurance.  The Administrator’s instructions to the Trustee shall not be inconsistent with the foregoing restrictions.

(c)                                  The Administrator shall direct the Trustee to select options and otherwise deal with such contracts in a manner that will assure that such contracts are disbursed in a manner consistent with Article VII of the Plan.  In the event of any conflict between the terms of this Plan and the terms of any insurance contract acquired hereunder, the Plan provisions shall control.

(d)                                 Individual life insurance or annuity contracts may be sold by the Trustee to a Participant, a relative of the Participant, a Participating Employer or an employee benefit plan, or may be sold or transferred to or exchanged with the Trustee by a Participant or a Participating Employer; provided, however, that any such sale, transfer or exchange must comply with any prohibited transaction exemptions issued by the Department of Labor or Department of the Treasury.

Section 9.7.  Diversification of Investments.  Each Participant and Beneficiary is permitted to direct the Plan as to the investment of 100 percent of the amount of the Participant’s or Beneficiary’s Matching Contribution Account (including the Vested and non-Vested portions) and of 100 percent of the amount of the Participant’s or Beneficiary’s ESOP Toro Common Stock Account, consistent with Section 9.5(a).

Section 9.8.  Voting of Shares and Tender Offers.

(a)                                 Each Participant or Beneficiary in the Plan is entitled to direct (in accordance with procedures established by the Administrator) the Plan as to the exercise of voting rights with respect to the shares of Toro Common Stock (including fractional shares) allocated to the Account of such Participant or Beneficiary.  Toro shall provide to each Participant or Beneficiary, who shall be considered named fiduciaries solely for the purpose of pass through voting and tender offer rights described in subsection (c) with respect to Toro Common Stock held by the Plan, necessary and accurate information pertaining to the exercise of such rights containing all the information distributed to Toro’s shareholders as part of an information distribution to the shareholders (this information may include proxy materials and copies of tender offer materials furnished to security holders generally).  A Participant or Beneficiary shall have the opportunity to exercise any such rights within the same time period as Toro’s shareholders.

(b)                                 In the exercise of voting rights, votes representing shares of Toro Common Stock either (1) held in a suspense account for Toro Common Stock, or (2) on account of which Participant’s may direct the exercise of voting rights, but do not, shall be voted by the Trustee in the same ratio for the election of directors and for and against each other issue as the applicable vote directed by Participants with respect to shares of Toro Common Stock allocated to their Accounts to the extent permitted by Section 404(a)(1)(D) of ERISA.

(c)                                  In the event of any tender offer or exchange offer regarding Toro Common Stock, the Trustee’s response to those offers with respect to any such stock which has been allocated to the Accounts of Participants shall be made in accordance with directions made by Participants under the terms of the Plan; provided that the Trustee’s positive and negative responses to those offers with respect to shares of Toro Common Stock held in a suspense account, or shares of Toro Common Stock allocated to the Accounts of Participants for which the Trustee does not receive direction under the terms of the Plan shall be proportionate to the positive and negative responses to those offers (tabulated in terms of shares) received from Participants regarding shares of such stock allocated to their Accounts in a manner consistent with this Section 9.8 and Section 404(a)(1)(D) of ERISA.

(d)                                 A Participant shall be entitled to direct the Trustee regarding whether or not to tender or exchange any shares of Toro Common Stock allocated to the Participant’s Account in the event of a tender offer or exchange offer presented to the Trustee.  The procedure for obtaining that direction from a Participant shall be as follows:

(1)                                 Necessary and accurate information for the Participant to make a decision shall be provided by the Trustee to the Participant.

(2)                                 Steps shall be taken to assure that the Participant’s decision is confidential within the meaning of Section 203 of Delaware’s General Corporation Law (the information is to be made available only to the Trustee).

(3)                                 The Administrator shall establish any additional procedural steps as may be appropriate to obtain directions from the Participant to the Trustee.

Section 9.9.  Loans to Acquire Toro Common Stock.

(a)                                 The Trustee shall be authorized and empowered to borrow funds from any lender (except as otherwise provided by ERISA, the Code, or any Regulations thereunder) upon such terms, for such periods of time, and at such reasonable rate of interest as it (deems proper (subject to the provisions of this section), and for such security as it deems proper and as is allowed by this section, in order to acquire Toro Common Stock, but it shall exercise such power only as and to the extent directed by the Administrator.  Any loan obtained pursuant to this section must be primarily for the benefit of the Participants and their Beneficiaries.

(b)                                 Shares of Toro Common Stock purchased with the proceeds of a loan described in this section, or used as collateral for a prior loan described in this section which was repaid with the current loan described in this section, are the only assets of the Trust Fund which may be used as collateral for such loan.  The terms of such loan shall contain a formula which shall provide for the release from encumbrance of Toro Common Stock used as collateral.  The formula must provide that for each Plan Year throughout the duration of the loan, the number of shares of Encumbered Toro Common Stock to be released shall be equal to either:

(1)                                 The number of shares of Encumbered Toro Common Stock held immediately before release for the applicable Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest payments allocated to such Plan Year and the denominator of which is the sum of the numerator plus the principal and interest payments allocated to all future Plan Years, or

(2)                                 A number of shares computed with reference to the repayment of the principal of such loan; provided, however, under this paragraph (2), the following rules shall be applicable:

(A)                               The loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(B)                               Interest shall only be disregarded to the extent it would be considered interest under standard loan amortization tables; and

(C)                               This paragraph (2) shall cease to be applicable and paragraph (1) shall be applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the loan, the renewal period, the extension period, and the duration of the new loan exceeds ten years.

(c)                                  The terms of a loan described in this section shall also provide that in case of default with respect to such loan, the total Toro Common Stock Value of Toro Common Stock (as of the date of transfer) which may be transferred to the lender in satisfaction of such loan shall not exceed the amount of such default.  In addition, if the lender (a guarantor of the loan shall not be considered a lender for purposes of this subsection (c)) is a “disqualified person” (a person is a “disqualified person” if the person has such a relationship to the Plan or a Participating Employer as to be considered a disqualified person with respect to the Plan pursuant to Section 4975(e)(2) of the Code), the loan must provide for such a transfer only upon and to the extent of the failure of the Trust to meet the payment schedule of the loan.

(d)                                 In addition to the pledging of collateral as provided in this section, the Participating Employer, except as otherwise provided by ERISA, the Code, or the regulations thereunder, may guarantee repayment of said loan.

(e)                                  Toro Common Stock purchased with the proceeds of a loan described in this section shall be held in the ESOP Toro Common Stock Suspense Account by the Trustee until released from such Account pursuant to the terms of such loan.  Toro Common Stock released pursuant to such terms shall be allocated to the individual accounts of Participants in accordance with the applicable provisions of the Plan.

(f)                                   The Toro Common Stock purchased with the proceeds of a loan made pursuant to this section and held in the ESOP Toro Common Stock Suspense Account pursuant to subsection (e) shall be treated as an asset of the Trust Fund and the Plan except that such Toro Common Stock shall be segregated from other assets of the Trust Fund.  In the discretion of the Trustee, subject to the direction of the Administrator, income from such Toro Common Stock, including dividends and other income, shall be used to repay such loan, paid to Participants or their Beneficiaries, or paid to the Plan and distributed to the Participants or their Beneficiaries as provided in Section 404(k) of the Code and under this Plan.

(g)                                  Any loan made pursuant to this section must meet the additional following requirements:

(1)                                 The proceeds of such loan must be used, within a reasonable time but not later than any applicable time period prescribed under the Code or ERISA, or the Regulations thereunder, by the Trustee to acquire Toro Common Stock, to repay such loan or to repay a prior loan obtained pursuant to this section.

(2)                                 Such loan must be without recourse against the Plan or Trust.

(3)                                 The terms of the loan must provide that:

(A)                               Neither the lender nor any other person entitled to any payment under the loan shall have any right to the assets of the Trust other than:

(i)                                     The collateral for the loan as provided in this section;

(ii)                                  The portion of Employer Contributions (other than Toro Common Stock) which are made under the Plan to meet the obligations of the Plan or Trust under the loan; and

(iii)                               Any earnings attributable to such collateral and the investment of such portion of Employer Contributions.

Such portion of Employer Contributions and such earnings must be accounted for separately by the Trustee until the loan is repaid.

(B)                               Payments made with respect to such loan during any Plan Year must not exceed an amount equal to the sum of Employer Contributions and earnings as are described in subsection (A) and as are received during such Plan Year or prior Plan Years less such payments made in prior Plan Years.

(h)                                 The prior provisions of this section are intended to provide guidance to the Administrator and the Trustee as to the steps to be taken to assure that a loan described in this section will not result in the imposition of any excise tax, as provided for in Section 4975 of the Code.  To the extent additional or other steps need the taken to prevent the imposition of such excise tax, the Trustee is authorized to take such steps, subject, however, to the direction of the Administrator.

Section 9.10.  Loans to Participants from the Trust Fund

(a)                                 The Administrator may allow a program permitting loans from the Trust Fund to Participants or Beneficiaries.  If loans are permitted, the Administrator will establish the terms and provisions of the program which shall be observed by the Trustee provided that said terms and provisions conform with the requirements of Section 9.10(b).  Such terms and provisions shall be set forth in the Summary Plan Description or other document which shall be considered part of this Plan for purposes of Section 2550.408b 1 of the Department of Labor Regulations.

(b)                                 Subject to the provisions of this Section 9.10, upon the request of a Participant or Beneficiary in writing or by another method required or made available by the Administrator, the Trustee will make a loan or loans from the Trust Fund to such Participant or Beneficiary, provided that in making such loans, consideration is given to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans.  These factors may include the individual’s credit worthiness and financial need.  Such loans shall be made available to all Participants or Beneficiaries on a reasonably equivalent basis.  Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other individuals.  Loans must be adequately secured and bear a reasonable interest rate.  A Participant’s Vested Share must be used as security for a loan.  No loan shall exceed the present value of the Participant’s Vested Share.

(c)                                  No loan to any individual may be made to the extent that such loan when added to the outstanding balance of all other loans to the individual would exceed the lesser of:

(1)                                 $50,000 reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or

(2)                                 fifty percent (50%) of the present value of the nonforfeitable accrued benefit of the borrower.  For purposes of this limitation, all loans from all plans of the Participating Employers and Related Employers are aggregated.

Also, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a specified period not exceeding five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.  Not more than fifty percent (50%) of the Participant’s Vested Share may be pledged as security for the outstanding balance of all Plan loans made to the individual.

(d)                                 In the event that the qualified joint and survivor annuity and pre-retirement survivor annuity requirements, described in Sections 7.4 and 7.5, apply to the individual receiving a loan from the Plan, the spouse of that individual must consent in writing or by another method required or made available by the Administrator to the use of the Vested Share as security for the loan during the ninety (90) day period ending on the date on which the loan is to be secured.  The consent shall meet requirements comparable to the spousal consent requirements described in Section 7.4 and 7.5.  Such consent shall be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan.  A new consent is required if the Vested Share is used for renegotiation, extension, renewal, or other revision of the loan.

(e)                                  For purposes of applying the limits of this section, all qualified employer plans (as defined in Section 72(p)(4) of the Code) of a Participating Employer and its Related Employers shall be treated as one such plan.

(f)                                   In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(g)                                  The Administrator or its delegate shall maintain adequate records regarding any loans made pursuant to this Section 9.10 and shall establish separate accounts or subaccounts to the extent necessary to carry out the provisions of this Section.

(h)                                 This section is only effective if an officer of Toro or delegate described in Section 11.2 signs a document in amendment form that specifies that this section is to be effective as of a specific date and this section will be effective as of that date, which shall not be before the first day of the Plan Year in which that document is so signed.

ARTICLE X.
Investment Advisers

Section 10.1.  Appointment of Investment Advisers.  The Administrator shall have the right to appoint one or more Investment Advisers.  All appointments of Investment Advisers shall be by written agreement between Toro and the Investment Adviser.  The Trustee shall receive a copy of each such agreement and all amendments, modifications and terminations thereof and shall give written acknowledgment of receipt of same.  Until receipt of a copy of each such amendment, modification or termination, the Trustee shall be fully protected in assuming the continuing authority of such Investment Adviser under the terms of its original agreement with Toro as theretofore amended or modified.

Section 10.2.  Investment Adviser Agreements.  Among other matters, each agreement between Toro and an Investment Adviser or an agreement between the Investment Adviser and the Trustee shall provide that:

(a)                                 All directions given by the Investment Adviser to the Trustee shall be in writing, signed by an officer or partner of the Investment Adviser or by such other person as may be designated in writing by the Investment Adviser; provided that the Trustee shall accept oral directions for the purchase or sale of securities which shall be confirmed by such authorized personnel of the Investment Adviser in writing.

(b)                                 Should the Investment Adviser find it desirable, it shall receive a power of attorney from the Trustee, in such form and substance as may be approved by the Trustee and the Administrator, authorizing the Investment Adviser to effect transactions directly for its Investment Account.

(c)                                  All settlements of purchases and sales are to be in such place as the Trustee and Investment Adviser may agree.

(d)                                 In all events the Trustee is to retain physical custody of all assets comprising an Investment Account, or control of all such assets at central depositories including the Federal Reserve banks (unless that custody is not required by ERISA).

(e)                                  Payment of the cost of the acquisition, sale or exchange of any security or other property for an Investment Account shall be charged to that Investment Account.

(f)                                   The responsibility of the Investment Adviser to vote proxies shall be recognized unless the agreement expressly precludes the Investment Adviser from voting proxies.

(g)                                  The Investment Adviser acknowledges that it is a “fiduciary” of the Plan and that for the term of the agreement it will qualify as an “investment manager” (as both of said terms are used in ERISA).

Section 10.3.  Notification of Appointment of Investment Advisers.  Written notice of each appointment of an Investment Adviser shall be given to the Trustee at least ten days in advance of the effective date of the appointment.  Such notice shall state the part of the Trust Fund which is to become the Investment Account of the Investment Adviser and shall either include or be accompanied by a direction to the Trustee to establish the Investment Account as an Investment Fund pursuant to Section 9.4(a).  Upon receipt of said notice, the Trustee shall allocate the designated part of the Trust Fund to the Investment Account of such Investment Adviser.  The Administrator may by similar notice modify such designation from time to time.

Section 10.4.  Investment Adviser’s Authority.  So long as the appointment of an Investment Adviser is in effect, the Trustee shall be directed to follow the directions of the Investment Adviser with respect to its Investment Account in exercising the powers granted to the Trustee in the Trust Agreement regarding investment of the Trust Fund.  One of those powers is voting proxies; however, the Investment Adviser won’t have that power if the agreement described in Section 10.2 expressly precludes the Investment Adviser from voting proxies (and the Trustee shall have the power).

Section 10.5.  Trustee’s Responsibility for Investment Adviser’s Account.  The Trustee shall monitor all instructions from the Investment Adviser and shall notify the Administrator in the event that it considers any instruction to involve an improper investment of the Trust Fund.  However, the Trustee shall have no further duty to question such instructions and, except as may be otherwise provided by ERISA, the Trustee shall not be liable for any loss which may result by reason of any action taken by it in accordance with a direction of an Investment Adviser acting within the powers granted to it under this Article X, or by reason of any lack of action by the Trustee upon the failure of an Investment Adviser to exercise its said powers.

Section 10.6.  Investment Adviser’s Access to Records.  The Trustee shall make available to an Investment Adviser copies of or extracts from such portions of its accounts, books or records relating to the Investment Account of such Investment Adviser as the Trustee may deem necessary or appropriate in connection with the exercise of the Investment Adviser’s functions, or as the Administrator may direct.

Section 10.7.  Allocation of Charges to Investment Adviser Account.  All charges (other than those covered in Section 10.2(e)) against each Investment Account shall be made in such proportions as the Administrator may direct from time to time.

ARTICLE XI.
Amendment

Section 11.1.  Power.

(a)                                 Toro reserves the power to amend, alter or wholly revise this instrument, prospectively or retrospectively, at any time by the action of its Chief Executive Officer or such officer’s delegate, and the interest of each Participant is subject to the power so reserved.  No amendment may be made, however, that would reduce the interest in the Trust Fund Vested in any Participant or the Participant’s Beneficiary at the time of the amendment (elimination of an optional form of benefit available to a Participant with respect to the Participant’s benefits accrued before the amendment is considered to be such a reduction), or that would divert any part of the Trust Fund to any use or purpose other than for the exclusive benefit of the Participants and Beneficiaries; provided, however, that any amendment may be made which may be or become necessary in order that the Plan and Trust will conform to the requirements of ERISA and qualify under the provisions of Sections 401(a) and 501(a) of the Code (as it may be amended from time to time), or in order that all of the provisions of the Plan and Trust will conform to all valid requirements of applicable federal and state laws.

Section 11.2.  Method.  An amendment shall be stated in an instrument in writing signed in the name of Toro by its Chief Executive Officer or such officer’s delegate, which shall include at least Toro’s Chief Financial Officer, General Counsel and Vice President of Human Resources and any member of the Company’s Management Investment Committee.  Notwithstanding the prior provisions of Section 11.1 or this section, the Chief Executive Officer, or such officer’s delegate may amend Exhibit A - Participation and Recognition of Other Service, from time to time, as necessary or desirable, subject to any limitations on such officer’s authority to amend the Plan specified by the Board of Directors of Toro.  Such amendment will be performed by a revised Exhibit A being prepared, executed by such officer or delegate, and dated.

(a)                                 An amendment of this Plan by whatever means must not reduce or eliminate a benefit under the Plan, protected under Section 411(d)(6) of the Code, unless permitted to do so under applicable regulations.  To the extent that such an amendment would cause such a reduction or elimination, the Administrator or its delegate shall disregard the amendment and maintain an appropriate schedule of optional forms of benefit which shall continue to be available to the affected Participants.

Section 11.3.  Amendment of Vesting Schedule.

(a)                                 If a Participating Employer when it adopts this Plan modifies the vesting schedule or the method of computing service for vesting purposes under a Prior Plan, a Participant who was a participant in such Prior Plan and who has not less than three (3) years of service for vesting purposes by the end of the period described in subsection (c) shall be provided the opportunity to make the election described in subsection (b) within said period.  In addition, if Toro modifies the vesting schedule or the method of computing service for vesting purposes by amending the Plan, a Participant having not less than three (3) years of such service by the end of the period described in subsection (c) shall be given the opportunity to make the election described in subsection (b) within said period.  For Participants who do not have at least one hour of service in any Plan Year beginning after December 31, 1988, this provision shall be applied by substituting “5 years of Vesting Service” for “3 years of Vesting Service” where such language appears.

(b)                                 A Participant described in subsection (a) may elect to have the Participant’s Vested percentage of the portion of the Participant’s Trust Fund Share attributable to the Participant’s Accounts which are not fully Vested computed under the Prior plan or under this Plan as it existed prior to the amendment of the Plan, whichever is applicable.  An election made under this subsection (b) shall be irrevocable when it is made.

(c)                                  In order for the election described in subsection (b) to be effective, it must be executed in writing upon forms to be provided by the Administrator or its delegate or made by another method required or made available by the Administrator and must be delivered to the Administrator or its delegate on or after the effective date of adoption of the Plan by the Participating Employer or the date the Plan is amended (whichever is applicable) and before the latest of:

(1)                                 The date which is sixty (60) days after said effective date or the day the Plan is so amended,

(2)                                 The date which is sixty (60) days after said effective date or the day the new amendment becomes effective; or

(3)                                 The date that is sixty (60) days after the day the Participant is issued written notice by the Administrator or its delegate (the notice may be given electronically if permitted by applicable guidance) of said adoption of the Plan or amendment of the Plan.

(d)                                 The preceding provisions of this section shall not be applicable if after the modification described in Section 11.3(a) each Participant will always be at least as Vested at any point in time on or after the modification as the Participant would have been without the modification.

(e)                                  If an amendment to the Plan modifies a vesting schedule or the method of computing Vesting Service, a Participant who had any Trust Fund Share before the later of the effective date or the date of the amendment shall have the Participant’s Vested portion of the Participant’s Trust Fund Share determined using whichever of the pre-amendment or post-amendment methods for determining vesting produces the greatest Vested Share.

ARTICLE XII.
Termination, Withdrawals and Acquisitions

Section 12.1.  Termination of Plan, Withdrawals and Discontinuance of Contributions.

(a)                                 Toro now intends the Plan to be permanent; nevertheless, it reserves to its Chief Executive Officer or such officer’s delegate the power to terminate the Plan as to itself and any or all other Participating Employers and as to any designated group of Employees, former Employees or Beneficiaries.  If there are any Participating Employers other than Toro, Toro shall deliver to each other Participating Employer a written notice of termination specifying the effective date thereof (which shall not be less than thirty days after the notice date) and executed in the manner provided for the execution of an amendment by Toro.

(b)                                 Any Participating Employer (other than Toro) may withdraw from participation in the Plan at the end of any Plan Year by giving the Administrator or its delegate thirty days’ written notice.  The Administrator may terminate the participation in the Plan of any Participating Employer (other than Toro) by giving the Participating Employer thirty days’ written notice.  Such withdrawal or termination may be a termination of the Participating Employer’s plan as maintained under this Plan (this could occur if the Participating Employer is not (has ceased to be) a Related Employer of Toro) unless such plan is continued under documents other than this Plan by the Participating Employer or by an acquiring Employer described in Section 12.4.

(c)                                  A complete discontinuance of contributions under the Plan by all Participating Employers shall be deemed a termination of the Plan as to such Participating Employers unless the Plan is continued under documents other than this Plan by the Participating Employers or by an acquiring Employer described in Section 12.4.  If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, a complete discontinuance of contributions under such plan by such Participating Employer shall be deemed a termination of such plan as to such Participating Employer unless such plan is continued under documents other than this Plan by the Participating Employer or by an acquiring Employer described in Section 12.4.

(d)                                 In the event that all of the Participating Employers should be dissolved and liquidated, or should be adjudged as voluntarily or involuntarily bankrupt, or should participate in a consolidation, merger or other corporate reorganization as a result of which the new, surviving or reorganized corporation or corporations does not or do not assume or continue the obligations of the Plan, or should have its or their corporate existence terminated in any other way, then the Plan shall terminate.  If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and if the prior sentence would apply to it if it was the only Participating Employer, then such plan shall be deemed to have terminated.  In either case described in the prior two sentences, any new, surviving or reorganized corporation shall have the power to continue such plan or the Plan, whichever is applicable, as its own (and thus prevent termination) as provided in Section 12.4.

Section 12.2.  Allocation Upon Termination.  Upon the termination of the Plan as to a Participating Employer, any previously unallocated funds which are part of the Trust Fund and are allocable to Active Participants who are Employees of the Participating Employer shall be allocated to such Active Participants as provided in Articles V and VI as of the date of termination of the Plan as to that Participating Employer.  If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and such plan is terminated as described in Section 12.1, then the prior sentence shall apply to such plan.

Section 12.3.  Distribution Upon Termination or Complete Discontinuance of Contributions.

(a)                                 Upon the complete termination of the Plan or the complete discontinuance of contributions under the Plan, the respective interests of the Participants in the Trust Fund shall fully vest, and the Trustee shall proceed to liquidate the Trust Fund, distributing benefits to the Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, unless benefits are transferred to a successor plan (such a transfer may be required by Treasury Regulations).  The Trustee shall reserve such amounts as may be required to pay any expenses of termination, liquidation and distribution, and shall then segregate each Participant’s Trust Fund Share in a special account.  Each such Share shall be distributed to such Participant or the Participant’s Beneficiary.  The method and commencement date of distribution shall be determined as provided in Section 7.2 and Section 7.3, respectively.

(b)                                 If a Participating Employer maintains its own plan under this Plan because it is not (has ceased to be) a Related Employer of Toro, and such plan is terminated as described in Section 12.1, then the prior provisions of this section shall apply to such plan and the portions of the Trust Fund and Trust Fund Share’s of Participants affected by the termination.

(c)                                  Upon a partial termination of the Plan, the foregoing provisions of this section shall apply, but only as to those Participants and to that portion of the Trust Fund affected by the termination.

Section 12.4.  Acquisitions.  If all, or substantially all, of the Employees of a Participating Employer or all, or substantially all, of the Employees constituting a separate or separable unit of operation of a Participating Employer, are transferred directly to the employment of another corporation, partnership or individual proprietorship (in this paragraph called “Buyer”), which, as a part of the same transaction, acquires either all, or substantially all, of the operating assets of a Participating Employer or all, or substantially all, of the operating assets that constitute, together with the Employees, a separate or separable unit of operation, such Buyer with the consent of the Administrator may adopt and may amend the Plan with respect to the transferred Employees and continue the Plan as its own. Alternatively, such Buyer may adopt a separate plan of its own for such transferred Employees or provide that such Employees shall be covered by an existing plan of the Buyer’s, in which case, notwithstanding the distribution provisions of Article VII, the Administrator may direct that the portion of the Trust Fund allocable to such transferred Employees be segregated and transferred to a medium designated by such Buyer for the funding of its plan.

ARTICLE XIII.
Top Heavy Rules

Section 13.1.  Effective Period of Article XIII.  Notwithstanding the prior provisions of this Plan, the provisions of this Article XIII shall govern during a Plan Year (and for subsequent Plan Years if so specified) in the event that the Plan is a Top Heavy Plan for that Plan Year.  This Article XIII shall not apply to Covered Employees who are part of a unit of Employees covered by a collective bargaining agreement which meets the requirements of Section 7701 (a)(46) of the Code provided that the retirement benefits under the Plan were the subject of good faith bargaining.  Important definitions used in this Article are described in the last section of the Article.

Section 13.2.  Minimum Allocation.  If this Plan is a Top Heavy Plan for a Plan Year with respect to a Participating Employer, a different allocation of the Participating Employer’s contributions to the Plan may have to be made than provided in the previous provisions of this Plan, subject to the following rules:

(a)                                 Notwithstanding Section 5.1 of the Plan and subject to the remaining provisions of this section, the allocation of the Participating Employer’s contribution for such Plan Year shall be altered as necessary to assure that the allocation on behalf of each Considered Employee is not less than the lesser of (1) three percent (3%) of the Considered Employee’s Credited Compensation or (2) the percentage of Credited Compensation contributed for that Plan Year on behalf of the Key Employee who has the highest such percentage contributed on the Key Employee’s behalf.

(b)                                 If the Participating Employer or a Related Employer of that Participating Employer maintains another defined contribution plan which provides for a minimum contribution or allocation which partially or wholly satisfies the minimum contribution requirement for Top Heavy defined contributions plans (as it may be modified by Section 416(h)(2) of said Code), the minimum allocation required by the previous subsection shall be reduced to a level at which said requirement is met.

(c)                                  Elective contributions as described in Treasury Regulation Section 1.401(k)-6, on behalf of Key Employees are taken into account in determining the minimum required contribution under Section 416(c)(2) of the Code.  However, elective contributions on behalf of employees other than Key Employees may not be treated as Employer contributions for purposes of the minimum contribution or benefit requirement of Section 416 of the Code.  Also, Matching Contributions may not be treated as Employer contributions for that purpose.

(d)                                 Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

A Participant will be required to be employed on the last day of a Plan Year in order to be entitled to benefit provided by this Section.  The Plan may not satisfy the requirements of this Section through Employer contributions to Social Security.

Section 13.3.  Compensation.  The amount of compensation that may be taken into account under this article will be the same as defined in the definition of Compensation.

Section 13.4.  Definitions.  The terms defined in this Section, when used in this Article XIII with initial capital letters have the following meanings unless the context clearly indicates that other meanings are intended:

(a)                                 Accrued Benefit.  “Accrued Benefit” means the amount of benefit which a person has accrued under a defined benefit plan through a specific date.

(b)                                 Considered Employee.  For any Plan Year, a “Considered Employee” is an Employee of a Participating Employer who is not a Key Employee of that Employer and is either a Qualified Employee of the Participating Employer or one of a group of Employees of a Participating Employer who would have been Qualified Employees but failed to complete the required number of Hours of Service to be Qualified Employees.

(c)                                  Credited Compensation.  “Credited Compensation” means Compensation.

(d)                                 Determination Date.  “Determination Date” for a plan year of a plan means the last day of the plan’s preceding plan year or, in the case of the first plan year of a plan, the last day of such plan year.

(e)                                  Five Percent Owner.  “Five Percent Owner” means either:

(1)                                 if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation, or

(2)                                 if the Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

(f)                                   Key Employee.  “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Participating Employer or one of its Related Employers having Credited Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002; $170,000 in 2016), a Five Percent Owner of the Participating Employer or one of its Related Employers, or a one percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Participating Employer or one of its Related Employers having Credited Compensation of more than $150,000.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(g)                                  Present Value of Accrued Benefit.

(1)                                 The “Present Value of Accrued Benefits” of a participant under a defined benefit plan as of the plan’s Determination Date is the present value of that participant’s Accrued Benefit as of the Valuation Date which falls within a 12 month period ending on the Determination Date.  It shall be determined as if the participant incurred a Termination of Service as of the Valuation Date.  Further, the amount shall be determined by an actuary selected by Toro using reasonable actuarial assumptions.  The assumptions used must be the same for two or more defined benefit plans which are being aggregated with this Plan for testing whether it is a Top Heavy Plan, but need not be the same as actuarial assumptions used for funding or equivalence calculations under those plans.  Interest and post-retirement mortality assumptions must be used and pre-retirement mortality and future increases in cost of living may also be assumed.  Assumptions as to future withdrawal or future salary increases may not be used.

(2)                                 The “Present Value of Accrued Benefits” of a participant under a defined contribution plan as of its Determination Date is the sum of (A) the participant’s individual account balance as of the most recent Valuation Date occurring within a 12 month period ending on the Determination Date and (B) any contributions due to be allocated to the participant’s account balance as of the Determination Date.

(3)                                 The Accrued Benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the aggregate group described in the Top Heavy Plan definition, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(4)                                 The Present Values of Accrued Benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(5)                                 The Accrued Benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(h)                                 Top Heavy Plan.  A determination of whether or not this Plan is a “Top Heavy Plan” with respect to a Participating Employer for a Plan Year shall be made as of the Determination Date for that Plan Year as follows:

(1)                                 The Participating Employer and its Related Employers shall be treated as one employer (referred to as the “Participating Employer”) for purposes of determinations made under this subsection.

(2)                                 If this Plan is not aggregated with other plans in accordance with the following subsections, it shall be considered a Top Heavy Plan with respect to a Participating Employer if the Present Value of Accrued Benefits under the Plan for Key Employees of the Participating Employer exceeds sixty percent (60%) of the Present Value of Accrued Benefits under the Plan for all Employees (and their beneficiaries) of the Participating Employer.

(3)                                 If the Participating Employer maintains any other defined benefit or defined contribution plans in which a Key Employee of the Participating Employer participates or maintains any such plans which permit this Plan to meet the coverage requirements of Section 401(a)(4) or Section 410 of the Code, then such plans shall be aggregated with this Plan for purposes of determining whether the Plan is a Top Heavy Plan.

(4)                                 In addition to the required aggregation just described, the Participating Employer may aggregate other defined contribution and defined benefit plans with this Plan which are maintained by the Participating Employer if such permissive aggregation thereby eliminates the status of this Plan as a Top Heavy Plan under the following subsection and if the aggregated plans would continue to meet the requirements of Sections 401(a)(4) and 410 when taking the plans into account together.

(5)                                 This Plan shall be considered a Top Heavy Plan with respect to a Participating Employer only if the sum of the Present Values of Accrued Benefits for Key Employees of the Participating Employer under all defined benefit and defined contribution plans included in a group of plans aggregated in accordance with the preceding subsections exceeds sixty percent (60%) of a similar sum for all Employees (and their beneficiaries) of the Participating Employer.  Said present values shall all be determined as of the Determination Dates which fall within the calendar year that this Plan’s Determination Date falls.

(6)                                 For purposes of determining a Participant’s Present Value of Accrued Benefits under a defined contribution or defined benefit plan, such present value shall be increased by the aggregate distributions made with respect to such Participant under the plan during the five year period ending on the plan’s Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan that if it had not been terminated would have been included in an aggregation group.

(7)                                 For purposes of this subsection, the Present Value of Accrued Benefits for an Employee who was a Key Employee but is no longer a Key Employee shall not be taken into account.

(8)                                 Adjustment shall be made to the Present Values of Accrued Benefits to account for rollovers and plan to plan transfers.  In the case of unrelated rollovers and transfers, which are those initiated by an individual and made from a plan maintained by one Employer to a plan maintained by another Employer, the plan making the distribution counts it as a distribution for purposes of subsection (i)(6) of this section, and the plan accepting the distribution does not consider the distribution part of the Accrued Benefits under that plan if such distribution was accepted after December 31, 1983, but considers it part of said Accrued Benefits if the distribution was accepted on or prior to December 31, 1983.  In the case of related rollovers and transfers, which are those either not initiated by an individual or made to a plan maintained by the same Employer, the plan providing the distribution does not count the distribution as a distribution under subsection (i)(6) of this section and the plan accepting the distributed amount counts the distribution as part of the Accrued Benefits under the plan.

(9)                                 For Plan Years beginning after December 31, 1984 and Plan Years beginning on or before January 1, 2001, the Accrued Benefit of an Employee who has not performed any service for the Participating Employer during the five year period ending on the Determination Date is excluded from the determination made under this subsection.

(10)                          In determining if the Plan is a Top Heavy Plan, the Present Value of Accrued Benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  Also, the accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date will not be taken into account.

(i)                                     Valuation Date.

(1)                                 “Valuation Date” in the case of a defined contribution plan means a date on which individual accounts are valued.

(2)                                 In the case of a defined benefit plan, “Valuation Date” means the date on which plan costs are determined for purposes of the minimum funding rules under ERISA.

ARTICLE XIV.
Miscellaneous

Section 14.1.  Procedures and Other Matters Regarding Domestic Relations Orders.

(a)                                 To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of any benefit payable in the Qualified Joint and Survivor Annuity Form or as a death benefit to a spouse under Section 7.5(b) (and any spouse of the Participant shall not be treated as a spouse of the Participant for such purposes).

(b)                                 The Plan shall not be treated as failing to meet the requirements of the Code which prohibit payment of benefits before the Participant’s Termination of Employment with all Participating Employers solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

(c)                                  In the case of any Domestic Relations Order received by the Plan:

(1)                                 The Administrator or its delegate shall promptly notify the Participant and each Alternate Payee of the receipt of such order and the Plan’s procedures for determining the qualified status of Domestic Relations Orders, and

(2)                                 Within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified order.

(d)                                 During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Administrator, by a court of competent jurisdiction, or otherwise, the Administrator or its delegate shall separately account for the amounts (referred to hereinafter as the “segregated amounts”) which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.  If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the Domestic Relations Order, the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Administrator or its delegate shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto.  If within that eighteen (18) month period either (1) it is determined that the order is not a Qualified Domestic Relations Order or (2) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Administrator or its delegate shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.  Any determination that an order is a Qualified Domestic Relations Order which is made after the close of that eighteen (18) month period shall be applied prospectively only.

(e)                                  For administrative purposes, an Alternate Payee shall be treated under this Plan in the same manner as a Beneficiary with respect to the portion of a Participant’s interest in the Plan being held and invested for the Alternate Payee’s benefit.  If an Alternate Payee of a Participant dies prior to full payment of amounts owing to the Alternate Payee under the Plan pursuant to the relevant Qualified Domestic Relations Order, then the remainder of the payments owed to the Alternate Payee will be made to the Alternate Payee’s estate, unless such Qualified Domestic Relations Order provides for such payments to be made to such Participant or a different Alternate Payee upon such death (in which case those payments will be made pursuant to that order).

(f)                                   When distribution is to be made to an Alternate Payee, the Administrator or its delegate shall determine from which Accounts of a Participant it will be made.

Section 14.2.  Prohibition Against Diversion.

(a)                                 Except as provided in paragraph (b), no part of the principal or income of the Trust Fund may be used for or diverted to purposes other than for the exclusive benefit of Employees and their Beneficiaries.

(b)                                 The following are exceptions to subsection (a) (and shall be integrated in a manner consistent with IRS Revenue Ruling 91-4 and subsequent guidance):

(1)                                 If an Employer contribution is received by the Trustee and its delivery is conditioned upon its deductibility by the Employer under Section 404 of the Code (as amended from time to time), then to the extent the deduction is disallowed, the Trustee shall, upon written request of the Employer, return the disallowed portion of such contribution to the Employer within one year after the date of the final denial of said deduction (including a final resolution of any such denial through all appeals procedures).

(2)                                 If all or a portion of an Employer contribution is made under a mistake of fact, the Trustee shall, upon written request of the Employer, return the portion which was so made to the Employer within one year of the date the contribution was delivered to the Trustee.

(3)                                 Upon termination of the Plan, any amounts held in a suspense account under Section 5.3(c) of the Plan (pursuant to Section 1.415-6(b)(6) of the Treasury Regulations) shall revert to the Participating Employer to which the amount is attributable.

Section 14.3.  Transfer to or from Qualified Plan.  Assets held by the Trust Fund or by any other plan or trust which is qualified under Section 401(a) of the Code on behalf of an Employee or groups of Employees may be transferred between the Trust Fund and such other plan or trust (provided that proper notice is given to the Internal Revenue Service as may be required).  The Administrator shall determine whether to allow such transfer and then shall inform the Trustee of its decision and direct them accordingly.  An Employee on behalf of whom assets are transferred to the Trust Fund shall be a Non-Contributing Participant unless and until the Employee becomes a Contributing Participant.  All such assets received by the Trustees shall be maintained in a separate Account maintained for such Employee, shall be no less Vested than at the time of the transfer, and will be subject to distribution limitations under Section 401(k) of the Code to the extent that they were subject to those limits under the transferring plan.  Such assets shall be allocated to such Account as of the Valuation Date on or subsequent to the date on which the Trustee receives assets.  Any assets transferred out of the Trust Fund on behalf of a Participant shall be in lieu of any distribution otherwise payable under the Plan to the Participant.  Before a transfer is made, the Administrator or its delegate shall take all necessary steps to make sure that optional forms of distribution applicable to the assets to be transferred remain applicable to the transferred assets after the transfer.  Also, the Administrator or its delegate must only make such a transfer if it reasonably concludes that amounts subject to the distribution limitation of Section 401(k) of the Code will continue to be subject to those limitations (an exception applies in the case of an elective transfer described in Treasury Regulation Section 1.411(d)-4, Q&A-3(b)(1) which could have been distributed, other than for Hardship, at the time of the transfer).  Transfers may be made to a plan established by a withdrawing Employer as a continuance of the Plan.

The Toro Company Retirement Plan for Office and Hourly Employees has been terminated and will have excess assets after all distributions provided for under that plan have been made.  That plan provides for transfer of those excess assets to the Plan.  The Administrator shall cause those assets to be accepted by the Trustee of the Trust on behalf of the Trust.  Those assets shall be treated as if they were Investment Fund Contributions for 2012, except that they won’t be allocated under the provisions of Section 5.1(b) and they will be 100% Vested.  They will be allocated to each individual who is a Qualified Employee of Toro for 2012 in proportion to the ratio of the Qualified Employee’s Compensation from Toro for 2012 over the aggregate Compensation from Toro for 2012 of all such Qualified Employees.

Section 14.4.  Leased Employees.  Any “leased employee” shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the “leasing organization” which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.  The preceding sentence shall not apply to any leased employee if

(a)                                 such Employee is covered by a money purchase plan providing:

(1)                                 a nonintegrated Employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from such Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h), or Section 403(b) of the Code,

(2)                                 immediate participation, and

(3)                                 full and immediate vesting; and

(b)                                 leased employees do not constitute more than 20 percent of the recipient’s non-highly compensable workforce.

For purposes of this paragraph, the term “leased employee” means any person who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient Employer.  A leased employee shall not be eligible to become a Covered Employee.

Section 14.5.  Delegation of Authority.

(a)                                 Whenever Toro, under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by the Chief Executive Officer of Toro or such officer’s delegate.  Such delegate shall include at least Toro’s Chief Financial Officer, its General

Counsel and its Vice President of Human Resources and any member of the Company’s Management Investment Committee.

(b)                                 The Chief Executive Officer of Toro has been given certain powers under this Plan.  In the discretion of such officer, such officer may delegate a portion or all of any of such powers to an Employee or Employees or a committee of Employees of Toro.  Any person needing evidence of that delegation of authority may request and shall be furnished with a copy of a certificate executed by the Chief Executive Officer of Toro designating the person or persons who have been delegated such authority.

Section 14.6.  Restatement Effective Upon Receipt of Determination Letter.

(a)                                 This restatement shall not become effective as to Toro unless the Internal Revenue Service issues determinations or rulings (1) which are acceptable to Toro or (2) which are to the effect that the Plan meets the requirements of Section 401(a) of the Code of 1986 and that the Trust is exempt under Section 501(a) of the Code of 1986; and, if such determinations or rulings are issued, this restatement shall become effective as of the Effective Date of this Restatement.  Pending receipt of such determinations or rulings by the Internal Revenue Service, Toro, its officers and the Trustee are hereby authorized to proceed as if this restatement had become effective on the Effective Date of this Restatement and none of them shall be subject to any liability in doing so if this restatement does not become effective, and no Employee or former Employee or such individual’s Beneficiary shall acquire any additional rights because of such action if this restatement does not become effective.

(b)                                 If the Plan does not receive rulings which are acceptable to Toro, or which are to the effect that the Plan is initially qualified under said sections of said Code, Toro may, within one year of receiving a final denial of such initial qualification (including a final resolution of such denial through all appeals procedures), rescind this restatement or terminate the Plan or both.  Within said period and to the extent permitted under applicable law, Toro may direct the Trustee to return all contributions received during the period the Plan is not initially qualified to the persons from whom received, together with such adjustments so as to reflect, pro rata, the increases and decreases allocable to all such contributions.

Section 14.7.  USERRA and Section 414(u) of the Code.

(a)                                 Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Internal Revenue Code.  This provision is effective with respect to reemployments initiated 60 days or more after the October 13, 1994, enactment date of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), that is, reemployments initiated on or after December 12, 1994.  Further, effective for deaths occurring on or after January 1, 2007, in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits that would have been provided under the Plan (other than additional contributions) had the Participant resumed employment with a Participating Employer and then immediately terminated employment on account of death.

(b)                                 For purposes of this section, and in accordance with Section 414(u) of the Code, if an Employee is reemployed under USERRA, the Employee shall be treated as not having incurred a Break in Service because of the period of military service and the Employee’s military service is treated as service with the Employer for vesting and benefit accrual purposes.  In addition, effective on and after January 1, 2011, in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), contribution and service credit with respect to that qualified military service shall be provided, consistent with Section 414(u)(9) of the Code, as if the Participant had resumed employment with a Participating Employer in accordance with the Participant’s reemployment rights on the day before the Participant’s death.

(c)                                  In accordance with Section 414(u) of the Code, an Employee is treated as receiving compensation from the Employer during the period of military service equal to the compensation the Employee otherwise would have received from the Employer during that period, or, if the compensation the Employee otherwise would have received is not reasonably certain, the Employee’s average compensation from the Employer during the period immediately preceding the period of military service.  For purposes of such Section 414(u), USERRA is not treated as requiring the crediting of earnings to an Employee with respect to any contribution before the contribution is actually made or requiring any allocation of forfeitures to the Employee for the period of military service.  Further, effective on and after January 1, 2009, if a Participant receives a differential wage payment as defined in Section 3401(h)(2) from a Participating Employer during the time of such military service, the Participant shall be treated as an Employee of the Participating Employer, the differential wage payment shall be treated as Compensation, and the Plan shall not be treated as failing to meet the requirement of any provision described in Section 414(u)(1)(C) of the Code by reason of any contribution or benefit that is based on the differential wage payment; however, prior to January 1, 2011, a differential wage payment shall be treated as Compensation only for purposes of the limits on annual additions described in Section 5.3.  Effective on and after January 1, 2011, notwithstanding the prior sentence and for purposes of Section 7.3(f)(1) and the distribution provisions of the Plan relating to an Account attributable to 401(k) Contributions, a Participant shall be treated as having incurred a severance from employment during any period the Participant is performing service in the uniformed services as described in Section 3401(h)(2)(A) of the Code for purposes of an election to receive a distribution of 401(k) Contributions made by such Participant, which shall be permitted by the Plan.  Also, if such a Participant elects to receive a distribution by reason of such severance from employment, the Participant may not make a 401(k) Contribution during the six (6) month period beginning on the date of such distribution.  Such limitation shall not apply if the Participant receives a distribution on account of an actual severance from employment.

(d)                                 As permitted by Section 7.3(f), a Participant who is by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period may on or after the first day of and during that period elect to receive distribution from an Account attributable to Before Tax Contributions (such a distribution is referred to in the Code as a “qualified reservist distribution”).  If a Participant receives a distribution that is a qualified reservist distribution and also would have been permitted to receive a distribution because of a deemed severance of employment described in Section 14.7(c), then the distribution will be treated as a qualified reservist distribution and the limitations described in Section 14.7(c) will not apply to the Participant.

Section 14.8.  Merger with Exmark Manufacturing Company, Inc. 401(k) Profit Sharing Plan.

(a)                                 Effective as of September 2, 2003, the Exmark Manufacturing Company, Inc. 401(k) Profit Sharing Plan (the “Exmark Plan”) is merged with and into the Plan, provided that the Exmark Plan is amended to accomplish that merger as of the same date.  On and after September 2, 2003, subject to the special provisions in this Section 14.8, the terms of the Plan shall apply to the accounts (referred to as “Exmark Accounts”) established for receipt of assets transferred from the Exmark Plan into the Plan as part of the merger, and to those individuals who were participants in the Exmark Plan that become Participants in the Plan as of September 2, 2003.

(b)                                 Exception:  Beneficiary for Exmark Accounts.  The Beneficiary for a Participant’s Exmark Account shall be the beneficiary as designated in the Exmark Plan as of September 1, 2003, until the first revocation or change of Beneficiary is made by the Participant in accordance with the rules adopted by the Administrator for the Plan.  Upon such a revocation or change of Beneficiary, the Beneficiary of all of a Participant’s Accounts, including the Participant’s Exmark Accounts, shall be the Beneficiary as determined under the Plan.

(c)                                  Exception:  Toro Investment Fund Contributions.  Each individual who was a participant in the Exmark Plan as of September 1, 2003 who becomes a Participant in the Plan as of September 2, 2003, and who is a Qualified Employee shall be eligible for allocations of Toro Investment Fund Contributions with respect to Compensation paid on or after September 2, 2003.

(d)                                 Exception:  ESOP Contributions.  Each individual who was a participant in the Exmark Plan as of September 1, 2003 who becomes a Participant in the Plan as of September 2, 2003, and who is a Qualified Employee shall be eligible for allocations of ESOP Contributions with respect to Compensation paid on or after September 2, 2003.

(e)                                  Exception:  401(k) Contributions.  Each individual who was a participant in the Exmark Plan as of September 1, 2003 and who becomes a Participant in the Plan as of September 2, 2003 shall be deemed to have elected to make 401(k) Contributions to the Plan in the same amount as per the deferral contribution election in effect under the Exmark Plan as of September 1, 2003, until such participant otherwise modifies his or her contribution percentage/amount pursuant to Section 4.3.

(f)                                   Exception:  Matching Contributions.  Each individual who was a participant in the Exmark Plan as of September 1, 2003, who becomes a Participant in the Plan as of September 2, 2003, and who has completed one year of Eligibility Service shall be eligible for allocations of Matching Contributions effective as of September 2, 2003 with respect to the Participant’s 401(k) Contributions made on or after that date.

(g)                                  Exception:  Vesting of Exmark Accounts.

(1)                                 Each Participant will be 100% Vested in his or her Exmark Accounts attributable to elective deferrals and rollover contributions.

(2)                                 Each Participant will be Vested in his or her Exmark Accounts attributable to matching contributions and nonelective contributions (profit sharing contributions) in accordance with the schedule as described in Section 6.3(b).

(h)                                 Exception:  Withdrawal of Contributions for Exmark Accounts.

(1)                                 Each Participant may request and receive a distribution of a portion or all of the Participant’s Exmark Accounts upon attaining age 59½.

(2)                                 Each Participant may request and receive a distribution of a portion or all of the Participant’s Exmark Accounts related to rollover contributions at any time.

(i)                                     Exception:  Plan Loans of Participants.  Each individual who was a participant in the Exmark Plan as of September 1, 2003 and who had a plan loan outstanding that was transferred to the Plan as part of the merger of the Exmark Plan and the Plan shall continue to have such plan loan remain outstanding in accordance with its existing terms.  Such plan loans shall continue to be administered in accordance with the terms of the promissory note and plan loan policy in effect immediately before the merger of the Exmark Plan and the Plan.  Such Participants must agree to repay all loans by payroll deductions, and any such agreements for payroll deductions between the individual and the Exmark Plan will continue in force for purposes of the repayment of the plan loan to the Plan.  All plan loan repayments will be allocated to the appropriate Exmark Account.

Section 14.9.  Merger with Rain Master Irrigation Systems, Inc. 401(k) Profit Sharing Plan.

(a)                                 Effective as of April 1, 2008, the Rain Master Irrigation Systems, Inc. 401(k) Profit Sharing Plan (the “Rain Master Plan”) is merged with and into the Plan, provided that the Rain Master Plan is amended to accomplish that merger as of the same date.  On and after April 1, 2008, subject to the special provisions in this Section 14.9, the terms of the Plan shall apply to the accounts (referred to as “Rain Master Accounts”) established for receipt of assets transferred from the Rain Master Plan into the Plan as part of the merger, and to those individuals who were participants in the Rain Master Plan that became Participants in the Plan as of January 2, 2008.

(b)                                 Notwithstanding other provisions of the Plan, each Participant may request and receive a distribution of a portion or all of the Participant’s Rain Master Accounts upon attaining age 59½.

Section 14.10.  Merger with Hahn Equipment Co. Savings Plan for Union Employees.  Effective as of April 1, 2008, the Hahn Equipment Co. Savings Plan for Union Employees (the “Hahn Plan”) is merged with and into the Plan, provided that the Hahn Plan is amended to accomplish that merger as of the same date.  On and after April 1, 2008, the terms of the Plan shall apply to the accounts (referred to as “Hahn Accounts”) established for receipt of assets transferred from the Hahn Plan into the Plan as part of the merger, and to those individuals who were participants in the Hahn Plan that became Participants in the Plan as of April 1, 2008.

Section 14.11.  One-time Non-Elective Contribution for Benefit of Employees of Rain Master Irrigation Systems, Inc.

(a)                                 The Rain Master Irrigation Systems, Inc. 401(k) Profit Sharing Plan (the “Rain Master Plan”) was merged into this Plan in 2008.  The Rain Master Plan provided for contributions by Rain Master Irrigation Systems, Inc. (“Rain Master”) and for allocations as of the end of a plan year under that plan, including allocations for 2007.  In order to implement a determination made in 2007 by Rain Master to make a contribution for 2007, Rain Master shall make a non-elective employer contribution (i.e., profit sharing contribution) into the Plan that shall be allocated to Rain Master Plan participants described in Subsection (b) below as of December 31, 2007 for the Plan Year ending on that date.  The contribution shall be made by the date required by Regulations under Section 415 of the Code in order to be allocated as of that date (by 30 days after the date for filing the corporate tax return with extensions for the tax year in which 2007 ends).  The amount of the contribution shall be determined pursuant to Section 7.9 of the Stock Purchase Agreement dated August 16, 2007 by and among The Toro Company, James Sieminski and John Torosian.

(b)                                 Such contribution shall be allocated among the individuals who meet the following requirements:

(1)                                 The individual must have been a Rain Master Employee who was eligible to be credited with a non-elective contribution under the Rain Master Irrigation Systems, Inc. 401(k) Profit Sharing Plan (the “Rain Master Plan”) for 2007.

(2)                                 The individual must have completed one year of service (1,000 hours of service) during 2007 under the terms of the Rain Master Plan.  However, Rain Master Employees who terminated employment in 2007 because of death, total and permanent disability, or early or normal retirement (all those terms shall have the meaning given them under the Rain Master Plan) shall not have to meet that requirement.

(c)                                  Such contribution shall be allocated proportionately among those individuals based on the fraction that each such individual’s Compensation earned in 2007 (subject to Code § 401(a)(17)(B) limits in effect for 2007) bears to the total of such Compensation earned by those individuals in 2007.  An individual’s allocation shall be made to an Account for the individual selected by the Administrator.

(d)                                 Such allocation shall be fully Vested and treated for distribution and other purposes like other Accounts that are fully Vested under the terms of the Plan.

Section 14.12.  Corrective Contributions.  A Participating Employer may make corrective contributions to the Plan under correction procedures described in Rev. Proc 2013-12 (or its successors) and those contributions shall be allocated to the Accounts of Participants specified by the Participating Employer.  Corrective contributions that replace missed 401(k) Contributions shall be referred to as “qualified nonelective contributions” and any such corrective contributions that are allocated to the Account of a Participant shall be allocated to the Qualified Nonelective Contributions Account of that Participant.  Corrective contributions that replace missed Matching Contributions shall be referred to as “corrective employer nonelective contributions” and any such contributions that are allocated to the Account of a Participant shall be allocated to the Employer Contributions Account of the Participant.  Corrective contributions that replace missed Toro Investment Fund Contributions and are allocated to the Account of a Participant shall also be allocated to the Employer Contributions Account of the Participant.  Other corrective contributions that replace missed contributions and are allocated to the Account of a Participant shall be allocated to an Account of the Participant selected by the Participant’s Participating Employer.

Section 14.13.  General Corrections.  In addition to corrective contributions described in Section 14.12 and any other corrections described in the Plan that are permitted by Rev. Proc. 2013-12 (or its successors), Toro may cause corrections to be made with respect to Plan operations, including but not limited to corrective allocations and distributions (deemed or actual), that are consistent with Rev. Proc. 2013-12 (or its successors).

IN WITNESS WHEREOF, The Toro Company has caused its name to be hereto subscribed by its Vice President, Human Resources on this 21st day of December, 2016.

THE TORO COMPANY

By	/s/ Amy E. Dahl

Its	Vice President, Human Resources

APPENDIX A

DECLARATION OF TRUST

THE TORO COMPANY
INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
(2016 RESTATEMENT)

The following list of pooled or collective funds is provided by the Chief Executive Officer of The Toro Company or such officer’s delegate pursuant to and for the purposes described in Section 9.4(c) of The Toro Company Investment, Savings and Employee Stock Ownership Plan.

•        Vanguard Target Retirement Income Trust II

•        Vanguard Target Retirement 2015 Trust II

•        Vanguard Target Retirement 2020 Trust II

•        Vanguard Target Retirement 2025 Trust II

•        Vanguard Target Retirement 2030 Trust II

•        Vanguard Target Retirement 2035 Trust II

•        Vanguard Target Retirement 2040 Trust II

•        Vanguard Target Retirement 2045 Trust II

•        Vanguard Target Retirement 2050 Trust II

•        Vanguard Target Retirement 2055 Trust II

•        Vanguard Target Retirement 2060 Trust II

•        Wells Fargo Stable Return Fund

•        BlackRock US Debt T

IN WITNESS WHEREOF, The Toro Company has hereunto subscribed its name on this 21st day of December, 2016.

THE TORO COMPANY

By	/s/ Amy E. Dahl

Its	Vice President, Human Resources

A-1

THE TORO COMPANY INVESTMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

EXHIBIT A

PARTICIPATION AND RECOGNITION OF OTHER SERVICE

Acquisitions

Employees who were employed by an acquired entity listed below immediately before such entity was acquired by a Participating Employer or Related Employer (either through purchase, merger, consolidation, other means of acquisition, or leasing assets), and who were immediately employed by a Participating Employer thereafter as a result of such acquisition are eligible to participate in the Plan subject to any conditions indicated below.

All service with an acquired entity listed below is recognized for purposes of determining Eligibility Service and Vesting Service with respect to an Employee who was employed by an acquired entity listed below immediately before such entity was acquired by a Participating Employer or Related Employer (either through purchase, merger, consolidation, other means of acquisition, or leasing assets), and who was immediately employed by a Participating Employer thereafter as a result of such acquisition, except as otherwise indicated below.  Such service with the acquired entity will be determined only to the extent that adequate information is provided to the Participating Employer or Plan Administrator by the acquired entity or Employee to verify the performance of such service.

Acquired Entity	Location	Eligibility Date (mm/dd/yr)	Prior Company Vesting Service Recognized (Y/N)	Approximate Acquisition or Transaction Date (mm/dd/yr)	Special Conditions

A-1